GLOBAL ATLANTIC FINANCIAL GROUP LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Report of Independent Auditors
To the Board of Directors of
Global Atlantic Financial Group Limited

We have audited the accompanying consolidated financial statements of Global Atlantic Financial Group Limited and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, of comprehensive income (loss), of redeemable non-controlling interests and equity and of cash flows for the years then ended.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Atlantic Financial Group Limited and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
February 26, 2021

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500 Boston, MA 02210
T: 617 530 500

Global Atlantic Financial Group Limited Consolidated Balance Sheets

As of December 31,	2020	2019
($ in millions, except share data)
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (amortized cost: $55,576 and $46,626, respectively; variable interest entities: $2,316 and $1,236, respectively; and related party: $368 and $179, respectively)	$61,154	$49,765
Fixed maturity securities, trading, at fair value (amortized cost: $11,025 and $922, respectively)	11,193	984
Equity securities at fair value (cost: $51 and $54, respectively)	95	58
Mortgage and other loan receivables (portion at fair value: $842 and $259, respectively; variable interest entities: $2,894 and $1,044, respectively; and related party: $558 and $238, respectively)	15,479	13,506
Policy loans	696	711
Derivative assets	968	823
Funds withheld receivable at interest (portion at fair value: $407 and $389, respectively; related party: $35 and $27, respectively)	2,446	2,428
Other investments (portion at fair value: $558 and $537, respectively; variable interest entities: $5,732 and $5,097, respectively; and related party: $140 and $145, respectively)	6,478	5,847
Total investments	98,509	74,122
Cash and cash equivalents (variable interest entities: $417 and $191, respectively)	3,192	2,465
Accrued investment income (variable interest entities: $58 and $41, respectively)	709	544
Reinsurance recoverable (portion at fair value: $1,355 and $1,316, respectively; related party: $11 and $2, respectively)	15,140	4,189
Deferred policy acquisition costs	1,567	1,704
Value of business acquired	280	424
Other assets (variable interest entities: $201 and $62, respectively)	912	602
Separate account assets	5,459	5,504
Total assets	$125,768	$89,554
		(continued)
See accompanying notes to the consolidated financial statements
CONFIDENTIAL

Global Atlantic Financial Group Limited Consolidated Balance Sheets

As of December 31,	2020	2019
($ in millions, except share data)
Liabilities
Policyholder liabilities:
Future policyholder benefits (portion at fair value: $1,300 and $1,259, respectively; related party: $2,397 and $2,489, respectively)	$13,858	$5,744
Outstanding claims (portion at fair value: $20 and $17, respectively)	266	195
Contractholder deposit funds and other policyholder liabilities (portion at fair value: $3,275 and $2,767, respectively; related party: $4,485 and $4,911, respectively)	79,817	66,305
Total policyholder liabilities	93,941	72,244
Debt	1,421	1,105
Tax payable to former parent company	87	90
Collateral on derivative instruments	758	724
Funds withheld payable at interest (portion at fair value: $132 and $61, respectively)	13,636	2,144
Securities sold under agreements to repurchase	301	—
Accrued expenses and other liabilities (portion at fair value: $85 and $79, respectively; variable interest entities: $345 and $181, respectively; and related party: $17 and $19, respectively)	1,731	1,188
Reinsurance liabilities (portion at fair value: $– and $5, respectively; related party: $49 and $71, respectively)	260	304
Separate account liabilities	5,459	5,504
Total liabilities	$117,594	$83,303

Commitments and contingencies (Note 19)

Redeemable non-controlling interests (Note 14)	$91	$94

Equity
Common stock, $0.01 par value, 500,000,010 shares authorized, 146,167,124 and 145,636,255 shares issued and 143,279,126 and 142,972,346 shares outstanding, respectively (net of 2,887,998 and 2,663,909 treasury shares, respectively)	$1	$1
Additional paid-in capital	1,542	1,529
Retained earnings	3,087	2,578
Accumulated other comprehensive income (loss)	3,315	1,911
Total shareholders’ equity	7,945	6,019
Non-controlling interests	138	138
Total equity	8,083	6,157
Total liabilities, redeemable non-controlling interests and equity	$125,768	$89,554
See accompanying notes to the consolidated financial statements
CONFIDENTIAL

Global Atlantic Financial Group Limited Consolidated Statements of Income

For the years ended December 31,	2020	2019
($ in millions)
Revenues
Premiums (related party: $32 and $37, respectively)	$2,900	$1,292
Policy fees (related party: $15 and $16, respectively)	1,233	1,223
Net investment income (related party investment income: $56 and $32, respectively; related party investment expense: $16 and $13, respectively)	3,109	2,923
Net investment gains:
Other-than-temporary impairment on available-for-sale fixed maturity securities	(42)	—
Net investment gains (related party: $1 and $(2), respectively)	213	576
Total net investment gains	171	576
Other income	59	58
Total revenues	7,472	6,072

Benefits and expenses
Policy benefits and claims (related party: $259 and $298, respectively)	6,075	4,521
Amortization of policy acquisition costs	268	287
Interest expense	68	67
Insurance expenses (related party: $6 and $7, respectively)	200	106
General and administrative expenses (related party: $9 and $10, respectively)	507	488
Total benefits and expenses	7,118	5,469
Income before income taxes	354	603
Income tax (benefit) expense	(45)	39
Net income	399	564
Less: net loss attributable to non-controlling interests and redeemable non-controlling interests	(110)	(69)
Net income attributable to Global Atlantic Financial Group Limited shareholders	$509	$633

See accompanying notes to the consolidated financial statements
CONFIDENTIAL

Global Atlantic Financial Group Limited Consolidated Statements of Comprehensive Income (Loss)

For the years ended December 31,	2020	2019
($ in millions)

Net income	$399	$564
Other comprehensive income, before tax:
Unrealized gains on securities and other investments for the period	2,609	3,220
Reclassification adjustment for gains on hedging instruments reclassified to available-for-sale securities and other instruments	16	—
Less: reclassification adjustment for gains included in net income	139	89
Unrealized gains on available-for-sale securities and other investments	2,486	3,131
Unrealized gains (losses) on hedging instruments	18	(2)
Less: reclassification adjustment for gains on hedging instruments reclassified to available-for-sale securities and other instruments	16	—
Unrealized gains on hedging instruments	2	(2)
Net effect of unrealized losses on policyholder balances	(764)	(714)
Unrealized gains (losses) on pension plans	(1)	—
Other comprehensive income, before tax	1,723	2,415
Income tax expense related to other comprehensive loss	(318)	(446)
Other comprehensive income before non-controlling interests and redeemable non-controlling interests, net of tax	1,405	1,969
Comprehensive income	1,804	2,533
Less: total comprehensive loss attributable to non-controlling interests and redeemable non-controlling interests:
Net loss	(110)	(69)
Other comprehensive income	1	1
Total comprehensive loss attributable to non-controlling interests and redeemable non-controlling interests	(109)	(68)
Comprehensive income attributable to Global Atlantic Financial Group Limited shareholders	$1,913	$2,601
See accompanying notes to the consolidated financial statements
CONFIDENTIAL

Global Atlantic Financial Group Limited Consolidated Statements of Redeemable Non-Controlling Interests and Equity

	Redeemable non-controlling interests	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive (loss) income	Total shareholders’ equity	Non-controlling interests	Total equity
($ in millions)
Balance as of December 31, 2018	$—	$1	$1,571	$1,945	$(57)	$3,460	$72	$3,532

Net income	(21)	—	—	633	—	633	(48)	585
Other comprehensive income	—	—	—	—	1,968	1,968	1	1,969
Equity-based compensation	—	—	16	—	—	16	—	16
Repurchase of common stock	—	—	(58)	—	—	(58)	—	(58)
Capital contributions and other activity from non-controlling interests and redeemable non-controlling interests	103	—	—	—	—	—	—	—
Distributions to non-controlling interests and redeemable non-controlling interests	(2)	—	—	—	—	—	(7)	(7)
Change in equity of non-controlling interests and redeemable non-controlling interests	14	—	—	—	—	—	120	120
Balance as of December 31, 2019	94	1	1,529	2,578	1,911	6,019	138	6,157

Net income	—	—	—	509	—	509	(110)	399
Other comprehensive income	—	—	—	—	1,404	1,404	1	1,405
Equity-based compensation	—	—	18	—	—	18	—	18
Repurchase of common stock	—	—	(5)	—	—	(5)	—	(5)
Capital contributions and other activity from non-controlling interests and redeemable non-controlling interests	—	—	—	—	—	—	116	116
Distributions to non-controlling interests and redeemable non-controlling interests	(3)	—	—	—	—	—	(12)	(12)
Change in equity of non-controlling interests and redeemable non-controlling interests	—	—	—	—	—	—	5	5
Balance as of December 31, 2020	$91	$1	$1,542	$3,087	$3,315	$7,945	$138	$8,083

See accompanying notes to the consolidated financial statements
CONFIDENTIAL

Global Atlantic Financial Group Limited Consolidated Statements of Cash Flows

For the years ended December 31,	2020	2019
($ in millions)
Cash flows from operating activities
Net income	$399	$564
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net investment (gains) losses (related party: $5 and $4, respectively)	221	356
Net accretion and amortization (related party: $– and $2, respectively)	57	85
Interest credited to policyholder account balances less policy fees	1,599	1,353
Deferred income tax benefit	(168)	(61)
Changes in operating assets and liabilities:
Reinsurance transactions and acquisitions, net of cash provided (used) (related party: $– and $–, respectively)	1,750	527
Change in premiums, notes receivable and reinsurance recoverable, net of reinsurance premiums payable	(57)	(15)
Change in deferred policy acquisition costs	(422)	(525)
Change in policyholder liabilities and accruals, net	475	415
Other operating activities, net (related party: $2 and $(1), respectively)	260	(152)
Net cash provided by operating activities	$4,114	$2,547

Cash flows from investing activities
Proceeds from disposals of available-for-sale fixed maturity securities	13,721	13,424
Proceeds from maturities of available-for-sale fixed maturity securities	552	748
Proceeds from disposals of trading fixed maturity securities	1,806	662
Proceeds from disposals of equity securities	5	1,077
Proceeds from mortgage and other loan receivables sold, matured or collected (related party: $4 and $155, respectively)	4,232	4,088
Proceeds from disposals of other investments (related party: $197 and $3, respectively)	2,640	882
Purchase of available-for-sale fixed maturity securities	(18,246)	(15,470)
Purchase of trading fixed maturity securities	(2,506)	(713)
Purchase of equity securities	—	(959)
Purchase of mortgage and other loan receivables (related party: $321 and $282, respectively)	(6,320)	(7,440)
Purchase of other investments (related party: $364 and $820, respectively)	(3,074)	(1,564)
Other investing activities, net	(27)	6
Net cash used in investing activities	$(7,217)	$(5,259)
		(continued)
See accompanying notes to the consolidated financial statements
CONFIDENTIAL

Global Atlantic Financial Group Limited Consolidated Statements of Cash Flows

For the years ended December 31,	2020	2019
($ in millions)
Cash flows from financing activities
Settlement of repurchase agreements	$(3,519)	$(1,040)
Proceeds from issuance of repurchase agreements	3,820	1,040
Reinsurance transactions, net of cash provided (used) (related party: $– and $–, respectively)	760	370
Additions to contractholder deposit funds	10,508	12,316
Withdrawals from contractholder deposit funds	(8,034)	(8,902)
Issuance of long-term debt	270	—
Capital contributions from non-controlling interests and redeemable non-controlling interests	116	103
Other financing activities, net	(32)	131
Net cash provided by financing activities	$3,889	$4,018

Net change in cash, cash equivalents and restricted cash	786	1,306

Cash, cash equivalents and restricted cash, beginning of period	2,646	1,340
Cash, cash equivalents and restricted cash, end of period	$3,432	$2,646

Supplemental cash flow information

Cash and cash equivalents per consolidated balance sheets	$3,192	$2,465
Restricted cash included in other assets per consolidated balance sheets	240	181
Total cash, cash equivalents and restricted cash	$3,432	$2,646

Cash paid for interest	$70	$61
Income taxes paid	189	193

Non-cash transactions
Available-for-sale fixed maturity securities acquired through reinsurance agreements	$4,939	$3,035
Trading fixed maturity securities acquired through reinsurance agreements	9,395	—
Policyholder liabilities and accruals acquired through reinsurance agreements - future policy benefits	8,185	1,159
Contractholder deposit funds acquired through reinsurance agreements	8,428	2,931
See accompanying notes to the consolidated financial statements
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

1.    Nature of business
Global Atlantic Financial Group Limited, a Bermuda company, (together with its subsidiaries, the “Company,” “Global Atlantic,” we, our, or us) is a leading United States, or “U.S.,” retirement and life insurance company focused on delivering meaningful long-term value for our customers and shareholders.
The Company is an insurance and reinsurance company that provides retirement and life insurance products, and reinsurance solutions through its subsidiaries. The Company’s retirement products principally include fixed-rate annuities, fixed-indexed annuities, annuity flow and block reinsurance, and pension risk transfer reinsurance. The Company’s life products principally include indexed universal life, preneed life and life block and flow reinsurance.
KKR acquisition of Global Atlantic Financial Group Limited
On February 1, 2021, KKR & Co. Inc., or together with its subsidiaries, “KKR,” completed the acquisition of Global Atlantic Financial Group Limited, or “GAFG,” by Magnolia Parent LLC (“Magnolia”), a KKR subsidiary, as contemplated by the Agreement and Plan of Merger, dated July 7, 2020 (as amended, the “Merger Agreement”), by and among GAFG, Global Atlantic Financial Life Limited, or “GAFLL,” Magnolia, Magnolia Merger Sub Limited (“Merger Sub”), LAMC LP, and Goldman Sachs & Co. LLC, solely in its capacity as the equity representative. The total purchase price for the transaction was $4.7 billion, subject to certain post-closing purchase price adjustments as provided in the Merger Agreement. See Note 20—“Subsequent events” for additional information.
Coronavirus Disease 2019 and related matters
On March 11, 2020, the World Health Organization declared the novel strain of coronavirus, or “COVID-19”, a global pandemic and recommended containment and mitigation measures worldwide. In the U.S., such measures entailed, amongst other things, widespread shelter-in-place regulations and shuttering of non-essential business. As a result, since early March, the COVID-19 pandemic has caused economic and social disruption on an unprecedented scale, including record levels of unemployment.
As of December 31, 2020, the Company has not experienced significant disruptions to its business, its ability to serve its customers, or its financial condition as a result of COVID-19. The ongoing impact to the Company’s business, results of operations and financial condition, outside of the matters disclosed within these financial statements, are highly uncertain and difficult to predict, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.
Federal, State, and local governments and governmental agencies have taken several actions attempting to cushion the economic fallout. These include the Coronavirus Aid, Relief, and Economic Security Act, or “CARES Act,” signed into law at the end of March 2020, and the Consolidated Appropriations Act, approved December 27, 2020. Please refer to Note 2 —“Basis of presentation and significant accounting policies and practices” to our consolidated financial statements for additional information on regulations impacting the Company under the CARES Act.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

2.    Basis of presentation and significant accounting policies and practices
Basis of presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or “U.S. GAAP.” The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of any contingent assets and liabilities as of the date of the consolidated financial statements, and the amounts of revenues and expenses recognized during the reporting period. Amounts based on such estimates involve numerous assumptions subject to varying and potentially significant degrees of judgment and uncertainty, particularly related to the future performance of the underlying business. Actual experience could materially differ from these estimates and assumptions.
The most significant estimates are those used in determining valuation of policyholder liabilities, valuation of embedded derivatives, valuation and impairment of investments, amortization of deferred revenues and expenses, and income taxes.
The Company previously completed a conversion to a new life insurance administration system. In a limited number of cases, as a result of the conversion, the Company is using estimates for certain policyholder balances recorded in the consolidated financial statements. Any variances to the estimates will be recorded in future periods if estimates are revised or no longer utilized.
The consolidated financial statements include the results of operations and financial position of the Company and all other entities in which the Company has a controlling financial interest. All material intercompany accounts and transactions have been eliminated in consolidation.
We are involved in certain entities that are considered variable interest entities, or “VIEs,” as defined under U.S. GAAP. Our involvement with VIEs is primarily to invest in assets that allow us to gain exposure to a broadly diversified portfolio of asset classes. A VIE is an entity that does not have sufficient equity to finance its own activities without additional financial support or where investors lack certain characteristics of a controlling financial interest. We assess our relationships to determine if we have the ability to direct the activities, or otherwise exert control to evaluate if we are the primary beneficiary of the VIE.
Significant accounting policies and practices
The following are the Company’s significant accounting policies with references to notes providing additional information on such policies:

Accounting policy	Note
Investments	3, 4, and 5
Investment impairment	3 and 5
Variable interest entities	3 and 5
Derivative instruments	4, 5, and 7
Policyholder liabilities	5 and 7
Deferred policy acquisition costs	6
Value of business acquired	6
Unearned revenue reserves and unearned front-end loads	6
Closed blocks	8
Reinsurance	9
Debt	10
Equity-based compensation	15
Income taxes	16
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Investments
In the normal course of business, the Company enters into transactions involving various types of investments.
Investments include the following: U.S. government and agency obligations; commercial mortgage-backed securities, or “CMBS,” residential mortgage-backed securities, or “RMBS,” collateralized loan obligations, or “CLOs,” and all other structured securities (consisting primarily of asset-backed securities, or “ABS,” and collateralized bond obligations, or “CBOs,”) or together, “structured securities;” corporate bonds; state and political subdivision obligations; foreign government obligations; equity securities; mortgage and other loan receivables; policy loans; and other non-derivative investments. Investments are recorded on a trade-date basis.
Available-for-sale fixed maturity securities
The Company primarily accounts for its fixed maturity securities (including bonds, structured securities and redeemable preferred stock) as available-for-sale, or “AFS.” AFS fixed maturity securities are carried at fair value, with unrealized gains and losses, net of tax, reported in accumulated other comprehensive income (loss) in the consolidated balance sheets. Realized investment gains and losses are recognized on a first-in first-out basis and are reported in net investment gains in the consolidated statements of income. The amortized cost of fixed maturity securities is adjusted for other-than-temporary impairment, or “OTTI,” amortization of premiums and accretion of discounts. Such amortization and accretion is calculated using the effective yield method and included in net investment income in the consolidated statements of income. For structured securities, the Company recognizes interest income using a constant effective yield based on estimated cash flows generated from internal models utilizing interest rate, default and prepayment assumptions. Effective yields for structured securities that are not of high credit quality are recalculated and adjusted prospectively based on changes in expected undiscounted future cash flows. For structured securities that are of high credit quality, effective yields are recalculated based on payments received and updated prepayment expectations, and amortized cost is adjusted to the amount that would have existed had the new effective yield been applied since acquisition with a corresponding charge or credit to net investment income. Prepayment fees are recorded when earned in net investment income in the consolidated statements of income.
Purchased credit impaired securities
The Company purchases certain RMBS that have experienced deterioration in credit quality since their issuance, but that the Company expects to have future cash flows in excess of the recorded investment in the securities. The Company has concluded at acquisition that it is probable that we will not collect all contractually required payments for these purchased credit impaired, or “PCI,” securities, including both principal and interest. At acquisition, the timing and amount of the undiscounted future cash flows expected to be received on each PCI security is determined based on our best estimate using key assumptions, such as interest rates, default rates and prepayment speeds. At acquisition, the difference between the undiscounted expected future cash flows of the PCI securities and the recorded investment in the securities represents the initial accretable yield, which is recognized in net investment income in the consolidated statements of income over their remaining lives on an effective yield basis. Additionally, the difference between the contractually required payments on the PCI securities and the undiscounted expected future cash flows represents the non-accretable difference at acquisition. The accretable yield and the non-accretable difference will change over time, based on actual payments received and changes in estimates of undiscounted expected future cash flows, which are discussed further below.
On a quarterly basis, the undiscounted expected future cash flows associated with PCI securities are re-evaluated based on updates to key assumptions. Declines in undiscounted expected future cash flows due to further credit deterioration as well as changes in the expected timing of the cash flows can result in the recognition of an OTTI charge, as PCI securities are subject to our policy for evaluating investments for OTTI. Changes to undiscounted expected future cash flows due solely to the changes in the
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

contractual benchmark interest rates on variable rate PCI securities will change the accretable yield prospectively. Significant increases in undiscounted expected future cash flows for reasons other than interest rate changes are recognized prospectively as adjustments to the accretable yield.
Trading fixed maturity securities
The Company accounts for certain fixed maturity securities as trading at acquisition, based on intent or via the election of the fair value option. Trading securities are carried at fair value, with realized and unrealized gains and losses reported in net investment gains in the consolidated statements of income. Interest income from these securities is reported in net investment income. These trading securities, for which investment results accrue to the benefit of either contractholders or reinsurance counterparties, are primarily used to match asset and liability accounting.
Equity securities
The Company accounts for its investments in equity securities (including common stock and non-redeemable preferred stock) that do not require equity method accounting or result in consolidation, at fair value. Realized and unrealized investment gains and losses are reported in net investment gains in the consolidated statements of income.
Mortgage and other loan receivables
The Company purchases and originates mortgage and other loan receivables, and these loans are primarily carried at cost, less the allowance for loan losses and as adjusted for amortization/accretion of premiums/discounts. Loan premiums or discounts are amortized or accreted using the effective yield method. Interest income is accrued on the principal balance of each loan based on its contractual interest rate. The accrual of interest is generally suspended when the collection of interest is no longer probable or the collection of any portion of principal is doubtful. When a loan is in non-accrual status, coupon payments are generally recognized as interest income as cash is received, subject to consideration as to the overall collectibility of the loan. A loan is returned to accrual status when the Company determines that the collection of amounts due is probable.
Policy loans
Policy loans are loans policyholders take out against their life insurance policies. Each policy loan is fully collateralized by the cash surrender value of the policyholder’s life insurance policy. Policy loans are carried at unpaid principal balances. Interest income on such loans is recognized as earned using the contractually agreed upon interest rate and reflected in net investment income in the consolidated statements of income. Generally, interest is capitalized on the associated policy’s anniversary date.
Other investments
Other investments in the consolidated balance sheets include the Company’s investments in investment partnerships, for which the Company does not have voting control or power to direct activities. These investments are accounted for using the equity method of accounting unless the Company’s interest is so minor that it has virtually no influence over partnership operating or financial policies. The equity method of accounting requires that the investments be initially recorded at cost and the carrying amount of the investment subsequently be adjusted to recognize the Company’s share of the earnings and losses of the investee. Where there is a difference between the cost of the investment and the Company’s proportionate share of the equity method investee’s net assets, this basis difference is accreted to net investment income over the life of the underlying assets. In applying the equity method, the Company uses financial information provided by the investee, generally on a one to three month lag due to the timing of the receipt of related financial statements.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The income from the Company’s equity method investments is included in net investment income in the consolidated statements of income. In limited circumstances, the Company elects to apply the fair value option to investment partnerships, which are carried at fair value with unrealized gains and losses reported in net investment gains in the consolidated statements of income. The contributions to and distributions from investment partnerships are classified as investing activities within the consolidated statements of cash flows.
The Company consolidates investment partnerships and other entities when it is deemed to control or is considered the primary beneficiary of a VIE. The results of certain consolidated investment entities are reported on a one to three month lag and intervening events are evaluated for materiality and recognition by disclosure or otherwise, as appropriate.
Included in other investments are the Company’s investments in renewable energy partnerships and limited liability corporations, or “LLCs.” Respective investments are consolidated when the Company has control, or are accounted for using the equity method of accounting when the Company has the ability to exercise significant influence but not control. These investments involve tiered capital structures that facilitate a waterfall of returns and allocations to ensure the efficient use of tax credits. A conventional income statement oriented approach to the equity method of accounting, or to the recognition of non-controlling interests (when the Company is consolidating the investment), based on ownership percentages does not accurately reflect the proper allocation of income and cash flows for these investments. Instead, the Company uses the hypothetical liquidation at book value method, or “HLBV,” which is a balance sheet oriented approach to the equity method of accounting and to the recognition of non-controlling interests that allocates income and cash flows based on changes to each investor’s claim to net assets assuming a liquidation of the investee as of each reporting date, including an assessment of the likelihood of liquidation in determining the contractual provisions to utilize when applying the HLBV method.
Investments in tangible assets included in other investments in the consolidated balance sheets relate to the Company’s consolidated investments in renewable energy entities and investments in transportation assets. The income, as well as the depreciation and other expenses associated with these tangible assets is reported in net investment income in the consolidated statements of income.
Income on consolidated investments in renewable energy entities is earned from the sale of the energy generated under long-term contracts. Income on investments in transportation assets is earned from the lease of these assets. Tangible assets associated with renewable energy entities primarily comprise solar energy systems, which are depreciated on a straight-line basis over their estimated useful lives of generally 35 years. Transportation assets are primarily aircraft and railcars, which are depreciated to their estimated salvage value on a straight-line basis over their remaining useful lives. These useful lives generally range up to 25 years for aircraft and 45 years for railcars, as determined from the date of manufacture.
The Company has investments in real estate held in consolidated investment companies that account for such real estate at fair value under investment company accounting. Net rental income on the investments in real estate is recognized in net investment income and changes in the fair value of such real estate are recognized in net investment gains in the consolidated statements of income.
Investments in Federal Home Loan Bank, or “FHLB,” common stock are also included in other investments in the consolidated balance sheets and are accounted at cost.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Cash, cash equivalents and restricted cash
Cash and cash equivalents in the consolidated balance sheets include short-term highly liquid investments with a maturity of less than 90 days from the date of acquisition. Amounts included are readily convertible to known amounts of cash and are subject to an insignificant risk of change in value. Restricted cash is recognized in both cash and cash equivalents and other assets in the consolidated balance sheets and includes cash and cash equivalents that are legally or contractually restricted with respect to withdrawal or use. The Company’s restricted cash principally includes certain cash and cash equivalents held in trusts related to ceded reinsurance transactions, where the Company is not the investment manager, or held in connection with open derivative transactions.
Derivative instruments
Derivatives are instruments that derive their values from underlying asset prices, indices, foreign exchange rates, reference rates and other inputs or a combination of these factors. Derivatives may be privately negotiated contracts, which are usually referred to as over-the-counter, or “OTC,” derivatives, or they may be listed and traded on an exchange, or “exchange-traded.” The Company’s derivative instruments are primarily used to hedge certain risks, including interest rate risk and equity market risk, and to a lesser extent foreign exchange and inflation risks. Where certain criteria are met, some of these hedging arrangements may achieve hedge accounting.
Derivative instruments are generally recognized at estimated fair value in either derivative assets, funds withheld receivable at interest, funds withheld payable at interest or accrued expenses and other liabilities in the consolidated balance sheets, with changes in fair value recorded in net investment gains in the consolidated statements of income. Where certain qualifying criteria are met, some derivative instruments are designated as accounting hedges and are recognized at estimated fair value in derivative assets or accrued expenses and other liabilities in the consolidated balance sheets. For derivative instruments designated as fair value hedges, changes in fair value are recognized in the consolidated statements of income, in the same line where the hedged item is reported. For derivative instruments designated as cash flow hedges, changes in fair value are initially recognized in accumulated other comprehensive income (loss) in the consolidated balance sheets and subsequently reclassified to the consolidated statements of income, in the same line item where the hedged item is reported.
Derivative receivables and payables with a counterparty that are subject to an International Swaps and Derivatives Association Master Agreement, or “ISDA,” or other similar agreement that provides a legal right of setoff, are presented at their net amounts. Where the legal right of setoff exists, the Company also offsets the fair value of cash collateral received or posted under an ISDA, or other similar agreement with a counterparty, against the related derivative balances as appropriate.
Investment impairment
Available-for-sale fixed maturity securities
One of the significant estimates related to AFS securities is the evaluation of those investments for OTTI. The evaluation of investments for OTTI is a quantitative and qualitative quarterly process that is subject to risks and uncertainties and involves significant estimates and judgments by management. Changes in the estimates and judgments used in such analysis can have a significant impact on the Company’s consolidated statements of income.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The Company regularly reviews its AFS securities for declines in fair value that it determines to be other-than-temporary. For fixed maturity securities, the Company first considers the ability and intent to sell a security, or whether it is more-likely-than-not that it will be required to sell the security, before the recovery of its amortized cost. If the Company intends to sell an AFS fixed maturity security with an unrealized loss or it is more-likely-than-not that it will be required to sell an AFS fixed maturity security with an unrealized loss before recovery of its amortized cost basis, OTTI is recognized and the amortized cost is written down to fair value, with a corresponding charge to net investment gains in the consolidated statements of income.
The review of each AFS fixed maturity security in an unrealized loss position for OTTI includes an analysis of gross unrealized losses by severity and/or the amount of time the security has been in an unrealized loss position. An extended and severe unrealized loss position on a fixed maturity security may not be reflective of the ability of the issuer to service all scheduled principal and interest payments. Accordingly, such an unrealized loss position may not impact the recoverability of all contractual cash flows or the ability to recover an amount at least equal to the investment’s amortized cost based on the present value of the expected future cash flows to be collected. As a result, all the facts and circumstances available relevant to the duration and severity of the loss position are analyzed, including changes in market interest rates, credit issues, changes in business climate, management changes, litigation, government actions, and other similar factors that may impact the issuer’s ability to meet current and future principal and interest obligations. Indicators of credit impairment may include changes in the issuers’ credit ratings, the frequency of late payments, pricing levels, and deterioration in any, or a combination of, key financial ratios, financial statements, revenue forecasts, and cash flow projections.
Expected future cash flows for structured securities include assumptions about key systemic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral. For corporate and government bonds the recoverable value is determined using cash flow estimates that consider facts and circumstances relevant to the security and the issuer, including overall financial strength and secondary sources of repayment as well as pending restructuring or disposition of assets. Where information for such cash flow estimates is limited or deemed not reliable, fair value is considered the best estimate of the recoverable value.
For impaired AFS fixed maturity securities that the Company does not intend to sell, and will not be required to sell, the Company bifurcates the impairment into two components: credit impairment and non-credit impairment. Credit impairments are measured as the difference between the security’s cost or amortized cost and its estimated recoverable value, which is the present value of its expected future cash flows discounted at the current effective interest rate. The remaining difference between the security’s fair value and the recoverable value is the non-credit impairment. Credit impairments are charged to net investment gains in the consolidated statements of income and non-credit impairments are charged to accumulated other comprehensive income (loss) in the consolidated balance sheets.
In periods subsequent to the recognition of the credit related impairment components of OTTI on a fixed maturity investment, the Company accounts for the impaired security as if it had been purchased on the measurement date of the impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted into net investment income in the consolidated statements of income over the remaining term of the fixed maturity in a prospective manner based on the amount and timing of estimated future cash flows.
Other classes of investments
The determination of the amount of allowances and impairments on other classes of investments also requires significant judgment and is based upon a periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such assessments are revised as conditions change and new information becomes available.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The Company evaluates its investments in mortgage and other loan receivables for impairment each quarter. Loans are deemed to be impaired when it is probable that the Company will be unable to collect all the contractual payments as scheduled in the loan agreement. The impairment assessment considers the borrower’s ability to pay and the value of the underlying collateral. When a loan is impaired, its impaired value is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that as a practical expedient, the impaired value may be based on a loan’s observable market price (where available), or the fair value of the collateral if the loan is a collateral-dependent loan. An allowance is established for the difference between the loan’s impaired value and its current carrying value. Additional allowance amounts are established for incurred but not specifically identified impairments in the mortgage portfolio, based on analysis of market loss rate data, adjusted for specific characteristics of the Company’s portfolio and changes in economic conditions. When all or a portion of a loan is deemed uncollectible, the uncollectible portion of the carrying amount of the loan is charged off against the allowance.
Impairment of consolidated renewable energy assets and transportation assets is assessed whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When indicators of impairment are present, a recoverability test is performed to determine if the sum of the estimated undiscounted future cash flows attributable to the assets is greater than the carrying amount. If the undiscounted estimated future cash flows are less than the carrying amount, an impairment loss is recognized based on the amount by which the carrying amount exceeds its estimated fair value.
Impairment of investments subject to the equity method of accounting is assessed whenever events or circumstances suggest that the carrying amount may not be recoverable. An impairment charge is recognized in earnings for a decline in value that is determined to be other than temporary, and is measured as the difference between the carrying amount and the fair value of the equity method investment as of the balance sheet date.
Variable interest entities
In the ordinary course of business, the Company invests in certain entities subject to analysis under the VIE consolidation model. An entity is a VIE if it has equity investors who lack the characteristics of a controlling financial interest or it does not have sufficient equity at risk. The Company analyzes each investment to determine whether it is a VIE or not, and if so, whether the Company is the primary beneficiary or a significant variable interest holder based on a qualitative and quantitative assessment. This assessment includes consideration as to whether or not the Company has the power to direct the activities of the VIE that most significantly impact its economic performance and whether or not the Company has either the obligation to absorb losses or the right to receive returns from the VIE that could be significant to the VIE. The Company evaluates the design of the entity, the risks to which the entity was designed to expose the variable interest holder and the extent of the Company’s control of and variable interest in the VIE. The Company consolidates VIEs for which it meets the requirements of a primary beneficiary.
Deferral and amortization of certain revenues and expenses
Deferrals
Deferred policy acquisition costs, or “DAC,” in the consolidated balance sheets consist of commissions and other costs that are directly related to the successful acquisition of new or renewal life insurance or annuity contracts. Deferred sales inducements, or “DSI,” are generated by annuities that offer enhanced crediting rates or bonus payments to policyholders and is included in other assets in the consolidated balance sheets.
Value of business acquired, or “VOBA,” in the consolidated balance sheets represents the difference between the carrying value of the purchased in-force insurance contract liabilities at the time of the business combination and the estimated fair value of insurance and reinsurance contracts.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Revenues from certain universal life insurance products are deferred to future periods and an unearned revenue reserve, or “URR,” liability is established. The amount deferred is equal to the excess of the revenue collected over an estimate of the ultimate future level of these revenues and included in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets.
Deferred revenue liability, or “DRL,” represents the gross premium less the net premium on limited pay contracts (i.e., payout annuities.) Additionally, DRL also represents the liability offset to the deferred gain arising from the amendment of reinsurance agreements that changed from funds withheld to coinsurance. The amendment resulted in a gain and the DRL offset because the Company no longer records these liabilities at fair value. DRL is included in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets.
For certain preneed contracts, the gross premium is in excess of the benefit reserve plus additional insurance liability. An unearned front-end load, or “UFEL,” is established to defer the recognition of this front-end load. UFEL is included in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets.
DAC, VOBA, DSI, DRL, URR and UFEL, or together “deferred revenues and expenses,” are deferred and amortized over the expected lives of the respective contracts.
Amortization
For interest-sensitive products (fixed-indexed annuities and variable annuities, most universal life including preneed contracts, and variable universal life), DAC, VOBA, and DSI assets are generally amortized in proportion to actual historical gross profits and estimated future gross profits over the estimated lives of the contracts. The amount of gross profit consists principally of investment returns (including hedge gains and losses) in excess of the amounts credited to policyholders, asset-based and other policy fees, and surrender charges reduced by death and other excess benefits and expenses. Numerous factors including mortality, benefit utilization, surrender activity, premium persistency, and the economic environment influence the level and timing of gross profits.
Estimated gross profits are updated each reporting period with actual gross profits as part of the amortization process for the interest-sensitive policies. When actual gross profits are higher in the period than had been previously estimated, more amortization is recognized than planned. When actual gross profits are lower than had been previously estimated, less amortization is recognized than planned. These relationships hold provided that future estimates of gross profits remain unchanged, which may not always be true.
When a different basis of amortization is determined to be more representative of the economics, such as when negative estimated gross profits or margins occur, an alternative basis of amortization may be selected for both DAC and VOBA.
For universal life products with secondary guarantees, DAC and VOBA are amortized in proportion to the pattern of policyholder death benefits in-force, which better reflects the future consumption of economic benefits. For most term and whole life products, DAC and VOBA are amortized in proportion to premium revenue recognized.
DRL is amortized on a straight-line basis for whole life and term life insurance policies. For annuities, universal life and indexed universal life policies, DRL is amortized in proportion to the pattern of policyholder death benefits in-force. For payout annuities, DRL is recognized in income in a constant relationship with the amount of expected future payments.
URR is amortized consistent with the amortization of DAC on similar products. UFEL is amortized consistent with the method used in the amortization of DAC and VOBA for preneed contracts.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The key assumptions used in the calculation of the amortization of DAC, VOBA and DSI are periodically updated as part of the assumptions review process, which results in revisions to the estimated future gross profits. The effects of changes in assumptions are recorded as unlocking in the period in which the changes are made. The following are types of changes to future assumptions that would generally result in a negative unlocking (i.e., an acceleration of amortization resulting in a reduction to net income): lower equity returns, lower investment returns, higher operating expenses, higher mortality, and unfavorable lapses.
The carrying amounts of DAC, VOBA, DSI, URR and UFEL are adjusted for the effects of realized and unrealized gains and losses on debt and equity securities classified as AFS and certain derivatives.
Internal replacements
An internal replacement is a modification in product benefits, features, rights, or coverages that occurs by the legal extinguishment of one contract and the issuance of another contract (a contract exchange), or by amendment, endorsement, or rider to a contract, or by the election of a benefit, feature, right, or coverage within a contract. If the modification does not substantially change the contract, the Company does not change the accounting and amortization of existing DAC and related actuarial balances (i.e., continuation of contract accounting). If an internal replacement represents a substantial change, the original contract is considered to be extinguished and any related DAC or other policy balances are charged or credited to income, and any new deferrable costs associated with the replacement contract are deferred (for example, contract termination and new contract accounting).
Separate accounts
Separate account assets and liabilities represent segregated funds administered and invested by the Company for the benefit of variable annuities and variable universal life insurance contractholders and certain pension funds. The Company reports separately, as assets and liabilities, investments held in the separate accounts and liabilities of separate accounts if: (1) such separate accounts are legally recognized; (2) assets supporting the contract liabilities are legally insulated from the Company’s general account liabilities; (3) investments are directed by the contract owner or participant; and (4) all investment performance, net of contract fees and assessments, is passed through to the contract owner.
Separate account assets consist principally of mutual funds at fair value. The investment income and gains and losses of these accounts generally accrue to the contractholders and therefore, are not included in the Company’s net income. However, the Company’s net income reflects fees assessed and earned on fund values of these contracts which are presented as a component of policy fees in the consolidated statements of income. Realized investment gains and losses related to separate accounts that meet the conditions for separate account reporting accrue to and are borne by the contractholder.
See Note 7—“Policyholder liabilities” for additional information about liabilities for minimum guarantees.
Policyholder liabilities
Policyholder liabilities, or collectively, “reserves,” are the portion of past premiums or assessments received that are set aside to meet future policy and contract obligations as they become due. Interest accrues on these reserves and on future premiums, which may also be available to pay for future obligations. The Company establishes reserves to pay future policyholder benefits, claims, and certain expenses for its life policies and annuity contracts.
Reserves are estimates based on models that include many actuarial assumptions and projections. These assumptions and projections, which are inherently uncertain, involve significant judgment, including assumptions as to the levels and/or timing of premiums, benefits, claims, expenses, interest credits, investment results (including equity market returns), mortality, longevity, and persistency.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The assumptions on which reserves are based are intended to represent an estimation of experience for the period that policyholder benefits are payable. The adequacy of these reserves and the assumptions underlying those reserves are reviewed at least annually. The Company cannot, however, determine with precision the amount or the timing of actual policyholder benefit payments. If actual experience is better than or equal to the assumptions, then reserves would be adequate to provide for future policyholder benefits and expenses. If experience is worse than the assumptions, additional reserves may be required to meet future policy and contract obligations. This would result in a charge to the Company’s net income during the period in which excess policyholder benefits are paid or an increase in reserves occurs.
For a majority of the Company’s in-force policies, including its universal life policies and most annuity contracts, the base policy reserve is equal to the account value. For these products, the account value represents the Company’s obligation to repay to the policyholder the amounts held on deposit. However, there are several significant blocks of business where additional policyholder reserves are explicitly calculated, including variable annuities, fixed-indexed annuities, universal life with secondary guarantees, indexed universal life and preneed policies.
Fixed-rate and fixed-indexed annuities
Contractholder deposits fund reserves for fixed-indexed annuities earning a fixed rate of interest and certain other fixed-rate annuity products are computed under a retrospective deposit method and represent policyholder account balances before applicable surrender charges.
Certain of the Company’s fixed-indexed annuity products enable the policyholder to allocate contract value between a fixed crediting rate and strategies which reflect the change in the value of an index, such as the Standard & Poor’s, or “S&P,” 500 Index, or other indices. These products are accounted for as investment-type contracts. The liability for these products consists of a combination of the underlying account value and an embedded derivative value. The liability for the underlying account value is primarily based on policy guarantees and its initial value is the difference between the premium payment and the fair value of the embedded derivative. Thereafter, the account value liability is determined in a manner consistent with the accounting for a deposit liability under the “constant yield method.” All future host balances are determined as: (1) the initial host balance; (2) plus interest; (3) less applicable policyholder benefits. The interest rate used in the prior roll forward is re-determined on each valuation date, per the constant yield method. The embedded derivative component’s fair value is based on an estimate of the policyholders’ expected participation in future increases in the relevant index. The fair value of this embedded derivative component includes assumptions, including those about future interest rates and investment yields, future costs for options used to hedge the contract obligations, projected withdrawal and surrender activity, benefit utilization and the level and limits on contract participation in any future increases in the respective index option. The account value liability and embedded derivative are recorded in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets, with changes in value of the liabilities recorded in policy benefits and claims in the consolidated statements of income.
Contractholder deposit funds reserves for certain assumed blocks of fixed-indexed and fixed-rate annuity products are accounted for as investment-type contracts. A net liability (consisting of the benefit reserve plus deferred revenue liability less DAC) is established at inception and amortized under the constant yield method.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Guaranteed benefits
Certain fixed-rate and fixed-indexed annuity contracts provide the contractholder with guaranteed minimum death benefits, or “GMDB,” and/or guaranteed minimum withdrawal benefits, or “GMWB.” The associated reserves for these benefits are calculated by estimating the present value of total expected (excess) benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract, or the “benefit ratio,” and multiplying this ratio by the cumulative assessments recorded from the contract inception through the balance sheet date less cumulative benefit payments plus interest on the reserves. The liabilities are included in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets. The change in the reserve is included in policy benefits and claims in the consolidated statements of income.
Long-term care benefit riders
Certain fixed-rate contracts provide the policyholder with long-term care benefit riders. The long-term care benefit rider permits access to the policy’s account value, along with a supplemental rider benefit value, free of a surrender charge, to reimburse the policyholder for certain qualified long-term care expenses. Depending on the outcome of simplified underwriting, the rider benefit is capped at the return of account value plus one or two times the account value. The benefit rider paid to the policyholder is subject to a monthly maximum such that the benefit is typically paid out over a period of six years or longer. The liabilities for these benefits are calculated by using the benefit ratio multiplied by the cumulative assessments recorded from the contract inception through the balance sheet date less cumulative benefit payments plus interest on the reserves. The change in the reserve is included in policy benefits and claims in the consolidated statements of income.
Variable annuities
Variable annuity contracts offered and assumed by the Company provide the contractholder with various combinations of GMDB, guaranteed minimum income benefits, or “GMIB,” and GMWB. The liabilities for these benefits are included in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets.
The liabilities for GMDB and GMIB are calculated by using the benefit ratio multiplied by the cumulative assessments recorded from the contract inception through the balance sheet date less cumulative benefit payments plus interest on the reserves. The change in the reserve is included in policy benefits and claims in the consolidated statements of income.
The GMWB is considered an embedded derivative, which is required to be bifurcated. The bifurcation of the GMWB is based on an implied return of premium, or “ROP,” approach, in which the Company segregates cash outflows between ROP and other cash flows.
The liability for the GMWB is bifurcated into two separate and distinct components:
•An embedded derivative which is held for GMWB payments made in support of the implied ROP and recorded at fair value; and,
•An additional insurance liability which is held for the additional GMWB payments (over and above what supports the implied ROP).
The ROP cash flows (i.e., the cash flows that support an implied repayment of premium deposits) represent the embedded derivative and are used to calculate the fair value of this liability. The remaining cash flows represent a life contingent liability that are used to calculate the additional insurance liability.
The liabilities for the life contingent GMWB are calculated by using the benefit ratio multiplied by the cumulative assessments recorded from the contract inception through the balance sheet date less cumulative benefit payments plus interest on the reserves. The change in the reserve is included in policy benefits and claims in the consolidated statements of income.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Payout annuities
Payout annuities include single premium immediate annuities, annuitizations of deferred annuities and structured settlements. These contracts subject the insurer to risks over a period that extends beyond the period or periods in which premiums are collected. These contracts may be either non-life contingent or life contingent. Non-life contingent annuities are accounted for as financial instruments. For life contingent annuities, the Company records a liability at the present value of future annuity payments and estimated future expenses calculated using expected mortality and costs, and interest assumptions. Any gross premiums received in excess of the net premium is the DRL and is recognized in income in a constant relationship with the amount of expected future payments. The liabilities are recorded in policyholder liabilities in the consolidated balance sheets.
Also included under payout annuities are liabilities for disability income benefits which pertain primarily to disability income policies that are already in claim payout status. Liabilities for disability income benefits are calculated as the present value of future disability payments and estimated future expenses using expected mortality and costs, and interest assumptions. The liabilities are recorded in future policyholder benefit liabilities in the consolidated balance sheets.
Universal life policies
For universal life policies, the base benefit reserves are deemed to be equal to the policyholder account value.
Contractholder deposit funds reserves for indexed universal life with returns linked to the performance of a specified market index are equal to the sum of two components: (1) the fair value of the embedded derivative; and (2) the host (or guaranteed) component. The fair value of the embedded derivative component is based on the fair value of the policyholders’ expected participation in future increases in the relevant index. The fair value of this embedded derivative component includes assumptions, including those about future interest rates and investment yields, future costs for options used to hedge the contract obligations, projected benefits, benefit utilization and the level and limits on contract participation in any future increases in the respective index option.
The initial host balance is established at the time of premium payment and is equal to the total account value less the embedded derivative component. Thereafter, the balance of the host component is determined in a manner consistent with the accounting for a deposit liability under the “constant yield method.” All future host balances are determined as: (1) the initial host balance; (2) plus interest; (3) less applicable policyholder benefits. The interest rate used in the prior roll forward is re-determined on each valuation date, per the constant yield method.
For the years ended December 31, 2020 and 2019, the average interest crediting rate for indexed universal life was 7.35% and 6.22%, respectively. The Company holds additional liabilities for universal life products with secondary guarantees, sometimes referred to as no-lapse guarantees.
Variable universal life policies
Certain assumed variable universal life policies include several forms of secondary guarantees. The Company holds additional liabilities for its secondary guarantees as discussed above.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Preneed policies
The Company’s preneed life insurance contracts are accounted for as universal life-type contracts which require that the retrospective deposit method be used. That accounting method establishes a liability for policyholder benefits in an amount determined by the account or contract balance that accrues to the benefit of the policyholder. This account value is deemed to be equal to the contract’s statutory cash surrender value. The majority of the Company’s preneed insurance contracts feature death benefits with a discretionary death benefit growth rate. The Company has the discretion to adjust these rates up or down. The Company has established an additional reserve for expected future discretionary benefits which is reflected as contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets. The Company has also issued preneed insurance contracts with crediting rates tied to inflation as measured by the Consumer Price Index.
Whole and term life
The Company has established liabilities for amounts payable under insurance policies, including whole life insurance and term life insurance policies. Generally, liabilities for these policies are calculated as the present value of future expected benefits to be paid reduced by the present value of future expected net premiums. Principal assumptions used in the establishment of liabilities for future policyholder benefits are mortality, policy lapse, renewal, investment returns, inflation, expenses and other contingent events as appropriate for the respective product. These assumptions, which include provisions for adverse deviations, are established at the time the policy is issued and are intended to estimate the experience for the period the policyholder benefits are payable. By utilizing these assumptions, liabilities are established on a block-of-business basis. For whole life and term long-duration insurance contracts, assumptions such as mortality, morbidity and interest rates are locked-in upon the issuance of new business. However, significant adverse changes in experience on such contracts may require the Company to establish premium deficiency reserves. Premium deficiency reserves are established, if necessary, when the liability for future policyholder benefits plus the present value of expected future gross premiums are determined to be insufficient to provide for expected future policyholder benefits and expenses. Such reserves are determined based on assumptions at the time the premium deficiency reserve is established and do not include a provision for adverse deviation.
Future policyholder benefit liabilities for participating whole life insurance policies are equal to the aggregate of: (1) net level premium reserves for death and endowment policyholder benefits (calculated based upon the non-forfeiture interest rate, ranging from 2.5% to 6.5% and mortality rated guarantee in calculating the cash surrender values described in such contracts); and (2) the liability for terminal dividends.
Future policyholder benefit liabilities for non-participating whole life and term life insurance policies are equal to the aggregate of the present value of expected future policyholder benefit payments and related expenses less the present value of expected future net premiums. Assumptions as to the mortality and persistency are based upon the Company’s experience when the basis of the liability is established, and are periodically updated. Interest rate assumptions for the aggregate future policyholder benefit liabilities range from 2.0% to 7.5%, calculated based on the portfolio rate, net of investment expenses.
Outstanding claims
Outstanding claims include amounts payable relating to in course of settlement and incurred but not reported claim liabilities. In course of settlement claim liabilities are established for policies when the Company is notified of the death of the policyholder but the claim has not been paid as of the reporting date. Incurred but not reported claim liabilities are determined using studies of past experience and are estimated using actuarial assumptions of historical claims expense, adjusted for current trends and conditions. These estimates are continually reviewed and the ultimate liability may vary significantly from the amounts initially recognized, which are reflected in net income in the period in which they are determined. Changes in policyholder and contract claims are recorded in policy benefits and claims in the consolidated statements of income.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Closed blocks
Through its insurance subsidiaries, the Company has acquired several closed blocks of participating life insurance policies. The Company has elected to account for the closed block policyholder liabilities using the fair value option.
The assets and cash flow generated by the closed blocks inure solely to the benefit of the holders of policies included in the closed blocks. All closed block assets will ultimately be paid out as policyholder benefits and through policyholder dividends. In the event that the closed blocks’ assets are insufficient to meet the benefits of the closed blocks’ benefits, general assets of the Company would be used to meet the contractual benefits to the closed blocks’ policyholders.
The closed block liabilities are measured at fair value, which comprises the fair value of the closed block assets plus the present value of projected expenses including commissions and the cost of capital charges associated with the closed blocks. In calculating the present value, the Company used a discount rate based on current U.S. treasury rates, with a risk margin to reflect uncertainties in the closed block liability and a provision for the Company’s nonperformance risk.
Reinsurance
The Company seeks to diversify risk and limits its overall financial exposure through reinsurance. In addition, consistent with the overall business strategy, the Company assumes certain policy risks written by other insurance companies on a coinsurance, modified coinsurance or funds withheld coinsurance basis. Reinsurance accounting is applied for ceded and assumed transactions when risk transfer provisions have been met. To meet risk transfer requirements, a long-duration reinsurance contract must transfer mortality or morbidity risks, and subject the reinsurer to a reasonable possibility of a significant loss. Those contracts that do not meet risk transfer requirements are accounted for using deposit accounting.
With respect to ceded reinsurance, the Company values reinsurance recoverables on reported claims at the time the underlying claim is recognized in accordance with contract terms. For future policyholder benefits, the Company estimates the amount of reinsurance recoverables based on the terms of the reinsurance contracts and historical reinsurance recovery information. The reinsurance recoverables are based on what the Company believes are reasonable estimates and the balance is reported as an asset in the consolidated balance sheets. However, the ultimate amount of the reinsurance recoverable is not known until all claims are settled.
The cost of reinsurance, which is the difference between the amount paid for a reinsurance contract and the amount of the liabilities for policy benefits relating to the underlying reinsured contracts, is deferred and amortized over the reinsurance contract period for short-duration contracts, or over the terms of the reinsured policies on a basis consistent with the reporting of those policies for long-duration contracts. Cost of reinsurance assets and liabilities are reported in deferred policy acquisition costs and contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets, respectively. Reinsurance contracts do not relieve the Company from its obligations to policyholders, and failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible.
Debt
In general, the Company recognizes a liability for debt equal to the proceeds received. When the proceeds received are not the same as the amount due at maturity, the debt has been issued at a discount or premium and is recorded as a deduction from the face amount of the note.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Debt is recognized on the date the proceeds are received, or settlement date, versus the trade date. Debt issuance costs are specific incremental costs, other than those paid to the lender, that are incurred by a borrower and directly attributable to issuing a debt instrument. Debt issuance costs are deferred and reported in the balance sheet as a deduction from the face amount of the liability. Costs associated with entering into a revolving line of credit or revolving-debt arrangement are costs incurred in exchange for access to capital. These costs are recorded as assets on the balance sheet and amortized to interest expense on a straight-line basis over the contractual term of the arrangement.
Leases
The Company enters into lease contracts, the most significant being leases of office space for its operations and land leases for its consolidated renewable energy investments. The Company reports these leases as right-to-use assets with a corresponding lease liability in other assets and accrued expenses and other liabilities in the consolidated balance sheets, respectively. The lease liability represents the present value of the lease payments to be made over the lease term and is calculated using a discount rate equal to the Company’s incremental borrowing rate.
Loss contingencies
A loss contingency is an existing condition, situation or set of circumstances involving uncertainty as to possible loss that will ultimately be resolved when one or more future events occur or fail to occur. Loss contingencies include regulatory judgments, claims, assessments, guarantees, pending or threatened litigation, recourse reserves, fines, penalties and environmental remediation costs. Amounts related to loss contingencies are accrued and recorded in accrued expenses and other liabilities in the consolidated balance sheets if it is probable that a loss has been incurred and the amount can be reasonably estimated, based on the Company’s best estimate of the ultimate outcome.
See Note 19 —“Commitments and contingencies” for additional information about loss contingencies.
Non-controlling interests and redeemable non-controlling interests
Non-controlling interests and redeemable non-controlling interests represent investors’ interests in the net assets of certain renewable energy partnerships. The Company uses the HLBV method to allocate income and cash flows based on investors’ claim to net assets, including those for the non-controlling interests and redeemable non-controlling interests.
The Company classifies certain non-controlling interests with redemption features that are not solely within the control of the Company outside of permanent equity on its consolidated balance sheets. These redeemable non-controlling interests are reported using the greater of the carrying value at each reporting date as determined by the HLBV method or the estimated redemption value in each reporting period.
Recognition of insurance revenue and related benefits
Premiums related to whole life and term life insurance contracts and payout contracts with life contingencies are recognized in premiums in the consolidated statements of income when due from the contractholders.
Amounts received as payment for universal life and investment-type contracts are reported as deposits to contractholder account balances and recorded in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets. Amounts received as payment for the Company’s fixed fund variable annuities are reported as a component of contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets. Revenues from these contracts consist primarily of fees assessed against the contractholder account balance for mortality, policy administration, separate account administration and surrender charges, and are reported in policy fees in the consolidated statements of income. Additionally, the Company earns investment income from the investment of contract deposits in the Company’s general account portfolio, which is reported in net investment income in the consolidated statements of income.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Fees assessed that represent compensation to the Company for benefits to be provided in future periods and certain other fees are established as a unearned revenue reserve liability and amortized into revenue over the expected life of the related contracts in proportion to estimated gross profits in a manner consistent with DAC for these contracts. Unearned revenue reserves are reported in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets and amortized into policy fees in the consolidated statements of income. Benefits and expenses for these products include claims in excess of related account balances, expenses for contract administration and interest credited to contractholder account balances in the consolidated statements of income.
Other income
Other income is primarily comprised of administration, management fees and distribution fees.
See Note 11 —“Composition of other assets, liabilities, income, insurance expenses and general and administrative expenses” for additional information about other income.
Insurance expenses
Insurance expenses are primarily comprised of commissions expense, premium taxes and other expenses related to insurance products and reinsurance transactions.
See Note 11 —“Composition of other assets, liabilities, income, insurance expenses and general and administrative expenses” for additional information about insurance expenses.
General and administrative expenses
General and administrative expenses are primarily comprised of employee compensation and benefit expenses, administrative and professional services and other operating expenses.
See Note 11 —“Composition of other assets, liabilities, income, insurance expenses and general and administrative expenses” for additional information about general and administrative expenses.
Equity-based compensation
The Company has established a long-term incentive plan to foster and promote its long-term financial success through the grant of restricted share awards, or “RSAs,” which are contractual rights to receive ordinary shares of GAFG. Compensation expense for the Company’s equity-based awards is recognized only when vesting is deemed to be probable.
The Company measures compensation cost for service-based, equity-classified share-based payment awards at fair value as of the grant date and recognizes it in general and administrative expenses in the consolidated statements of income as compensation expense over the requisite service period for awards expected to vest. The Company recognizes the expense using the straight-line attribution method, with adjustments for forfeitures as they occur. For awards with performance-based vesting, expense recognition is deferred until the performance factor occurs or becomes probable.
The Company measures compensation cost for liability-classified share-based payment awards, if any, using the fair value method, beginning on the grant date, and re-measures the fair value of the awards, net of an estimated forfeiture rate, at each reporting period until the awards are settled.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Income taxes
The Company operates certain subsidiaries in jurisdictions where they are subject to taxation. Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax basis of assets and liabilities. Such temporary differences are primarily due to the tax basis of reserves, DAC, unrealized investment gains/losses, reinsurance balances, embedded derivatives, and net operating loss, or “NOL,” carryforwards. Changes in deferred income tax assets and liabilities associated with components of other comprehensive (loss) income are recorded directly to accumulated other comprehensive income (loss) in the consolidated balance sheets.
The Company evaluates the likelihood of realizing the benefit of deferred tax assets and may record a valuation allowance if, based on all available evidence, the Company determines that it is more-likely-than-not that some portion of the tax benefit will not be realized. The Company adjusts the valuation allowance if, based on its evaluation, there is a change in the amount of deferred income tax assets that are deemed more-likely-than-not to be realized.
The Company recognizes tax positions in the consolidated financial statements only when it is more-likely-than-not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more-likely-than-not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the consolidated financial statements.
The Company records the effect of changes in tax laws or rates at the date of enactment. In the U.S., the enactment date is considered to be the date that the President signs the legislation. The total effect of a tax law or rate change on the deferred tax balance is recorded as a component of tax expense related to continuing operations for the period in which the law is enacted.
Such tax changes can create disproportionate tax effects, or stranded amounts in other comprehensive income, or “OCI,” for AFS debt securities. The Company’s accounting policy for clearing disproportionate tax effects relating to AFS debt securities is the aggregate portfolio approach. Under the aggregate portfolio approach, the disproportionate tax effect remains intact as long as the investment portfolio remains.
The tax benefit from investment tax credits generated are recognized under the flow through method, with 50% tax basis adjustment as prescribed under Accounting Standards Codification 740.
The Company reports interest expense related to income tax matters in income tax (benefit) expense, and income tax penalties in general and administrative expenses in the consolidated statements of income.
Foreign currency
Assets and liabilities denominated in non-U.S. currencies are translated at rates of exchange prevailing on the date of the balance sheet and revenues and expenses are translated at average rates of exchange for the relevant period. Foreign currency re-measurement gains or losses on transactions in non-functional currencies are recognized in net investment gains in the consolidated statements of income.
Adoption of new accounting pronouncements
The Coronavirus Aid, Relief, and Economic Security Act and related regulatory actions
On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company has recorded a rate differential benefit of $32 million for
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

the tax year ended December 31, 2020 for 2018 NOLs which were allowed to be carried back to 2014 under the CARES Act.
The provisions of the CARES Act, as amended by the Consolidated Appropriations Act, also permit financial institutions to suspend requirements under U.S. GAAP for loan modifications that otherwise would be categorized as troubled debt restructurings, or “TDRs,” if (1) the borrower was not more than 30 days past due as of December 31, 2019, and (2) the modifications are related to arrangements that defer or delay the payment of principal or interest, or change the interest rate on the loan, provided the modifications are made between March 1, 2020 and the earlier of 60 days after the end of the national emergency related to the COVID-19 pandemic or December 31, 2022. The Company has applied this guidance to loan forbearance requests that meet the requirements.
See Note 3—“Investments,” and Note 16—“Income taxes,” for additional information on the loan modification and NOL carryback impacts, respectively.
Leasing transactions
In February 2016, the Financial Accounting Standards Board, or “FASB,” issued new guidance on leasing transactions. For lessees, the primary change in guidance affects operating leases. The guidance requires a lessee of an operating lease with a term of more than 12 months to recognize an asset, representing a lessee’s right to use the leased asset during the lease term, and a corresponding liability, representing the present value of lease payments, on its balance sheets. For lessors, the guidance is largely unchanged from previous U.S. GAAP requirements. The guidance also requires new disclosures. The Company adopted this standard using a modified retrospective approach effective January 1, 2019 and recognized $48 million of right-to-use assets (net of $17 million in deferred rent and lease incentives) and $65 million in lease liabilities. The Company’s adoption included the election of practical expedients, in particular not reassessing whether expired or existing contracts are, or contain, leases, not reassessing the lease classification for expired or existing leases, not reassessing initial direct costs for existing leases, and using hindsight in determining the lease term. The Company also has partially owned and consolidated subsidiaries that report results on a three month lag. For these subsidiaries, we started recording a right-to-use asset and corresponding lease liability on April 1, 2019. The Company recognized a $37 million right-to-use asset and a corresponding $37 million lease liability on April 1, 2019.
Targeted improvements to accounting for hedging activities
In August 2017, the FASB issued new guidance to better align risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The amendments also include certain targeted improvements to ease the application of current guidance related to the assessment of hedge effectiveness. Disclosure requirements have also been modified. The Company adopted the standard effective January 1, 2019. The adoption of this new guidance did not have a significant impact on the Company’s consolidated financial statements.
Changes to the disclosure requirements for fair value measurement
In August 2018, the FASB issued amendments to the disclosure requirements related to fair value measurements, as part of the FASB disclosure framework project, which is intended to improve the effectiveness of the notes to the financial statements. The amendments remove certain disclosures, primarily qualitative in nature, that were not deemed to provide cost-beneficial information. The amendments also modify or add certain disclosures related to inputs to and changes in Level 3 fair value measurements.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

As permitted, the Company early adopted the provisions that remove or modify existing disclosures. The Company adopted the added disclosures required by the new guidance on the effective date of January 1, 2020. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.
Future application of accounting standards
Credit losses on financial instruments
In June 2016, the FASB issued new guidance on the measurement of credit losses on financial instruments, including reinsurance recoverables. This guidance replaces the incurred loss impairment methodology with one that reflects expected credit losses. The measurement of expected credit losses should be based on historical loss information, current conditions, and reasonable and supportable forecasts. The new guidance also requires that a credit impairment on a debt security will be recognized as an allowance going forward, such that improvements in expected future cash flows after an impairment will no longer be reflected as a prospective yield adjustment through net investment income, but as a reversal of the previous impairment that is recognized immediately. In addition, the guidance requires enhanced disclosures.
The Company is evaluating the impact of this guidance on its consolidated financial statements. The Company has used models to estimate expected lifetime credit losses on its loan portfolios, and has tested these models and related inputs. The Company has also developed a process for the evaluation of credit risk and measurement of an allowance on its reinsurance recoverable and funds withheld receivable at interest that considers, among other things, relevant credit enhancement and collateral provisions in the reinsurance arrangements.
Required increases in expected credit losses on financial instruments measured at amortized cost including loan receivables and reinsurance recoverables are expected to be recognized upon adoption, which is expected to occur no later than the required effective date, January 1, 2023. The amount of the increase in expected credit losses will depend in part on the economic environment and forecasts at the time of the adoption. The offset of the increase in expected credit losses upon adoption will be recognized as a cumulative effect adjustment to decrease retained earnings.
Simplifying the accounting for income taxes
In December 2019, the FASB issued new guidance to simplify the accounting for income taxes. This guidance eliminates the exceptions to the incremental approach, to accounting for basis differences when there are changes in ownership of foreign investments, and to interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance also simplifies the application of tax guidance related to franchise taxes, transactions with government entities, separate financial statements of legal entities that are not subject to tax, and enacted changes in tax laws in interim periods. The guidance is effective for public business entities that meet the definition of an SEC filer for fiscal years beginning after December 15, 2020, including interim period within those fiscal years. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.
Targeted improvements to the accounting for long-duration contracts
In August 2018, the FASB issued new guidance for insurance and reinsurance companies that issue long-duration contracts such as life insurance and annuities. The objective of this guidance is to improve, simplify and enhance the financial reporting of long-duration contracts by providing financial statement users with useful information in a timely and transparent manner. The primary changes include: (1) more timely recognition of assumption changes in the liability for future policy benefits and use of a current rate for the discounting of future cash flows; (2) standardization and improvement in the accounting for certain market-based options or guarantees associated with deposit (or account balance) contracts (referred to as market risk benefits); (3) simplification of the amortization of deferred acquisition costs; and (4) enhanced disclosures.
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Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The guidance is effective for public business entities that meet the definition of a SEC filer for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. For changes related to the liability for future policy benefits and deferred acquisition costs, the new guidance requires adoption using a modified retrospective approach upon transition with an option to elect a retrospective approach. For changes related to market risk benefits, the new guidance requires a retrospective approach.
The Company intends to implement this standard using the retrospective approach for the liability for future policy benefits, deferred acquisition costs and market risk benefits with an adoption date of January 1, 2023. The Company has completed the design and planning phase of its implementation effort and has begun detailed implementation activities. The Company continues to evaluate the impact of this guidance but anticipates that the new standard will have a material impact on the Company’s consolidated financial statements. The new guidance is expected to increase financial statement volatility primarily due to the requirement to measure market risk benefits at fair value, which is recorded in net income, except for changes in value attributable to changes in an entity’s non-performance risk, which is recorded in other comprehensive income. In addition, the new guidance is expected to have a significant impact on the Company’s systems, processes and controls.
Reference rate reform
In March 2020, the FASB issued new guidance to ease the accounting implications of the transition away from the London Interbank Offering Rate, or “LIBOR,” and other reference rates, which are scheduled to be discontinued in 2021 (other than for U.S. dollar LIBORs, which are expected to be extended until June 2023 except for the one-week and two-month tenors). The new guidance offers a variety of optional expedients and exceptions related to accounting for contract modifications and hedging relationships. These expedients and exceptions apply only to contracts, hedging relationships and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The new guidance is effective for contract modifications made and hedging relationships existing or entered into from January 1, 2020 through December 31, 2022. The Company expects to apply the expedients and exceptions offered in the guidance but is still evaluating the impact of reference rate reform on its consolidated financial statements.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

3.    Investments
Fixed maturity securities
The cost or amortized cost and fair value for AFS fixed maturity securities were as follows:

	Cost or amortized cost	Gross unrealized		Fair value	OTTI in AOCI(3)
As of December 31, 2020		gains	losses
($ in millions)
AFS fixed maturity securities portfolio by type:
U.S. government and agencies	$654	$33	$(8)	$679	$—
U.S. state, municipal and political subdivisions	4,303	700	(2)	5,001	—
Corporate(1)	28,847	3,796	(38)	32,605	—
RMBS	7,989	705	(55)	8,639	2
CMBS	3,449	234	(33)	3,650	(2)
CLOs	3,026	22	(46)	3,002	5
CBOs	3,482	111	—	3,593	—
All other structured securities(2)	3,826	179	(20)	3,985	(4)
Total AFS fixed maturity securities	$55,576	$5,780	$(202)	$61,154	$1
________________
(1)Includes related party corporate AFS fixed maturity securities with amortized cost, gross unrealized gains, gross unrealized losses and fair value of $289 million, $79 million, $0 million and $368 million, respectively.
(2)Includes primarily asset-backed securities, or “ABS.”
(3)Represents the amount of OTTI recognized in accumulated other comprehensive income. Amount includes unrealized gains and losses on impaired securities relating to changes in the fair value of such securities subsequent to the impairment measurement date.

	Cost or amortized cost	Gross unrealized		Fair value
As of December 31, 2019		gains	losses
($ in millions)
AFS fixed maturity securities portfolio by type:
U.S. government and agencies	$583	$20	$(1)	$602
U.S. state, municipal and political subdivisions	2,206	378	(2)	2,582
Corporate(1)	22,262	1,736	(43)	23,955
RMBS	8,005	774	(32)	8,747
CMBS	3,727	164	(6)	3,885
CLOs	2,905	4	(57)	2,852
CBOs	3,435	95	(1)	3,529
All other structured securities(2)	3,503	127	(17)	3,613
Total AFS fixed maturity securities(3)	$46,626	$3,298	$(159)	$49,765
________________
(1)Includes related party corporate AFS fixed maturity securities with amortized cost, gross unrealized gains, gross unrealized losses and fair value of $149 million, $30 million, $0 million and $179 million, respectively.
(2)Includes primarily ABS.
(3)No non-credit OTTI losses reflected within the fair value of AFS fixed maturity securities.
Actual maturities may differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties, or the Company may have the right to put or sell the obligations back to the issuers.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The maturity distribution for AFS fixed maturity securities is as follows:

As of December 31, 2020	Cost or amortized cost	Fair value
($ in millions)
Due in one year or less(1)	$416	$416
Due after one year through five years(2)	4,832	5,059
Due after five years through ten years(3)	8,682	9,381
Due after ten years(4)	19,874	23,429
Subtotal	33,804	38,285
RMBS	7,989	8,639
CMBS	3,449	3,650
CLOs	3,026	3,002
CBOs	3,482	3,593
All other structured securities	3,826	3,985
Total AFS fixed maturity securities	$55,576	$61,154
________________
(1)Includes related party AFS fixed maturity securities with amortized cost and fair value of $1 million and $1 million, respectively.
(2)Includes related party AFS fixed maturity securities with amortized cost and fair value of $1 million and $1 million, respectively.
(3)Includes related party AFS fixed maturity securities with amortized cost and fair value of $175 million and $208 million, respectively.
(4)Includes related party AFS fixed maturity securities with amortized cost and fair value of $112 million and $158 million, respectively.
Purchased credit impaired securities
The following tables present information on our purchased credit impaired securities, which are included in AFS fixed maturity securities:

As of the date
of acquisition
($ in millions)
Contractually required payments (principal and interest)	$2,183
Cash flows expected to be collected(1)	2,007
Recorded investment in acquired securities	1,551
________________
(1)Represents undiscounted expected cash flows, including both principal and interest

December 31,
2020
($ in millions)
Outstanding principal balance	$1,960
Amortized cost	1,440
Fair value	1,539
The following table presents activities for the accretable yield on purchased credit impaired securities:
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

December 31,
2020
($ in millions)
Balance, as of beginning of the year	$—
Newly purchased credit impaired securities	486
Disposals	(23)
Accretion	(53)
Effect of changes in interest rate indices	9
New reclassification from (to) non-accretable difference, including effects of prepayments	(47)
Balance, as of end of the year	$372
Securities in a continuous unrealized loss position
The following tables provide information about the Company’s AFS fixed maturity securities that have been continuously in an unrealized loss position:

	Less than 12 months		12 months or more		Total
As of December 31, 2020	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
($ in millions)
AFS fixed maturity securities portfolio by type:
U.S. government and agencies	$338	$(8)	$—	$—	$338	$(8)
U.S. state, municipal and political subdivisions	221	(2)	—	—	221	(2)
Corporate	2,386	(31)	340	(7)	2,726	(38)
RMBS	1,075	(33)	398	(22)	1,473	(55)
CMBS	550	(33)	3	—	553	(33)
CLOs	632	(7)	1,421	(39)	2,053	(46)
CBOs	24	—	—	—	24	—
All other structured securities	334	(10)	156	(10)	490	(20)
Total AFS fixed maturity securities	$5,560	$(124)	$2,318	$(78)	$7,878	$(202)

	Less than 12 months		12 months or more		Total
As of December 31, 2019	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
($ in millions)
AFS fixed maturity securities portfolio by type:
U.S. government and agencies	$403	$(1)	$—	$—	$403	$(1)
U.S. state, municipal and political subdivisions	173	(2)	1	—	174	(2)
Corporate	1,570	(21)	743	(22)	2,313	(43)
RMBS	939	(19)	344	(13)	1,283	(32)
CMBS	435	(5)	41	(1)	476	(6)
CLOs	439	(8)	1,994	(49)	2,433	(57)
CBOs	187	(1)	—	—	187	(1)
All other structured securities	890	(9)	158	(8)	1,048	(17)
Total AFS fixed maturity securities	$5,036	$(66)	$3,281	$(93)	$8,317	$(159)

Unrealized gains and losses can be created by changing interest rates or several other factors, including changing credit spreads. The Company had gross unrealized losses on below investment grade AFS fixed maturity securities of $12 million and $20 million as of December 31, 2020 and 2019, respectively. The single largest unrealized loss on AFS fixed maturity securities was $7 million and $3 million as of December 31, 2020 and 2019, respectively. The Company had 1,026 and 1,272 securities in an unrealized loss position as of December 31, 2020 and 2019, respectively.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

As of December 31, 2020 and 2019, AFS fixed maturity securities in an unrealized loss position for 12 months or more consisted of 338 and 485 debt securities, respectively. These debt securities primarily relate to CLO, corporate and RMBS fixed maturity securities, which have depressed values due primarily to an increase in interest rates since the purchase of these securities. Unrealized losses were not recognized in earnings on these debt securities since the Company neither intends to sell the securities nor does it believe that it is more-likely-than-not that it will be required to sell these securities before recovery of their cost or amortized cost basis. For securities with significant declines in value, individual security level analysis was performed utilizing underlying collateral default expectations, market data and industry analyst reports.
Mortgage and other loan receivables
Mortgage and other loan receivables consist of the following:

	As of December 31,
	2020	2019
($ in millions)
Commercial mortgage loans(1)	$7,286	$6,740
Residential mortgage loans(1)	4,626	4,011
Consumer loans	2,894	1,035
Other loan receivables(2)(3)	808	1,742
Total mortgage and other loan receivables	15,614	13,528
Allowance for loan losses	(135)	(22)
Total mortgage and other loan receivables, net of allowance for loan losses	$15,479	$13,506
________________
(1)Includes $283 million and $6 million of loans carried at fair value using the fair value option as of December 31, 2020 and 2019, respectively. The fair value option was elected for these loans for asset-liability matching purposes. These loans had unpaid principal balances of $276 million and $0 million as of December 31, 2020 and 2019, respectively.
(2)As of December 31, 2020 and 2019, respectively, other loan receivables consisted primarily of warehouse facilities backed by residential and commercial real estate of $55 million and $1.2 billion and renewable energy development loans of $693 million and $450 million.
(3)Includes $558 million and $253 million of related party loans carried at fair value using the fair value option as of December 31, 2020 and 2019, respectively. These loans had unpaid principal balances of $552 million and $252 million as of December 31, 2020 and 2019, respectively.
The maturity distribution by contractual maturity for residential and commercial mortgage loans is as follows as of December 31, 2020:

Years	Residential	Commercial	Total mortgage loans
($ in millions)
2021	$428	$594	$1,022
2022	171	692	863
2023	371	1,296	1,667
2024	192	757	949
2025	16	437	453
2026 and thereafter	3,448	3,510	6,958
Total	$4,626	$7,286	$11,912
Actual maturities could differ from contractual maturities, because borrowers may have the right to prepay (with or without prepayment penalties) and loans may be refinanced.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The Company diversifies its mortgage loan portfolio by both geographic region and property type to reduce concentration risk. The following tables present the Company’s mortgage loans by geographic region and property type:

Mortgage loans - carrying value by geographic region as of December 31,	2020	2019
($ in millions)
Pacific	$3,413	$2,966
West South Central	2,191	2,213
South Atlantic	1,733	1,772
Middle Atlantic	1,251	1,106
East North Central	616	627
Mountain	606	544
New England	407	377
East South Central	299	267
West North Central	207	152
Other regions	1,189	727
Total by geographic region	$11,912	$10,751

Mortgage loans - carrying value by property type as of December 31,	2020	2019
($ in millions)
Residential	$4,700	$4,069
Office building	2,669	2,670
Apartment	1,755	1,374
Industrial	1,523	1,240
Retail	781	684
Other property types	293	509
Warehouse	191	205
Total by property type	$11,912	$10,751
Allowance for loan losses
The Company evaluates all of its mortgage loans and other loan receivables for impairment. This evaluation considers the borrower’s ability to pay and the value of the underlying collateral. Allowance amounts are established for incurred but not specifically identified impairments of mortgage and other loan receivables, based on models that consider the specific characteristics of the Company’s portfolio and current economic conditions.
Changes in the allowance for loan losses are summarized below:

	As of December 31,
	2020	2019
($ in millions)
Balance, as of beginning of year	$22	$11
Provisions, net of releases	142	15
Charge-offs, net of recoveries	(29)	(4)
Balance, as of end of year	$135	$22

As of December 31, 2020 and 2019 the Company had $260 million and $89 million, respectively, of mortgage loans that were 90 days or more past due or in the process of foreclosure. The Company ceases accrual of interest on loans that are more than 90 days past due, and recognizes income as cash is received. As of December 31, 2020 and 2019, there were $68 million and $29 million, respectively, of mortgage loans that were non-income producing.
As of December 31, 2020, 5% of residential mortgage loans and less than 1% of consumer loans have been granted forbearance due to COVID-19. This forbearance, which generally involves a 3-month period in which payments are not required (though must subsequently be made up), is not considered to
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

result in TDRs for the year ended December 31, 2020. Interest continues to accrue on loans in temporary forbearance. Please refer to Note 2 —”Basis of presentation and significant accounting policies and practices” to our consolidated financial statements for additional information on regulations impacting the Company under the CARES Act.
As of December 31, 2020 and 2019, the Company had $9 million and $1 million, respectively, of other loan receivables that were delinquent by more than 120 days or in default.
Loan-to-value ratio on mortgage loans
The loan-to-value ratio is expressed as a percentage of the current amount of the loan relative to the value of the underlying collateral. The following table summarizes the Company’s loan-to-value ratios for its commercial mortgage loans as of December 31, 2020 and 2019:

	As of December 31,
	2020		2019
Loan-to-value	Carrying value	Percentage of commercial mortgage loans	Carrying value	Percentage of commercial mortgage loans
($ in millions, except percentages)
70% and less	$6,810	93%	$6,217	92%
71% - 90%	439	6%	523	8%
Over 90%	37	1%	—	—%
Total commercial mortgage loans	$7,286	100%	$6,740	100%
Changing economic conditions affect the Company’s valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that the Company performs for monitored loans and may contribute to the establishment of (or increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, the Company continuously monitors its commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, or have deteriorating credit.
The weighted average loan-to-value ratio for the Company’s residential mortgage loans was 71% and 75% as of December 31, 2020 and 2019, respectively.
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Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Other investments
Other investments consist of the following:

	As of December 31,
	2020	2019
($ in millions)
Investments in renewable energy(1)(2)(3)	$3,443	$2,947
Investments in transportation and other leased assets(4)	1,978	1,796
Other investment partnerships	487	558
Investments in real estate	395	384
FHLB, common stock and other investments	175	162
Total other investments	$6,478	$5,847
________________
(1)Net of accumulated depreciation attributed to consolidated renewable energy assets of $83 million and $38 million as of December 31, 2020 and 2019, respectively.
(2)Includes related party balance of $140 million and $145 million as of December 31, 2020 and 2019, respectively.
(3)Includes an equity investment in Origis USA, LLC of $48 million and $38 million carried at fair value using the fair value option as of December 31, 2020 and 2019, respectively.
(4)Net of accumulated depreciation of $232 million and $158 million as of December 31, 2020 and 2019, respectively.
The total amount of other investments accounted for using the equity method of accounting was $1.5 billion and $1.7 billion as of December 31, 2020 and 2019, respectively. The Company’s maximum exposure to loss related to these equity method investments is limited to the carrying value of these investments plus unfunded commitments of $38 million and $41 million as of December 31, 2020 and 2019, respectively.
In addition, the Company has investments that would otherwise require the equity method of accounting for which the fair value option has been elected. The carrying amount of these investments was $166 million and $151 million as of December 31, 2020 and 2019, respectively.
Variable interest entities
The Company has created certain VIEs to hold investments, including railcar, aviation and other transportation equipment, renewable energy projects, life settlement contracts and single premium immediate annuities, fixed maturity securities, residential rental properties and student loans. These VIEs issue beneficial interests primarily to the Company’s insurance entities and the Company maintains the power to direct the activities of the VIEs that most significantly impact their economic performance and bears the obligation to absorb losses or receive benefits from the VIEs that could potentially be significant. Accordingly, the Company is the primary beneficiary of these VIEs, which are consolidated in the Company’s results. Where these VIEs or entities consolidated by these VIEs issue beneficial interests to third-parties, they are reported as non-controlling interests by the Company.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The following table illustrates the Company’s consolidated VIE positions:

	As of December 31,
	2020	2019
($ in millions)
Assets of consolidated variable interest entities:
Investments:
AFS fixed maturity securities, at fair value	$2,316	$1,236
Mortgage and other loan receivables	2,894	1,044
Other investments:
Investments in renewable energy	3,359	2,883
Investments in transportation and other leased assets	1,978	1,796
Investments in real estate	395	382
Other investment partnerships	—	36
Total other investments	5,732	5,097
Total investments	10,942	7,377
Cash and cash equivalents	417	191
Accrued investment income	58	41
Other assets	201	62
Total assets of consolidated variable interest entities	$11,618	$7,671

Liabilities of consolidated variable interest entities:
Accrued expenses and other liabilities	$345	$181
Total liabilities of consolidated variable interest entities	345	181

Redeemable non-controlling interests	91	94
Non-controlling interests of consolidated variable interest entities	133	135
Total liabilities, redeemable non-controlling interests and non-controlling interests of consolidated variable interest entities	$569	$410
The carrying amount and maximum exposure to loss relating to VIEs in which the Company holds a significant variable interest but is not the primary beneficiary and which have not been consolidated were as follows:

	As of December 31,
	2020		2019
	Carrying amount	Maximum exposure to loss(1)	Carrying amount	Maximum exposure to loss(1)
($ in millions)
Other investment partnerships	$474	$512	$513	$559
Investments in renewable energy partnerships	84	84	64	64
Total	$558	$596	$577	$623
________________
(1)The maximum exposure to loss relating to other limited and renewable energy partnership interests is equal to the carrying amounts plus any unfunded commitments.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Federal Home Loan Bank investment and funding agreements
Certain of the Company’s subsidiaries are members of regional banks in the FHLB system. These subsidiaries have also entered into funding agreements with their respective FHLB. The funding agreements are issued in exchange for cash. The funding agreements require that the Company pledge eligible assets, such as commercial mortgage loans, as collateral. With respect to certain classes of eligible assets, the FHLB holds the pledged eligible assets in custody at the respective FHLB. The liabilities for the funding agreements are included in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets. Information related to the FHLB investment and funding agreements as of December 31, 2020 and 2019 is as follows:

	Investment in common stock		Funding agreements issued to FHLB member banks		Collateral
	2020	2019	2020	2019	2020	2019
($ in millions)
FHLB Indianapolis	$75	$69	$1,593	$1,544	$2,603	$2,527
FHLB Des Moines	34	30	615	500	951	811
FHLB Boston	18	14	313	238	520	521
Total	$127	$113	$2,521	$2,282	$4,074	$3,859
Repurchase agreement transactions
As of December 31, 2020, the Company participated in third-party repurchase agreements with a notional value of $301 million. As collateral for these transactions, as of December 31, 2020, the Company posted fixed maturity securities with a fair value and amortized cost of $316 million and $289 million, respectively, which are included in available-for-sale fixed maturity securities at fair value in the consolidated balance sheets. The Company accounts for these transactions as secured borrowings. As of December 31, 2019, there were no transactions outstanding and the Company did not pledge any associated collateral.
The gross obligation for repurchase agreements is reported in securities sold under agreements to repurchase in the consolidated balance sheets. The gross obligations by class of collateral pledged for repurchase agreements accounted for as secured borrowings as of December 31, 2020 is presented in the following table:

As of December 31, 2020	Overnight	<30 Days	30 - 90 Days	> 90 Days	Total
($ in millions)
Corporate Securities	$—	$—	$—	$301	$301
Total	$—	$—	$—	$301	$301
Other
As of December 31, 2020 and 2019, the Company had exposure to one and three issuers, respectively, that exceeded 10% of equity. The carrying value of the Company’s 33% interest in SP Solar Holdings I, LP, a holding company for 26 operating renewable energy plants, was $1.1 billion as of both December 31, 2020 and 2019. The Company also held $913 million of short term facility loans to a single issuer and $634 million of investments in the AAA and AA rated tranches of a single collateralized loan obligation as of December 31, 2019.
As of December 31, 2020 and 2019, the cost or amortized cost and fair value of the assets on deposit with various state and governmental authorities were $149 million and $189 million, and $149 million and $174 million, respectively.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Net investment income
Net investment income is comprised primarily of interest income, including amortization of premiums and accretion of discounts, based on yields that change due to expectations in projected cash flows, dividend income from common and preferred stock, earnings from investments accounted for under equity method accounting, and lease income on other investments.
The components of net investment income were as follows:

	For the years ended December 31,
	2020	2019
($ in millions)
Fixed maturity securities – interest and other income	$2,285	$2,180
Equity securities – dividends and other income	—	6
Mortgage and other loan receivables	785	565
Income from funds withheld at interest	(27)	12
Policy loans	34	37
Investments in transportation and other leased assets	191	176
Investments in renewable energy	115	78
Investments in real estate	17	12
Short-term and other investment income	75	134
Gross investment income(1)	3,475	3,200
Less investment expenses:
Investment management and administration(2)	168	130
Transportation and renewable energy asset depreciation and maintenance	190	138
Interest expense on derivative collateral and repurchase agreements	8	9
Net investment income	$3,109	$2,923
________________
(1)Includes income from related parties of $56 million and $32 million for the years ended December 31, 2020 and 2019, respectively.
(2)Includes expenses from Goldman Sachs Asset Management LP, or “GSAM,” an affiliate of Goldman Sachs, a related party, and Centaurus Renewable Energy, a related party, of $16 million and $13 million for the years ended December 31, 2020 and 2019, respectively.
Net investment gains
Net investment gains were as follows:

	For the years ended December 31,
	2020	2019
($ in millions)
AFS fixed maturity securities	$137	$89
Trading fixed maturity securities	111	104
Derivatives	96	345
Funds withheld receivable at interest	8	15
Mortgage and other loans receivables	(3)	—
Other investments(1)	81	43
Impairments of life settlement contracts	(2)	(12)
Allowance for loan losses provision	(142)	(8)
OTTI on AFS fixed maturity securities	(42)	—
Impairments of other investments	(73)	—
Net investment gains	$171	$576
________________
(1)Includes gains (losses) from related parties of $1 million and $(2) million for the years ended December 31, 2020 and 2019, respectively.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Other–than–temporary impairment
Available-for-sale fixed maturity securities
The table below presents a roll-forward of the cumulative credit loss component of OTTI losses recognized in net investment gains in the consolidated statements of income on AFS fixed maturity securities still held by the Company as of December 31, 2020 and 2019:

	As of December 31,
	2020	2019
($ in millions)
Balance, as of beginning of year	$1	$19
Additions:
Initial impairments - credit loss OTTI recognized on securities not previously impaired	27	—
Additional impairments - credit loss OTTI recognized on securities previously impaired	6	—
Reductions:
Due to sales (or maturities, pay downs or prepayments) during the period of securities previously impaired as credit loss OTTI	(4)	(18)
Balance, as of end of year	$30	$1
Other investment impairment
As part of its periodic review of life settlement contracts for impairment, the Company determined several contracts were impaired for the years ended December 31, 2020 and 2019, because the sum of the carrying value plus expected future premium payments exceeded the expected contract value. Consequently, the Company recorded impairments on those life settlement contracts of $2 million and $12 million for the years ended December 31, 2020 and 2019, respectively, which are included in net investment gains in the consolidated statements of income.
Proceeds and gross gains and losses from voluntary sales
The proceeds from voluntary sales and the gross gains and losses on those sales of AFS fixed maturity securities were as follows:

	For the years ended December 31,
	2020	2019
($ in millions)
AFS fixed maturity securities:
Proceeds from voluntary sales	$10,335	$10,278
Gross gains	261	166
Gross losses	(126)	(124)
4.    Derivative instruments
The Company holds derivative instruments that are primarily used in its hedge program. The Company has established a hedge program that seeks to mitigate economic impacts primarily from interest rate and equity price movements, while taking into consideration accounting and capital impacts.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The Company hedges interest rate and equity market risks associated with its insurance liabilities including fixed-indexed annuities, indexed universal life policies, variable annuity policies and variable universal life policies, among others. For fixed-indexed annuities and indexed universal life policies, the Company generally seeks to use static hedges to offset the exposure primarily created by changes in its embedded derivative balances. The Company generally purchases options which replicate the crediting rate strategies, often in the form of call spreads. Call spreads are the purchase of a call option matched by the sale of a different call option. For variable annuities and variable universal life policies, the Company generally seeks to dynamically hedge its exposure to changes in the value of the guarantee it provides to policyholders. Doing so requires the active trading of several financial instruments to respond to changes in market conditions. In addition, the Company enters into inflation swaps to manage inflation risk associated with inflation-indexed preneed policies.
In the context of specific reinsurance transactions in the institutional channel or acquisitions, the Company may also enter into hedges which are designed to limit short-term market risks to the economic value of the target assets. From time to time, the Company may also enter into hedges designed to mitigate interest rate and credit risk in investment income, interest expense, and fair value of assets and liabilities. In addition, the Company may enter into currency swaps and forwards to manage any foreign exchange rate risks that may arise from investments denominated in foreign currencies.
The Company attempts to mitigate the risk of loss due to ineffectiveness under these derivative investments through a regular monitoring process which evaluates the program’s effectiveness. The Company is exposed to risk of loss in the event of non-performance by the counterparties and, accordingly, all option contracts are purchased from counterparties that have been evaluated for creditworthiness. All of these counterparties are nationally recognized financial institutions with a Moody’s/S&P investment-grade credit rating. Management monitors the Company’s derivative activities by reviewing portfolio activities and risk levels. Management also oversees all derivative transactions to ensure that the types of transactions entered into and the results obtained from those transactions are consistent with both the Company’s risk management strategy and the Company’s policies and procedures.
The restricted cash which was held in connection with open derivative transactions with exchange brokers was $147 million and $141 million as of December 31, 2020 and 2019, respectively.
The Company also has embedded derivatives related to reinsurance contracts that are accounted for on a modified coinsurance and funds withheld basis. An embedded derivative exists because the arrangement exposes the reinsurer to third-party credit risk. These embedded derivatives are included in funds withheld receivable at interest in the consolidated balance sheets.
Derivatives designated as accounting hedges
Where the Company has derivative instruments that are designated and qualify as accounting hedges, these derivative instruments receive hedge accounting.
The Company has designated an interest rate swap to hedge the interest rate risk associated with the 2029 Senior Notes in a fair value hedge. The 2029 Senior Notes are reported in debt in the consolidated balance sheets and are hedged through their maturity in October 2029. This hedge qualifies for the shortcut method of assessing hedge effectiveness. As of December 31, 2020 and 2019, the carrying amount of the hedged 2029 Senior Notes was $527 million and $479 million, respectively, which reflects a fair value hedge adjustment of $32 million and $(15) million, respectively. A gain due to changes in the fair value of the swap of $47 million was recognized in interest expense in the consolidated statements of income for the year ended December 31, 2020, fully offsetting the fair value change in the hedged 2029 Senior Notes.
The Company has designated interest rate swaps to hedge the interest rate risk associated with its FHLB funding agreement liabilities in a fair value hedge. The FHLB funding agreement liabilities are reported in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets and are hedged through their maturities that range from 2023 to 2025. This hedge qualifies for the
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

shortcut method of assessing hedge effectiveness. As of December 31, 2020, the carrying amount of the hedged FHLB loan liabilities was $1,085 million, which reflects a fair value hedge adjustment of $(1) million. A gain due to changes in the fair value of the swaps of $1 million was recognized in policy benefits and claims in the consolidated statements of income for the year ended December 31, 2020, fully offsetting the fair value change in the hedged FHLB funding agreement liabilities.
In December 2019 and August 2020, the Company designated an interest rate swap and a treasury bond forward to hedge the interest rate risk associated with the planned purchase of AFS debt securities in a cash flow hedge. Regression analysis is used to assess the effectiveness of this hedge. As of December 31, 2020 and 2019, respectively, there was a cumulative gain of $2 million and a cumulative loss of $2 million on the interest rate swap recorded in accumulated other comprehensive income (loss) in the consolidated balance sheets. Amounts deferred in accumulated other comprehensive income (loss) are reclassified to net investment income following the qualifying purchases of AFS securities, as an adjustment to the yield earned over the life of the purchased securities, using the effective interest method. This arrangement is hedging purchases in 2020 and is expected to affect earnings until 2050. There were $464 million securities purchased and $2 million reclassified to net investment income for the year ended December 31, 2020. The Company estimates that the amount of gains/losses in accumulated other comprehensive income (loss) to be reclassified into net investment income in the next 12 months will not be material.
The Company has designated foreign exchange forward purchase contracts, or “FX forwards,” to hedge the foreign currency risk associated with certain non-USD AFS fixed maturity securities in fair value hedges. The changes in the fair value of the FX forwards of $(2) million was recognized in net investment gains (losses) for the year ended December 31, 2020, fully offsetting the fair value change in the hedged non-USD AFS fixed maturity securities associated with foreign currency measurement. The remaining fair value change of the AFS fixed maturity securities was recognized in accumulated other comprehensive income in the consolidated balance sheets.
The fair value and notional value of the derivative assets and liabilities were as follows:

As of December 31, 2020	Notional value	Derivative assets	Derivative liabilities
($ in millions)
Equity market contracts	$19,602	$933	$172
Interest rate contracts	8,156	161	38
Foreign currency contracts	102	3	2
Credit contracts	60	—	2
Impact of netting(1)		(129)	(129)
Fair value included within derivative assets and derivative instruments payable		968	85
Embedded derivative – indexed universal life products		—	832
Embedded derivative – annuity products		—	1,813
Fair value included within policyholder liabilities		—	2,645
Embedded derivative – funds withheld at interest		48	132
Fair value included within total assets and liabilities		$1,016	$2,862
________________
(1)Represents netting of derivative exposures covered by qualifying master netting agreements.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

As of December 31, 2019	Notional value	Derivative assets	Derivative liabilities
($ in millions)
Equity market contracts	$15,495	$769	$32
Interest rate contracts	3,994	67	60
Foreign currency contracts	40	1	1
Impact of netting(1)		(14)	(14)
Fair value included within derivative assets and derivative instruments payable		823	79
Embedded derivative – indexed universal life products		—	820
Embedded derivative – annuity products		—	1,426
Fair value included within policyholder liabilities		—	2,246
Embedded derivative – funds withheld at interest		79	61
Fair value included within total assets and liabilities		$902	$2,386
________________
(1)Represents netting of derivative exposures covered by qualifying master netting agreements.
The amounts of derivative gains and losses recognized for the years ended December 31, 2020 and 2019, respectively, are reported in the consolidated statements of income as follows:

	For the years ended December 31,
Derivative contracts not designated as hedges	2020	2019
($ in millions)
Net investment gains (losses):
Embedded derivatives	$(102)	$(29)
Equity index options	124	574
Equity future contracts	(118)	(324)
Interest rate contracts	199	124
Credit risk contracts	(8)	—
Other	(1)	—
Total included in net investment gains (losses)	$94	$345

	For the years ended December 31,
Derivative contracts designated as hedges	2020	2019
($ in millions)
Revenues:
Foreign currency forwards	$2	$—
Total included in net investment gains (losses)	$2	$—
Policy benefits and claims:
Interest rate swap	$(1)	$—
Total included in policy benefits and claims	$(1)	$—
Interest expense:
Interest rate swap	$49	$15
Total included in interest expense	$49	$15
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The amount of net derivative assets and liabilities after consideration of collateral received or pledged were as follows:

	As of December 31,
	2020	2019
($ in millions)
Derivative assets (excluding embedded derivatives)	$968	$823
Derivative liabilities (excluding embedded derivatives)	(85)	(79)
Net amount	883	744
Net collateral (received) / pledged	(730)	(717)
Net amount after collateral	$153	$27
5.    Fair value disclosure of financial instruments
The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date (the exit price). The best evidence of fair value is a quoted price in an active market. If listed prices or quotations are not available, fair value is determined by reference to prices of similar instruments and quoted prices or recent prices in less active markets.
U.S. GAAP establishes a three-level valuation hierarchy based upon observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. The fair value hierarchy prioritizes inputs to the valuation techniques used to measure fair value, giving the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. A financial instrument’s level in the fair value hierarchy is based on the lowest level of any input that is significant to fair value measurement of the financial instrument. The three levels of the fair value hierarchy are described below:
Basis of fair value measurement
Level 1: Unadjusted quoted prices in active markets to which the Company had access as of the measurement date for identical, unrestricted assets and liabilities.
Level 2: Inputs to valuation techniques are observable either directly or indirectly through quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable; and
Level 3: Model-derived where one or more inputs to the valuation techniques are significant and unobservable.
The measurement of Level 3 financial instrument fair values uses unobservable inputs that are based on management judgment and the internal determination of assumptions that market participants would use in valuing them. Valuation subjectivity increases when markets are less liquid due to the lack of more transparent market-based inputs, which may increase the potential that estimated fair values are not reflective of the price at which an actual transaction would occur.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The following tables represent the Company’s hierarchy for its assets and liabilities measured at fair value on a recurring basis:

As of December 31, 2020	Level 1	Level 2	Level 3	Total
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$468	$211	$—	$679
U.S. state, municipal and political subdivisions	—	5,001	—	5,001
Corporate(1)	—	29,946	2,659	32,605
Structured securities	—	21,389	1,480	22,869
Total AFS fixed maturity securities	468	56,547	4,139	61,154
Trading fixed maturity securities:
U.S. government and agencies	416	338	—	754
U.S. state, municipal and political subdivisions	—	735	3	738
Corporate	—	8,346	127	8,473
Structured securities	—	1,188	40	1,228
Total trading fixed maturity securities	416	10,607	170	11,193
Equity securities	46	—	49	95
Mortgage and other loan receivables(2)	—	284	558	842
Other investments(3)	—	—	444	444
Funds withheld receivable at interest	—	359	48	407
Reinsurance recoverable	—	—	1,355	1,355
Derivative assets:
Equity market contracts	31	902	—	933
Interest rate contracts	1	160	—	161
Foreign currency contracts	—	3	—	3
Impact of netting(4)	(14)	(115)	—	(129)
Total derivative assets	18	950	—	968
Separate account assets	5,459	—	—	5,459
Total assets at fair value	$6,407	$68,747	$6,763	$81,917
Liabilities:
Policyholder liabilities	$—	$—	$541	$541
Closed block policy liabilities	—	—	1,409	1,409
Funds withheld payable at interest	—	—	132	132
Derivative instruments payable:
Equity market contracts	47	125	—	172
Interest rate contracts	6	32	—	38
Foreign currency contracts	—	2	—	2
Credit contracts	—	2	—	2
Impact of netting(4)	(14)	(115)	—	(129)
Total derivative instruments payable	39	46	—	85
Reinsurance liabilities	—	—	—	—
Embedded derivative – indexed universal life products	—	—	832	832
Embedded derivative – annuity products	—	—	1,813	1,813
Total liabilities at fair value	$39	$46	$4,727	$4,812
________________
(1)Includes related party balance of $368 million in Level 2 for corporate AFS fixed maturity securities.
(2)Includes related party balance of $558 million in Level 3 for mortgage and other loan receivables.
(3)Other investments excluded from the fair value hierarchy include certain real estate and private equity funds for which fair value is measured at net asset value per share as a practical expedient. As of December 31, 2020, the fair value of these investments was $114 million.
(4)Represents netting of derivative exposures covered by qualifying master netting agreements.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

As of December 31, 2019	Level 1	Level 2	Level 3	Total
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$528	$62	$12	$602
U.S. state, municipal and political subdivisions	—	2,582	—	2,582
Corporate(1)	—	21,699	2,256	23,955
Structured securities	7	20,767	1,852	22,626
Total AFS fixed maturity securities	535	45,110	4,120	49,765
Trading fixed maturity securities:
U.S. government and agencies	17	2	3	22
U.S. state, municipal and political subdivisions	—	41	—	41
Corporate	13	607	37	657
Structured securities	—	262	2	264
Total trading fixed maturity securities	30	912	42	984
Equity securities	—	—	58	58
Mortgage and other loan receivables(2)	—	6	253	259
Other investments(3)	—	—	424	424
Funds withheld receivable at interest	—	310	79	389
Reinsurance recoverable	—	—	1,316	1,316
Derivative assets:
Equity market contracts	30	739	—	769
Interest rate contracts	1	66	—	67
Foreign currency contracts	—	1	—	1
Impact of netting(4)	(9)	(5)	—	(14)
Total derivative assets	22	801	—	823
Separate account assets	5,504	—	—	5,504
Total assets at fair value	$6,091	$47,139	$6,292	$59,522
Liabilities:
Policyholder liabilities	$—	$—	$429	$429
Closed block policy liabilities	—	—	1,368	1,368
Funds withheld payable at interest	—	—	61	61
Derivative instruments payable:
Equity market contracts	31	1	—	32
Interest rate contracts	17	43	—	60
Foreign currency contracts	—	1	—	1
Impact of netting(4)	(9)	(5)	—	(14)
Total derivative instruments payable	39	40	—	79
Reinsurance liabilities	—	—	5	5
Embedded derivative — indexed universal life products	—	—	820	820
Embedded derivative — annuity products	—	—	1,426	1,426
Total liabilities at fair value	$39	$40	$4,109	$4,188
________________
(1)Includes related party balance of $179 million in Level 2 for corporate AFS fixed maturity securities.
(2)Includes related party balance of $238 million in Level 3 for mortgage and other loan receivables.
(3)Other investments excluded from the fair value hierarchy include certain real estate and private equity funds for which fair value is measured at net asset value per share as a practical expedient. As of December 31, 2019, the fair value of these investments was $113 million.
(4)Represents netting of derivative exposures covered by qualifying master netting agreements.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Fair value techniques and inputs
The following is a description of the valuation techniques and inputs used for instruments carried at fair value. The observability of the inputs used in the valuation determines the appropriate level in the fair value hierarchy for the respective asset or liability.
Investments
Investments in U.S. Treasury, government and agency securities, foreign government securities, short-term money market securities and mutual funds held in separate accounts are valued using quoted market prices for identical unrestricted instruments in active markets. Investments such as fixed maturity securities for which quoted market prices from active markets are not available are priced using observable inputs, which can be verified to quoted prices, recent trading activity for identical or similar instruments, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency. Consideration is given to the nature of the quotations and the relationship of recent market activity to the prices provided from alternative pricing sources. Other investments having one or more significant valuation inputs that are not observable are initially valued at transaction price, which is considered to be the best initial estimate of fair value. Subsequently, the Company uses other methodologies to determine fair value, which vary based on the type of investment.
Valuation inputs and assumptions are changed when corroborated by substantive observable evidence, including values realized on sales.
Derivative instruments
Derivative instruments such as exchange-traded futures and options are valued at their quoted market price. Most of the over the counter derivative instruments used by the Company are those for which all significant valuation inputs are corroborated by market evidence. These derivative instruments are principally valued using an income approach. The Company calculates the fair value of derivative assets by discounting future cash flows at a rate that incorporates counterparty credit spreads and the fair value of derivative liabilities by discounting future cash flows at a rate that incorporates the Company’s own credit spreads. When appropriate, valuations are adjusted for various factors such as liquidity, bid/offer spreads and credit considerations. Such adjustments are generally based on available market evidence.
Valuations for non-option based interest rate derivatives are based on present value techniques, which utilize significant inputs that may include the swap yield curve, London Interbank Offered Rate, or “LIBOR,” basis curves and repurchase rates. Valuations for option based interest rate derivatives are based on option pricing models, which utilize significant inputs that may include the swap yield curve, LIBOR basis curves and interest rate volatility.
Prices for foreign currency derivatives based on the exchange rates of leading industrialized nations, including those with longer tenors, are generally observable. The valuation of other derivative instruments including credit derivatives and equity market derivatives have significant unobservable inputs, such as equity volatility inputs for options that are very long dated, and are principally valued using an income approach.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Funds withheld at interest, reinsurance assets and insurance liabilities
The funds withheld receivable at interest carried at fair value is primarily valued based on the fair value of the underlying investments, which have quoted prices or other observable inputs to pricing. A portion of the funds withheld receivable at interest carried at fair value represents embedded derivatives and is valued using present value techniques that consider inputs including contractholder persistency and contract duration. Reinsurance recoverables carried at fair value are valued using present value techniques that consider inputs including mortality and surrender rates for the associated policies, as well as estimates of policy expenses and the cost of capital held in support of the related closed block policy liabilities.
Policyholder liabilities carried at fair value are valued using present value techniques that discount estimated liability cash flows at a rate that reflects the riskiness of those cash flows and also consider policyholder behavior (lapse rates, surrender rates and mortality). Closed block policy liabilities carried at fair value are valued using present value techniques that consider inputs including mortality and surrender rates for the respective policies, as well as estimates of policy expenses and the cost of capital held in support of the liabilities. The funds withheld payable at interest carried at fair value represents embedded derivatives and is valued based on the change in the fair value of the assets supporting the payable. Other embedded derivative liabilities are related to our fixed-indexed annuity, variable annuity and indexed universal life products, which contain equity-indexed features. We calculate the embedded derivative liabilities as the present value of future projected benefits in excess of the projected guaranteed benefits, using an option budget as the indexed account value growth rate and considering an adjustment to reflect the risk of nonperformance on our obligation and inputs such as projected withdrawal and surrender activity, and mortality. We calculate nonperformance risk using a blend of observable peer holding company credit spreads, adjusted to reflect the claims paying ability of our insurance entities, as well as an adjustment to reflect the priority of policyholder claims. See details in the table below.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Fair value of assets and liabilities
Significant unobservable inputs
The tables below present the ranges of significant unobservable inputs used to value the Company’s Level 3 financial assets and liabilities, and includes only those items for which information is reasonably available, such as data from internal determinations of fair value. These ranges represent the significant unobservable inputs that were used in the valuation of each type of financial asset and liability. Weighted averages in the tables below are calculated by weighting each input by the relative fair value of the respective financial instruments. The ranges and weighted averages of these inputs are not representative of the appropriate inputs to use when calculating the fair value of any one financial asset or liability. Accordingly, the ranges of inputs presented below do not represent uncertainty in, or possible ranges of, fair value measurements of the Company’s Level 3 financial assets and liabilities as of December 31, 2020 and 2019:

As of December 31, 2020
Level 3 assets	Level 3 assets ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (weighted average, or “WA”)	Impact of an increase in the input on fair value

Corporate fixed maturity securities	$734	Discounted cash flows - discount spread	1.70% to 4.31% (WA 2.52%)	Decrease
Structured securities	1,442	Discounted cash flows - discount spread	1.58% to 5.53% (WA 2.77%)	Decrease
		Discounted cash flows - constant prepayment rate	5.00% to 15.00% (WA 5.06%)	Increase/Decrease
		Discounted cash flows - constant default rate	0.75% to 15.00% (WA 1.98%)	Decrease
		Discounted cash flows - loss severity	90.00% to 100.00% (WA 98.47%)	Decrease
		Discounted cash flows - principal prepayment rate	7.00%	Increase/Decrease
Equity securities	48	Discounted cash flows - discount yield	17.50%	Decrease
Other investments	395	Direct capitalization - capitalization rate	5.08% to 6.10% (WA 5.57%)	Increase
		Direct capitalization - vacancy rate	5.00%	Decrease
Funds withheld receivable at interest	48	Discounted cash flow - duration/weighted average life	0 to 23.7 years (WA 10.81 years)	Increase
		Discounted cash flow - contractholder persistency	3.5% to 16% (WA 6%)	Increase
		Nonperformance risk	0.37% to 1.12%	Decrease
Reinsurance recoverable	1,355	Present value of expenses paid from the open block plus the cost of capital held in support of the liabilities.	The average expense assumption is between $10.20 and $78 per policy, increased by inflation.	Increase
		Unobservable inputs are a market participant’s view of the expenses, a risk margin on the uncertainty of the level of expenses and a cost of capital on the capital held in support of the liabilities.	Expense risk margin: 9.42%	Decrease
			Cost of capital: 3.69% to 9.86%	Increase
		Discounted cash flow - mortality rate	2.57%	Increase
		Discounted cash flow - surrender rate	5.25%	Increase
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

As of December 31, 2019
Level 3 assets	Level 3 assets ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (WA)	Impact of an increase in the input on fair value

Corporate fixed maturity securities	$14	Market comparables — liquidity premium	0.25%	Decrease
Structured securities	1,051	Consensus pricing — liquidity premium	0.29%	Decrease
		Discounted cash flows — liquidity premium	0.00% to 0.16% (WA 0.13%)	Decrease
		Market comparables — liquidity premium	0.10% to 3.60% (WA 2.49%)	Decrease
Equity securities	38	Discounted cash flows- discount rate	17.50%	Decrease
Other investments	384	Discounted cash flows- capitalization rate	5.36% to 6.38% (WA 5.80%)	Increase
		Discounted cash flows- discount rate	8.00%	Decrease
		Discounted cash flows- vacancy rate	6.49%	Decrease
Funds withheld receivable at interest	79	Discounted cash flow - duration/weighted average life	0 to 21 years (WA 10.63 years)	Increase
		Discounted cash flow - contractholder persistency	3.8% to 17.5% (WA 6.5%)	Increase
		Nonperformance risk	0.23% to 0.95%	Decrease
Reinsurance recoverable	1,316	Present value of expenses paid from the open block plus the cost of capital held in support of the liabilities.	The average expense assumption is between $10 and $78 per policy, increased by inflation.	Increase
		Unobservable inputs are a market participant’s view of the expenses, a risk margin on the uncertainty of the level of expenses and a cost of capital on the capital held in support of the liabilities.	Expense risk margin: 9.42%	Decrease
			Cost of capital: 3.69% to 11.23%	Increase
		Discounted cash flow - mortality rate	2.76%	Decrease
		Discounted cash flow - surrender rate	5.57%	Decrease
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

As of December 31, 2020
Level 3 liabilities	Level 3 liabilities ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (WA)	Impact of an increase in the input on fair value

Policyholder liabilities	$541	Present value of best estimate liability cash flows. Unobservable inputs include a market participant view of the risk margin included in the discount rate which reflects the riskiness of the cash flows.	Risk margin rate: 0.09%	Decrease
		Policyholder behavior is also a significant unobservable input, including lapse, surrender and mortality.	Lapse rate: 0.7% to 1.4%	Decrease
			Surrender rate: 0.7% to 2.1%	Increase
			Mortality rate: 0.3% to 21.1%	Increase
Closed block policy liabilities	1,409	Present value of expenses paid from the open block plus the cost of capital held in support of the liabilities.	The average expense assumption is between $10.20 and $78 per policy, increased by inflation.	Increase
		Nonperformance risk	0.37% to 1.12%	Decrease
		Unobservable inputs are a market participant’s view of the expenses, a risk margin on the uncertainty of the level of expenses and a cost of capital on the capital held in support of the liabilities.	Expense risk margin: 9.42%	Decrease
			Cost of capital: 3.69% to 9.86%	Increase
		Discounted cash flow - mortality rate	2.57%	Increase
		Discounted cash flow - surrender rate	5.25%	Increase
Funds withheld payable at interest	132	Discounted cash flow - duration/weighted average life	0 to 20.3 years (WA 10.95 years)	Decrease
		Discounted cash flow - contractholder persistency	3.5% to 16% (WA 6%)	Decrease
		Nonperformance risk	0.37% to 1.12%	Decrease
Embedded derivative – indexed universal life products	832	Policy persistency is a significant unobservable input.	Lapse rate: 5.01%	Decrease
			Mortality rate: 0.13%	Decrease
		Future costs for options used to hedge the contract obligations	Option budget assumption: 3.66%	Increase
		Nonperformance risk	0.37% to 1.12%	Decrease
Embedded derivative – annuity products	1,813	Policyholder behavior is a significant unobservable input, including utilization and lapse.	Utilization: Fixed-indexed annuity WA 3.90%; Variable annuity: 2.12% to 32.42% (WA 4%)	Decrease
			Surrender rate: Fixed-indexed annuity WA 9.92%; Variable annuity: 3.40% to 28.33%	Decrease
			Mortality rate: Fixed-indexed annuity WA 1.80%; Variable annuity: 1.24% to 8.97%	Decrease
		Future costs for options used to hedge the contract obligations	Option budget assumption: Fixed-indexed annuity WA 1.74%; Variable annuity: n/a	Increase
		Nonperformance risk	0.37% to 1.12%	Decrease
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

As of December 31, 2019
Level 3 liabilities	Level 3 liabilities ($ in millions)	Valuation techniques and significant unobservable inputs	Range of significant unobservable inputs (WA)	Impact of an increase in the input on fair value

Policyholder liabilities	$429	Present value of best estimate liability cash flows. Unobservable inputs include a market participant view of the risk margin included in the discount rate which reflects the riskiness of the cash flows.	Risk margin rate: 0.09%	Decrease
		Policyholder behavior is also a significant unobservable input, including lapse, surrender and mortality.	Lapse rate: 0.7% to 1.4%	Decrease
			Surrender rate: 0.7% to 2.1%	Increase
			Mortality rate: 0.3% to 21.1%	Increase
Closed block policy liabilities	1,368	Present value of expenses paid from the open block plus the cost of capital held in support of the liabilities.	The average expense assumption is between $10 and $78 per policy, increased by inflation.	Increase
		Nonperformance risk	0.23% to 0.95%	Decrease
		Unobservable inputs are a market participant’s view of the expenses, a risk margin on the uncertainty of the level of expenses and a cost of capital on the capital held in support of the liabilities.	Expense risk margin: 9.42%	Decrease
			Cost of capital: 3.69% to 11.23%	Increase
		Discounted cash flow - mortality rate	2.76%	Decrease
		Discounted cash flow - surrender rate	5.57%	Decrease
Funds withheld payable at interest	61	Discounted cash flow - duration/weighted average life	0 to 21 years (WA 10.78 years)	Decrease
		Discounted cash flow - contractholder persistency	3.8% to 17.5% (WA 6.5%)	Decrease
		Nonperformance risk	0.23% to 0.95%	Decrease
Embedded derivative – indexed universal life products	820	Policy persistency is a significant unobservable input.	Lapse rate: 5%	Decrease
			Mortality rate: 0.13%	Decrease
		Future costs for options used to hedge the contract obligations	Option budget assumption: 3.91%	Increase
		Nonperformance risk	0.23% to 0.95%	Decrease
Embedded derivative – annuity products	1,426	Policyholder behavior is a significant unobservable input, including utilization and lapse.	Utilization: Fixed-indexed annuity WA 3.66%; Variable annuity: 0% to 65%	Decrease
			Surrender rate: Fixed-indexed annuity WA 10.38%; Variable annuity: 2.82% to 27.90%	Decrease
			Mortality rate: Fixed-indexed annuity WA 1.74%; Variable annuity: 1.14% to 8.33%	Decrease
		Future costs for options used to hedge the contract obligations	Option budget assumption: Fixed-indexed annuity WA 2.07%; Variable annuity: n/a	Increase
		Nonperformance risk	0.23% to 0.95%	Decrease
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Transfers between levels
Overall, transfers into and out of Level 3 are attributable to a change in the observability of inputs. Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The tables below set forth a summary of changes in the fair value of the Company’s Level 3 assets and liabilities for the years ended December 31, 2020 and 2019, respectively. The tables reflect gains and losses for the full year for all assets and liabilities categorized as Level 3 as of December 31, 2020 and 2019:

Year ended December 31, 2020	Balance, as of beginning of year	Net realized and unrealized gains / losses included in income	Net unrealized gains / losses included in OCI	Net settlements / purchases	Transfers into Level 3	Transfers out of Level 3	Balance, as of end of year
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$12	$—	$(12)	$—	$—	$—	$—
Corporate fixed maturity securities	2,256	—	(552)	1,002	—	(47)	2,659
Structured securities	1,852	(13)	11	91	24	(485)	1,480
Total AFS fixed maturity securities	4,120	(13)	(553)	1,093	24	(532)	4,139
Trading fixed maturity securities:
U.S. government and agencies	3	(3)	—	—	—	—	—
U.S. state, municipal and political subdivisions	—	1	—	—	2	—	3
Corporate fixed maturity securities	37	—	—	81	17	(8)	127
Structured securities	2	1	—	36	3	(2)	40
Total trading fixed maturity securities	42	(1)	—	117	22	(10)	170
Equity securities	58	9	—	1	—	(19)	49
Mortgage and other loan receivables	253	—	—	305	—	—	558
Other investments	424	20	—	—	—	—	444
Funds withheld receivable at interest	79	(31)	—	—	—	—	48
Reinsurance recoverable	1,316	39	—	—	—	—	1,355
Total assets	$6,292	$23	$(553)	$1,516	$46	$(561)	$6,763
Liabilities:
Policyholder liabilities	$429	$112	$—	$—	$—	$—	$541
Closed block policy liabilities	1,368	37	4	—	—	—	1,409
Funds withheld payable at interest	61	71	—	—	—	—	132
Reinsurance liabilities	5	(5)	—	—	—	—	—
Embedded derivative – indexed universal life products	820	89	—	(77)	—	—	832
Embedded derivative – annuity products	1,426	163	—	224	—	—	1,813
Total liabilities	$4,109	$467	$4	$147	$—	$—	$4,727
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Year ended December 31, 2020	Purchases	Issuances	Sales	Settlements	Net settlements / purchases
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$—	$—	$—	$—	$—
Corporate fixed maturity securities	1,410	—	(172)	(236)	1,002
Structured securities	467	—	(88)	(288)	91
Total AFS fixed maturity securities	1,877	—	(260)	(524)	1,093
Trading fixed maturity securities:
Corporate fixed maturity securities	82	—	—	(1)	81
Structured securities	37	—	—	(1)	36
Total trading fixed maturity securities	119	—	—	(2)	117
Equity securities	1	—	(1)	1	1
Mortgage and other loan receivables	305	—	—	—	305
Other investments	—	—	—	—	—
Total assets	$2,302	$—	$(261)	$(525)	$1,516
Liabilities:
Embedded derivative – indexed universal life products	$—	$105	$—	$(182)	$(77)
Embedded derivative – annuity products	—	224	—	—	224
Total liabilities	$—	$329	$—	$(182)	$147
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Year ended December 31, 2019	Balance, as of beginning of year	Net realized and unrealized gains / losses included in income	Net unrealized gains / losses included in OCI	Net settlements / purchases	Transfers into Level 3	Transfers out of Level 3	Balance, as of end of year
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$13	$—	$—	$(1)	$—	$—	$12
Corporate fixed maturity securities	1,448	2	(300)	1,126	24	(44)	2,256
Structured securities	2,710	1	115	287	40	(1,301)	1,852
Total AFS fixed maturity securities	4,171	3	(185)	1,412	64	(1,345)	4,120
Trading fixed maturity securities:
U.S. government and agencies	3	—	—	—	—	—	3
Corporate fixed maturity securities	62	—	(6)	(19)	—	—	37
Structured securities	7	—	4	(4)	—	(5)	2
Total trading fixed maturity securities	72	—	(2)	(23)	—	(5)	42
Equity securities	90	(1)	(32)	1	—	—	58
Mortgage and other loan receivables	107	—	2	144	—	—	253
Other investments	386	30	—	8	—	—	424
Funds withheld receivable at interest	68	11	—	—	—	—	79
Reinsurance recoverable	1,249	67	—	—	—	—	1,316
Total assets	$6,143	$110	$(217)	$1,542	$64	$(1,350)	$6,292
Liabilities:
Policyholder liabilities	$364	$73	$—	$(8)	$—	$—	$429
Closed block policy liabilities	1,305	58	5	—	—	—	1,368
Funds withheld payable at interest	21	40	—	—	—	—	61
Reinsurance liabilities	—	5	—	—	—	—	5
Embedded derivative – indexed universal life products	526	361	—	(67)	—	—	820
Embedded derivative – annuity products	786	267	—	373	—	—	1,426
Total liabilities	$3,002	$804	$5	$298	$—	$—	$4,109
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Year ended December 31, 2019	Purchases	Issuances	Sales	Settlements	Net settlements / purchases
($ in millions)
Assets:
AFS fixed maturity securities:
U.S. government and agencies	$—	$—	$—	$(1)	$(1)
Corporate fixed maturity securities	1,995	—	(208)	(661)	1,126
Structured securities	1,290	—	(537)	(466)	287
Total AFS fixed maturity securities	3,285	—	(745)	(1,128)	1,412
Trading fixed maturity securities:
Corporate fixed maturity securities	13	—	(31)	(1)	(19)
Structured securities	—	—	(4)	—	(4)
Total trading fixed maturity securities	13	—	(35)	(1)	(23)
Equity securities	18	—	(14)	(3)	1
Mortgage and other loan receivables	302	—	(67)	(91)	144
Other investments	22	—	(14)	—	8
Total assets	$3,640	$—	$(875)	$(1,223)	$1,542
Liabilities:
Policyholder liabilities	$—	$—	$—	$(8)	$(8)
Embedded derivative – indexed universal life products	—	95	—	(162)	(67)
Embedded derivative – annuity products	—	373	—	—	373
Total liabilities	$—	$468	$—	$(170)	$298
6.    Deferred policy acquisition costs, value of business acquired, unearned revenue reserves and unearned front-end loads
The following reflects the changes to the DAC asset:

	For the years ended December 31,
	2020	2019
($ in millions)
Balance, as of beginning of year	$1,704	$1,891
Acquisition/reinsurance	74	40
Deferrals	422	526
Amortized to expense during the year(1)	(219)	(253)
Adjustment for unrealized investment losses during the year	(414)	(500)
Balance, as of end of year	$1,567	$1,704
________________
(1)These amounts are included in amortization of policy acquisition costs in the consolidated statements of income.
The following reflects the changes to the VOBA asset:

	For the years ended December 31,
	2020	2019
($ in millions)
Balance, as of beginning of year	$424	$668
Amortized to expense during the year(1)	(49)	(48)
Adjustment for unrealized investment losses during the year	(95)	(196)
Balance, as of end of year	$280	$424
________________
(1)These amounts are included in amortization of policy acquisition costs in the consolidated statements of income.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Estimated future amortization of VOBA as of December 31, 2020 is as follows:

Years	Amounts
($ in millions)
2021	$43
2022	38
2023	33
2024	29
2025	32
2026 and thereafter	105
Total	$280
The following reflects the changes to the URR and UFEL:

	For the years ended December 31,
	2020	2019
($ in millions)
Balance, as of beginning of year	$131	$316
Deferrals	146	142
Amortized to expense during the year(1)	(111)	(103)
Adjustment for unrealized investment losses during the year	(87)	(224)
Balance, as of end of year	$79	$131
________________
(1)These amounts are included in policy fees in the consolidated statements of income.

7.    Policyholder liabilities
Future policyholder benefits, contractholder deposit funds and other policyholder liabilities
Future policyholder benefits and contractholder deposit funds and other policyholder liabilities by product were as follows as of December 31, 2020 and 2019:

	2020		2019
	Future policyholder benefits	Contractholder deposit funds and other policyholder liabilities	Future policyholder benefits	Contractholder deposit funds and other policyholder liabilities
($ in millions)
Fixed-rate annuity(1)(2)	$11,843	$32,298	$3,752	$31,024
Fixed-indexed annuity	5	23,763	4	14,656
Variable annuity	—	2,507	—	2,456
Indexed universal life	—	9,496	—	8,618
Fixed and variable universal life	—	6,042	—	3,889
Other life (term and whole life)	661	288	678	308
Preneed	25	2,799	25	2,965
Closed blocks	1,293	96	1,253	99
Other (including funding agreements)	31	2,528	32	2,290
Total	$13,858	$79,817	$5,744	$66,305
________________
(1)Includes related party balances as of December 31, 2020 and 2019 of $2.4 billion and $2.5 billion, respectively, in future policyholder benefits, and $4.5 billion and $4.9 billion, respectively, in contractholder deposit funds and other policyholder liabilities.
(2)Future policyholder benefits as of December 31, 2020 includes $7.0 billion assumed disability income insurance of which 96% is comprised of policies in claim payout status, generally for the lifetime of the insured, and the remaining 4% comprised of an active life reserve where the Company has retroceded the morbidity risk.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Guaranteed benefits
Guaranteed minimum death benefits
Certain variable annuity and fixed-indexed annuity contracts contain GMDB features that provide a guarantee that the benefit received at death will be no less than a prescribed minimum amount, even if the account balance is reduced to zero. This amount is based on either the net deposits paid into the contract, the net deposits accumulated at a specified rate, the highest historical account value on a contract anniversary, or sometimes a combination of these values. If the GMDB is higher than the current account value at the time of death, the Company pays a benefit equal to the difference.
The following table shows the balance of the GMDB reserves reported in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets. The GMDB exposure includes reinsurance assumed.

	For the years ended December 31,
	2020	2019
($ in millions)
Balance, as of beginning of year	$234	$274
Expense incurred	45	(8)
Claims paid	(22)	(25)
Reinsurance premium paid	(21)	(25)
Claims ceded to reinsurers	14	18
Balance, as of end of year	$250	$234
The reserve is calculated by estimating the present value of total expected excess benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract, multiplied by the cumulative assessments as of the reporting date, less cumulative benefit payments, plus interest.
The following information relates to the reserving methodology and assumptions for GMDB as of December 31, 2020 and 2019:
•The projection model uses multiple stochastic scenarios with mean total returns ranging from 1% and 2% per annum for money market funds for the years ended December 31, 2020 and 2019, respectively, to 4% per annum for bond funds and to 8% per annum for equities for both of the years ended December 31, 2020 and 2019;
•For the projection of equity index returns for the legacy and assumed variable annuity blocks, a one factor local volatility log-normal model was used. For the recent direct sales of variable annuity products projected fund returns are determined by a third-party proprietary model;
•For the legacy and assumed variable annuity blocks, equity implied volatilities by duration are graded from OTC quotes on the front to historical volatilities on the back. For the years ended December 31, 2020 and 2019, at-the-money equity volatilities ranged from 17.5% to 27.0% and from 14.2% to 27.0%, respectively, depending on index and term;
•The mortality assumptions are factors of an industry standard mortality table based on company experience varying by age and gender, with 20 years of mortality improvements; and,
•The partial withdrawal rate assumption varies by tax-qualified status and attained age. For the years ended December 31, 2020 and 2019 total projected partial withdrawals were from 3.0% to 6.7% and 3.0% to 7.0%, respectively.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The following table presents the account value, net amount at risk and average attained age of underlying variable annuity contractholders for guarantees in the event of death as of December 31, 2020 and 2019. The net amount at risk is the death benefit coverage in-force or the amount that the Company would have to pay if all variable annuity contractholders had died as of the specified date, and represents the excess of the guaranteed benefit over the account value.

	As of December 31,
	2020	2019
($ in millions, except for contractholders information)
Net deposits paid
Account value	$4,581	$4,592
Net amount at risk	$106	$91
Average attained age of contractholders	68	67
Ratchet (highest historical account value at specified anniversary dates)
Account value	$496	$489
Net amount at risk	$17	$18
Average attained age of contractholders	71	71
Roll-up (net deposits accumulated at a specified rate)
Account value	$13	$13
Net amount at risk	$3	$4
Average attained age of contractholders	84	83
Higher of ratchet or roll-up
Account value	$1,685	$1,715
Net amount at risk	$358	$435
Average attained age of contractholders	77	77
Total of guaranteed benefits categorized above
Account value	$6,775	$6,809
Net amount at risk	$484	$548
Average attained age of contractholders (weighted by account value)	70	70
Number of contractholders	83,064	89,297
Variable annuity guaranteed minimum income benefits
The Company previously issued variable annuity contracts with a GMIB feature. The GMIB liability was $1 million and $2 million as of December 31, 2020 and 2019, respectively. The GMIB expenses incurred were less than $1 million for both of the years ended December 31, 2020 and 2019. The GMIB benefits paid were approximately $1 million and less than $1 million for the years ended December 31, 2020 and 2019, respectively. The reserves for the GMIB liability are calculated by using a methodology that is the same as the reserve for the corresponding GMDB liability, as discussed above.
Guaranteed minimum withdrawal benefits
Certain fixed-indexed and variable annuity contracts are issued with a guaranteed minimum withdrawal feature. GMWB are an optional benefit where a contractholder is entitled to withdraw up to a specified amount of their benefit base each year.
The feature provides annuity policyholders with a minimum guaranteed stream of income for life, once the option is elected. The annual income amount is based on an annual withdrawal percentage multiplied by the contractual benefit base. The benefit base is defined in the contract and is generally the initial premium, reduced by any partial withdrawals, increased by a contractually defined percentage. Benefit payments are first deducted from the contractual account value. Excess guaranteed benefits are defined as the benefits paid once the underlying account value has reached zero.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The ultimate cost of these benefits will depend on the level of market returns and the level of contractual guarantees, as well as policyholder behavior, including surrenders, withdrawals and benefit utilization. For fixed-indexed annuity products, costs also include certain non-guaranteed terms that impact the ultimate cost, such as caps on crediting rates that can, at the Company’s discretion, reset annually.
Reserves for the variable annuity GMWB are bifurcated into an embedded derivative (recorded at fair value) and an additional insurance liability. The additional insurance liability for the variable annuity GMWB and the reserves for the fixed-indexed annuity GMWB are calculated in a manner similar to the reserves for the GMDB and GMIB discussed above.
The following table shows the balance of the GMWB reserves reported in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets:

	For the years ended December 31,
	2020	2019
($ in millions)
Balance, as of beginning of year	$501	$392
Expense incurred	254	109
Balance, as of end of year	$755	$501
The following table presents the account value, net amount at risk and number of contractholders for annuity contracts with guaranteed withdrawal benefits as of December 31, 2020 and 2019:

	As of December 31,
	2020	2019
($ in millions, except for contractholders information)
Account value	$10,461	$9,716
Net amount at risk	$3,320	$2,822
Number of contractholders	79,629	75,882
Contractholder deposit funds with embedded derivatives
The following table shows the balances of the account value and embedded derivatives reported in contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets:

	As of December 31,
	2020	2019
($ in millions)
Account value	$19,785	$17,089
Embedded derivatives	$2,645	$2,246
The following paragraphs describe the products presented within the above table along with the underlying methodology used to calculate the embedded derivatives.
The Company’s fixed-indexed annuity, indexed universal life and variable annuity products contain equity-indexed features which are considered embedded derivatives and required to be measured at fair value. The fair value of the embedded derivative is calculated as the present value of future projected benefits in excess of the projected guaranteed benefits, using an option budget as the indexed account value growth rate, for fixed-index annuity and indexed universal life products, and the present value of future projected benefits in excess of the future allocated assessments for variable annuity products. In addition, the fair value of the embedded derivative is reduced to reflect the risk of nonperformance on the Company’s obligation, referred to as nonperformance risk. Changes in interest rates, future index credits, nonperformance risk, projected withdrawal and surrender activity, and mortality can have a significant impact on the value of the embedded derivative.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Fixed-indexed annuities
Fixed-indexed annuity contracts allow the policyholder to elect a fixed interest rate return or a market indexed strategy where interest credited is based on the performance of an index, such as S&P 500 or other indices. The equity market strategy is an embedded derivative, similar to a call option. The fair value of the embedded derivative is computed as the present value of benefits attributable to the excess of the projected policy contract values over the projected minimum guaranteed contract values. The projections of policy contract values are based on assumptions for future policy growth, which include assumptions for expected index credits, future equity option costs, volatility, interest rates and policyholder behavior. The projections of minimum guaranteed contract values include the same assumptions for policyholder behavior as are used to project policy contract values. The embedded derivative cash flows are discounted using a risk free interest rate increased by a non-performance risk spread tied to the Company’s own credit rating.
Indexed universal life
Indexed universal life contracts allow a policyholder’s account value growth to be indexed to certain equity indices, which result in an embedded derivative similar to a call option. The embedded derivative related to the index is bifurcated from the account value and measured at fair value. The valuation of the embedded derivative is the present value of future projected benefits in excess of the projected guaranteed benefits, using the option budget as the indexed account value growth rate and the guaranteed interest rate as the guaranteed account value growth rate. Present values are based on discount rate curves determined at the valuation date/issue date as well as assumed lapse and mortality rates. The discount rate equals the forecast treasury rate plus a non-performance risk spread tied to the Company’s own credit rating. Changes in discount rates and other assumptions such as spreads and/or option budgets can have a substantial impact on the embedded derivative.
Variable annuities with guaranteed minimum withdrawal benefits
The Company has issued variable annuity contracts with a GMWB feature. The GMWB feature provides annuity contractholders with a guaranteed stream of payments for life, once income is activated. The annual income amount is based on a percentage multiplied by the contractual benefit base. The benefit base is defined in the contract and may incorporate various combinations of ratchet and roll-up features. Benefit payments are first deducted from the account value. Excess guaranteed benefits are defined as all GMWB paid once the underlying account value has reached zero. Reserves for the GMWB are bifurcated into an embedded derivative (recorded at fair value) and an additional insurance liability.
The fair value calculation for the embedded derivative includes the following considerations:
•The reserve is based on projections run under a large number of stochastic scenarios;
•All underlying scenarios are generated using risk neutral assumptions;
•The mean of the projected returns is based on a risk free rate;
•Volatilities are based on market implied volatilities; and,
•The discount rate for this fair value calculation equals the risk free rate plus a spread consistent with the Company’s risk of non-performance on its obligations, which is referred to as its own credit risk.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Universal life with no-lapse guarantee
The Company has certain in-force universal life contracts which provide a secondary guarantee, or “no-lapse guarantee,” to the policyholder. The policy can remain in-force, even if the policyholder’s account value is zero, as long as contractual secondary guarantee requirements have been met. The primary risk associated with these guarantees are that the premium collected under these policies, together with the investment return earned on that premium, is ultimately insufficient to pay the policyholder’s benefits and the expenses associated with issuing and administering these policies. The Company holds an additional reserve in connection with these guarantees. The change in the reserve is included in policy benefits and claims in the consolidated statements of income.
The additional reserve related to universal life products with secondary guarantees is calculated using methods similar to those described above under “Guaranteed minimum death benefits.” The costs related to these secondary guarantees are recognized over the life of the contracts through the accrual and subsequent release of a reserve which is revalued each period. The reserve is determined for any point in time equal to the accumulated value of the assessments since inception times the benefit ratio less the accumulated value of the excess death benefits paid since inception due to the no-lapse guarantee feature, plus interest. The benefit ratio is the present value of total expected excess benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract. The carrying amount of the reserves is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS and certain derivatives. The reserves for universal life no-lapse guarantees were $1.8 billion and $1.7 billion as of December 31, 2020 and 2019, respectively.
Preneed reserves
Preneed life insurance pays a death benefit that helps cover funeral costs according to a prearranged funeral agreement. A liability for preneed policyholder benefits is established in an amount determined by the account or contract balance that accrues to the benefit of the policyholder. Reserves on preneed business are based on cash surrender values of issued policies. An additional insurance liability is established as of each reporting date where the total liability is equal to the present value of projected future benefits and maintenance expenses, including discretionary death benefits to be credited to policies using current period discretionary death benefit crediting rates under current assumptions. We have the discretion to adjust these death benefit crediting rates up or down. The Company has also issued preneed insurance contracts with crediting rates tied to inflation as measured by the Consumer Price Index or other indices. For these contracts, future death benefit growth is based on the expected yield curve on the swaps hedging the reserves.
These crediting rates utilize the following assumptions:
•Credited interest rate: Based on the non-forfeiture rates of 3.0% to 5.5%.
•Mortality: Based on the Company’s experience.
•Death benefit inflation: Based on the discretionary death benefit inflation rates in effect at the current reporting date. To mitigate the risk that a policy will not keep pace with increases in funeral prices or remain competitive, the Company has the discretion to increase or decrease the death benefit. Such increases or decreases are considered on a quarterly basis and vary by plan.
•Maintenance expenses: Based on the Company’s experience and expressed as a cost per paid-up policy and a cost per premium-paying policy.
The earned interest rate used to calculate estimated gross profits is based on the asset yield.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Separate accounts with credited interest guarantees
The Company issued variable annuity and variable universal life contracts through its separate accounts for which net investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also issued variable annuity and variable universal life contracts through separate accounts where the Company guarantees to the contractholder the total deposits made to the contract less any partial withdrawals plus a minimum return.
The market-value adjusted product attributable to a third party was assumed on a modified coinsurance basis. Therefore, the assets related to these liabilities are recorded as a modified coinsurance receivable, which is included within funds withheld receivable at interest in the consolidated balance sheets. See Note 9 —“Reinsurance” for additional information about reinsurance.
The Company had the following variable annuity with guaranteed minimum returns:

	As of December 31,
	2020	2019
($ in millions)
Account value	$7	$7
Range of guaranteed minimum return rates	2.8% - 3.1%	2.8% - 3.1%
Account balances of these contracts with guaranteed minimum returns were invested as follows:

	As of December 31,
	2020	2019
($ in millions)
Asset type:
Fixed maturity securities	$8	$9
Cash and cash equivalents	2	2
Total	$10	$11
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

8.    Closed blocks
Summarized financial information of the Company’s closed blocks is as follows:

	As of December 31,
Balance sheets	2020	2019
($ in millions)
Assets
Total investments	$1	$1
Cash and cash equivalents	4	2
Reinsurance recoverable	1,355	1,316
Deferred income taxes	57	46
Other assets	—	—
Total assets	1,417	1,365
Liabilities
Future policyholder benefits	1,290	1,250
Outstanding claims	20	17
Contractholder deposit funds and other liabilities	1	1
Policyholder dividend obligation at fair value(1)	82	84
Policyholder dividends payable at fair value(1)	13	13
Total policyholder liabilities	1,406	1,365
Accrued expenses and other liabilities	14	8
Reinsurance liabilities	—	5
Total liabilities	1,420	1,378
Excess of closed block liabilities over assets designated to the closed blocks and maximum future earnings to be recognized from closed block assets and liabilities	$3	$13
________________
(1)Included within contractholder deposit funds and other policyholder liabilities in the consolidated balance sheets.

	For the years ended December 31,
Statements of income	2020	2019
($ in millions)
Revenues
Premiums and other income	$—	$—
Net investment expense	—	—
Total revenues	—	—
Benefits and expenses
Policyholder benefits	9	2
Other expenses	—	—
Total benefits and expenses	9	2

Net contribution from the closed blocks	(9)	(2)

Income tax benefit	(11)	(15)

Net income	$2	$13
Many expenses related to the closed block operations are charged to operations outside the closed blocks; accordingly, the contribution from the closed blocks does not represent the actual profitability of the closed block operations.
The closed blocks of business represents policies acquired through acquisition, which were valued at fair value as of the acquisition date.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

9.    Reinsurance
The Company maintains a number of reinsurance treaties with third parties whereby the Company assumes fixed annuity, variable annuity, payout annuity, universal life, variable universal life and term life insurance policies on a coinsurance, modified coinsurance and funds withheld basis. The Company also maintains other reinsurance treaties including the cession of certain fixed annuity, variable annuity, payout annuity, universal life policies, individual disability income policies and discontinued accident and health insurance.
On April 7, 2020, the Company and its insurance subsidiaries entered into an arrangement with Ivy Co-Invest Vehicle LLC and its subsidiaries, or “Ivy,” designed to deploy approximately $1.0 billion of capital provided by Ivy into qualifying reinsurance transactions alongside the Company and its subsidiaries. The Company’s insurance subsidiaries and Ivy Re Limited, a Bermuda insurance company, or “Ivy Re,” and a subsidiary of Ivy, will participate in qualifying reinsurance transactions sourced, negotiated and underwritten by the Company’s institutional reinsurance business over the course of a five-year investment period. Qualifying reinsurance transactions include reinsurance of third-party life and retirement in-force blocks and of blocks obtained through merger and acquisitions, as well as pension risk transfer reinsurance, generally on a funds withheld coinsurance basis, with the Company’s insurance subsidiary retaining a portion of the assumed liabilities of such transaction. Under the terms of the foregoing arrangement, the Company entered into several funds withheld coinsurance agreements with Ivy Re whereby it ceded approximately $10.3 billion of reserves during the year ended December 31, 2020.
The effects of all reinsurance agreements on the consolidated balance sheets were as follows:

	As of December 31,
	2020	2019
($ in millions)
Policyholder liabilities:
Direct	$54,904	$50,430
Assumed(1)	39,037	21,814
Total policyholder liabilities	93,941	72,244
Ceded(2)	(15,131)	(4,130)
Net policyholder liabilities	$78,810	$68,114
________________
(1)Includes related party balances of $6.9 billion and $7.4 billion as of December 31, 2020 and 2019, respectively.
(2)Reported within reinsurance recoverable in the consolidated balance sheets.
The Company determines the appropriate amount of reinsurance based on evaluation of the risks accepted and on market conditions (including the availability and pricing of reinsurance). The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. Based on its review of its reinsurers’ financial statements and reputations in the reinsurance marketplace, the Company held no allowance for bad debts as of December 31, 2020 or 2019.
As of both December 31, 2020 and 2019, the Company had $2.4 billion of funds withheld receivable at interest with five counterparties related to modified coinsurance and funds withheld contracts. The assets supporting these receivables were held in trusts and not part of the respective counterparty’s general accounts.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The effects of reinsurance on the consolidated statements of income were as follows:

	For the years ended December 31,
	2020	2019
($ in millions)
Premiums:
Direct	$152	$167
Assumed(1)	8,280	1,245
Ceded	(5,532)	(120)
Net premiums	$2,900	$1,292
________________
(1)Includes related party balances of $32 million and $37 million for the years ended December 31, 2020 and 2019, respectively.

	For the years ended December 31,
	2020	2019
($ in millions)
Policy fees:
Direct	$905	$870
Assumed(1)	328	353
Net policy fees	$1,233	$1,223
________________
(1)Includes related party balances of $15 million and $16 million for the years ended December 31, 2020 and 2019, respectively.

	For the years ended December 31,
	2020	2019
($ in millions)
Policy benefits and claims:
Direct	$2,727	$2,927
Assumed(1)	9,176	1,950
Ceded	(5,828)	(356)
Net policy benefits and claims	$6,075	$4,521
________________
(1)Includes related party balances of $259 million and $298 million for the years ended December 31, 2020 and 2019, respectively.
The Company holds collateral for and provides collateral to our reinsurance clients. The Company held $13.2 billion and $2.1 billion of collateral on behalf of our reinsurers as of December 31, 2020 and 2019, respectively. As of both December 31, 2020 and 2019, reinsurers held collateral of $1.2 billion on behalf of the Company. A significant portion of the collateral that the Company provides to its reinsurance clients is provided in the form of assets held in a trust for the benefit of the counterparty. As of December 31, 2020, these trusts were required to hold, and held in excess of, $35.3 billion of assets to support reserves of $34.3 billion. As of December 31, 2019, these trusts were required to hold, and held in excess of, $18.2 billion of assets to support reserves of $17.2 billion. Of the cash held in trust, the Company classified $93 million and $32 million as restricted as of December 31, 2020 and 2019, respectively.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

10.    Debt
Debt was comprised of the following:

	December 31, 2020		December 31, 2019
	Amount	Rate	Amount	Rate
($ in millions, except interest rates)
Senior notes assumed through acquisition, due April 2021	$150	8.63%	$150	8.63%
Revolving credit facility, due May 2023	270	1.65%	—	—%
Term loan, due December 2023	225	1.65%	225	3.08%
2029 Senior notes, due October 2029	500	4.40%	500	4.40%
Subordinated debentures, due October 2046	250	9.50%	250	9.50%
Total debt – principal	1,395		1,125
Purchase accounting adjustments(1)	1		3
Debt issuance costs, net of accumulated amortization(2)	(7)		(8)
Fair value gain of hedged senior notes due 2029, recognized in earnings	32		(15)
Total debt	$1,421		$1,105
________________
(1)The amortization of the purchase accounting adjustment related to the acquired Senior Notes, or the “2021 Senior Notes,” was $3 million for both of the years ended December 31, 2020 and 2019.
(2)The amortization of the debt issuance costs was $2 million and $1 million for the years ended December 31, 2020 and 2019, respectively.
Principal payments due on debt are as follows:

Years	Amounts
($ in millions)
2021	$150
2022	—
2023	495
2024	—
2025	—
2026 and thereafter	750
Total	$1,395
Senior notes due 2021
In 2011, Forethought Financial Group, Inc. or “FFG,” issued $150 million aggregate principal amount of 8.625% senior notes due 2021. In December 2017, FFG and Forethought Services, LLC were merged with and into FinCo. FinCo, as the surviving entity, is now liable for the 2021 Senior Notes. Interest is paid semi-annually. FinCo may, at its option, redeem some or all of the senior notes due 2021 at any time at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest, if any, to the date of redemption.
If an event of default occurs, either the trustee or the holders of not less than 25% in aggregate principal amount of the 2021 Senior Notes then outstanding may declare the principal amount of all 2021 Senior Notes to be due and payable immediately. As of December 31, 2020, we were in compliance with all covenants, and no default or event of default has occurred and is continuing.
Term loan
On December 21, 2018, FinCo, as borrower, and Global Atlantic Financial Limited, or “GAFL,” a Bermuda company and the Company’s indirect subsidiary, as guarantor, entered into a Term Loan Credit Agreement pursuant to which FinCo borrowed $100 million.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

On June 27, 2019, FinCo and GAFL entered into a joinder agreement to the Term Loan Credit Agreement pursuant to which FinCo borrowed for general corporate purposes, and GAFL guaranteed, a $125 million term loan on the same terms and with the same maturity as the existing $100 million term loan.
On November 6, 2020, FinCo entered into an amendment of the Term Loan Credit Agreement, whereby the definition of Change of Control was amended to permit the KKR transaction, and the definition of Maturity Date was amended to December 21, 2023.
All borrowings under the Term Loan Credit Agreement must be repaid by December 21, 2023. Interest on the borrowing currently accrues at one month LIBOR plus a spread ranging from 1.250% to 1.875% based on GAFL's long-term issuer credit ratings. Interest payments on outstanding borrowings accruing interest based on LIBOR are due on the last day of the applicable interest period, which is currently monthly. The material events of default, representations and warranties and covenants under the Term Loan Credit Agreement are the same as those under the RCF. If an event of default occurs, the lenders under the Term Loan Credit Agreement will be entitled to take various actions, including the termination of their commitments and the acceleration of amounts due thereunder. As of December 31, 2020, the Company was in compliance with all covenants, and no default or event of default has occurred and is continuing.
Revolving credit facility
FinCo is the borrower and GAFL is the guarantor under the RCF. On May 21, 2018, GAFL amended and restated its RCF to, among other things: (1) upsize the facility size from $650 million to $1 billion; (2) increase the aggregate letters of credit GAFL may issue from $350 million to $500 million; (3) extend the maturity of the RCF from December 2021 to May 2023; and (4) remove certain restrictive covenants.
Interest on any funded balances accrues at LIBOR plus a spread ranging from 1.125% to 2.00% based on the Company’s long-term issuer credit ratings. The borrower must pay a commitment fee on any unfunded committed balance under the RCF ranging from 0.15% to 0.35% based on the long-term issuer credit rating. The commitment fee on unfunded balances is paid quarterly in arrears. The RCF contains customary events of default, representations and warranties and covenants, including, among other things, covenants that GAFL’s consolidated debt to total capitalization, as defined in the RCF, cannot be more than 35% and that GAFL’s consolidated net worth determined in accordance with U.S. GAAP cannot be less than 70% of the value of GAFL’s consolidated net worth as of March 31, 2018, plus 50% of net income since March 31, 2018.
On November 6, 2020, FinCo entered into an amendment of the Second Amended and Restated Credit Agreement, whereby the definition of Change of Control was amended to permit the KKR transaction. If an event of default occurs, the lenders under the RCF will be entitled to take various actions, including the termination of their commitments and the acceleration of amounts due thereunder. As of December 31, 2020, the Company was in compliance with all covenants, and no default or event of default has occurred and is continuing.
As of December 31, 2020 and 2019, there was $270 million and $0 million, respectively, in revolving borrowings outstanding and no letters of credit outstanding under the RCF.
Senior notes due 2029
On October 7, 2019, FinCo issued $500 million aggregate principal amount of 4.400% senior unsecured notes due 2029. The 2029 Senior Notes were issued pursuant to an Indenture, dated as of October 7, 2019, among FinCo, as issuer, GAFL, as guarantor, and U.S. Bank National Association, as trustee, or the “Trustee,” as supplemented by the First Supplemental Indenture, dated as of October 7, 2019, among FinCo, GAFL and the Trustee. The 2029 Senior Notes are fully and unconditionally guaranteed on a senior unsecured basis by GAFL.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The 2029 Senior Notes bear interest at a rate of 4.400% per year. Interest on the 2029 Senior Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2020. The 2029 Senior Notes will mature on October 15, 2029. FinCo may, at its option, redeem some or all of the 2029 Senior Notes at any time: (i) prior to July 15, 2029 at a redemption price equal to 100% of the principal amount of the 2029 Senior Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest, if any, to the date of redemption; and (ii) on or after July 15, 2029 at a redemption price equal to 100% of the principal amount of the 2029 Senior Notes to be redeemed, plus accrued and unpaid interest to the date of redemption.
On October 8, 2019 the Company used a portion of the proceeds from the 2029 Senior Notes to repay $405 million of outstanding revolving borrowings under the RCF
Subordinated debentures
On October 5, 2016, FinCo, as issuer, and GAFL, as guarantor, entered into an issuing and paying agency agreement pursuant to which FinCo issued $250 million of the subordinated debentures unconditionally guaranteed on a subordinated basis by GAFL in a private placement.
Interest on the subordinated debentures is payable semi-annually in arrears on April 1 and October 1 of each year and accrues at 9.5% per annum from and including October 5, 2016 to, but excluding, October 1, 2021. On October 1, 2021 and on each fifth anniversary of such date thereafter, each, a “Reset Date,” the interest rate shall be recomputed based on the yield (rounded to two decimal places) reported as of two business days prior to the Reset Date for the most recently issued actively traded on the run U.S. Treasury securities having a maturity of five years from the Reset Date, plus 8.38% per annum.
FinCo has the right on one or more occasions to defer the payment of interest on the subordinated debentures for up to five consecutive years, each such period, an optional deferral period. During an optional deferral period, interest will continue to accrue at the interest rate on the subordinated debentures, compounded semi-annually as of each interest payment date.
If FinCo has exercised its right to defer interest payments on the subordinated debentures, FinCo and GAFL generally may not: (1) make payments on or redeem or purchase (a) our common stock or (b) with respect to FinCo, any indebtedness ranking on parity with or junior to the subordinated debentures, and with respect to us, any indebtedness ranking on parity with or junior to the guarantee; or (2) make any guarantee payments with respect to any guarantee by FinCo or by GAFL of any securities or any of their respective subsidiaries if such guarantee ranks equally with or junior to the debentures.
FinCo may elect to redeem the subordinated debentures either: (1) in whole or in part on any interest payment date on or after October 1, 2021, at a redemption price equal to the principal amount plus accrued and unpaid interest; or (2) in whole, but not in part, at any time prior to October 1, 2021, within 90 days after the occurrence of a tax event or a rating agency event, as defined in the issuing and paying agency agreement, at a redemption price equal to the principal amount plus accrued and unpaid interest up to, but excluding, the redemption date.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

11.    Composition of other assets, liabilities, income, insurance expenses and general and administrative expenses
Other assets consist of the following:

	As of December 31,
	2020	2019
($ in millions)
Restricted cash	$240	$181
Investments in process of settlement	194	48
Right-to-use lease asset	135	109
Current income tax recoverable	106	41
Premiums and other account receivables	105	64
Miscellaneous assets	95	115
Deferred sales inducement and intangible assets	37	44
Total other assets	$912	$602
The definite life intangible assets are amortized by using the straight-line method over the useful life of the assets which is between 3 to 8 years. The indefinite life intangible assets are not subject to amortization. The amortization expense of definite life intangible assets was $1 million for both of the years ended December 31, 2020 and 2019.
Accrued expenses and other liabilities consist of the following:

	As of December 31,
	2020	2019
($ in millions)
Accrued expenses(1)	$685	$453
Deferred tax liability	369	220
Accrued employee related expenses	204	163
Investments in process of settlement	184	96
Lease liability	154	128
Derivative instruments payable	85	79
Accounts and commissions payables	27	22
Accrued interest	13	14
Other tax related liabilities	10	13
Total accrued expenses and other liabilities	$1,731	$1,188
________________
(1)Includes related party balances of $17 million and $19 million as of December 31, 2020 and 2019, respectively.
Other income consists of the following:

	For the years ended December 31,
	2020	2019
($ in millions)
Administrative, marketing and distribution fees	$36	$35
Miscellaneous income	23	23
Total other income	$59	$58
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Insurance expenses consist of the following:

	For the years ended December 31,
	2020	2019
($ in millions)
Commission expense	$152	$60
Other insurance expenses(1)	28	25
Premium taxes	20	21
Total insurance expenses	$200	$106
________________
(1)Includes related party balances of $6 million and $7 million for the years ended December 31, 2020 and 2019, respectively.
General and administrative expenses consist of the following:

	For the years ended December 31,
	2020	2019
($ in millions)
Employee-related expenses	$315	$289
Administrative and professional services	192	191
Miscellaneous operating expenses(1)	—	8
Total general and administrative expenses	$507	$488
________________
(1)Includes related party balances of $9 million and $10 million for the years ended December 31, 2020 and 2019, respectively.
12.    Shareholders’ equity
The Company was established on April 30, 2013 upon the separation from a majority of Goldman Sachs ownership in the Company. Goldman Sachs retained approximately 22% ownership in the Company. The remaining 78% was acquired by other investors. The maximum number of the Company shares authorized for issuance is 500,000,010 ordinary shares. The Class A and Class G ordinary shares rank pari passu in all material aspects, and are presented in the aggregate for ordinary shares on the Company’s consolidated balance sheets and consolidated statements of redeemable non-controlling interests and equity.
As of December 31, 2020, the Company’s capital structure included 106,004,848 Class A ordinary shares outstanding, par value at $0.01, 37,274,278 Class G ordinary shares outstanding, par value at $0.01 and 10 non-voting ordinary shares issued to Goldman Sachs, par value at $0.01.
On September 19, 2019, the Company announced a voluntary employee stock buyback program, or the “Liquidity Program,” whereby it proposed to offer from time to time the repurchase of certain of its Class A ordinary shares from employees, directors and former employees at a price per share equal to the estimated fair market value of said shares on the repurchase date, as determined by a third-party valuation analysis. The shares eligible for the Liquidity Program were limited to those which had originally been earned as compensation or granted under an Annual Incentive Plan restricted stock award, subject to a requirement that any Class A ordinary shares be held for a minimum of six (6) months and one day after issuance upon vesting before being eligible for repurchase. The Liquidity Program, through which the Company may offer to repurchase up to 100% of eligible shares, was authorized and approved by the Company’s Board of Directors on October 11, 2019. The initial offering of the Liquidity Program closed on October 17, 2019, and, on October 21, 2019, the Company repurchased 2,654,253 of its Class A ordinary shares at $22.29 per share, or an aggregate price of $59.2 million, recorded as a treasury stock transaction under the cost method.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

On February 28, 2019, the Company issued an aggregate 512,257 Class A ordinary shares having a fair market value of $21.92 per share (such fair market value as determined by the December 31, 2018 valuation of the Company’s ordinary shares) to holders of RSAs. Such issuance represented the annual vesting of RSAs under the Annual Incentive Plan, or “AI Plan,” and excludes the net shares withheld to cover employees’ statutory tax withholding requirements. See Note 15 —“Equity-based compensation” for additional information about RSAs.
13.    Accumulated other comprehensive income (loss)
Information regarding amounts reclassified out of each component of accumulated other comprehensive income (loss) for the years ended December 31, 2020 and 2019 were as follows:

		For the years ended December 31,
Components of accumulated other comprehensive income (loss)	Consolidated statements of income and consolidated statements of comprehensive income (loss) location	2020	2019
($ in millions)
Net unrealized investment gains on AFS fixed maturity securities and other investments:
Net unrealized investment gains	Net investment gains
Net unrealized investment gains, before income tax		$137	$89
Income tax expense		30	18
Net unrealized investment gains, net of income tax, reclassified		$107	$71
14.    Redeemable non-controlling interests
During the first quarter of 2019, the Company acquired controlling interests in certain renewable energy partnerships in which the non-controlling shareholder can sell its ownership back to the Company after a specified date is reached. The Company has redeemable non-controlling interests related to these renewable energy partnerships of $91 million and $94 million as of December 31, 2020 and 2019, respectively, as determined by the HLBV method. The estimated redemption value of redeemable non-controlling interests is calculated as the discounted cash flows subsequent to the expected flip date of the respective renewable energy partnership. The flip date represents the date at which the allocation of income and cash flows among the investors in the partnership is adjusted, pursuant to the redeemable non-controlling interest investors having achieved an agreed-upon return. The flip date of the Company’s renewable energy partnerships determines when the redeemable non-controlling interests are eligible to be redeemed. Eligible redemption dates range from 2022 to 2027. For the redeemable non-controlling interests outstanding as of both December 31, 2020 and 2019, the estimated redemption value that would be due at the respective redemption dates is $7 million.
15.    Equity-based compensation
The Company has established, through its subsidiaries, an Annual Incentive Plan, or “AI Plan,” to foster and promote its long-term financial success through, among other things, the grant of RSAs, which are contractual rights to receive shares of the Company, carried interest units and stock appreciation rights, or “SARs.” Share-based awards under this plan may be equity-classified or liability-classified. As of December 31, 2020, with the exception of certain awards subject to cash settlement as a result of contractual obligations under separation agreements, all of the Company’s share-based awards were equity-classified.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

In addition to the grant of annual, service-based RSAs under the AI Plan, the Company has granted certain performance-based RSAs, or “AI PRSAs”. The AI PRSAs are fixed at the date of grant and subject to vesting based on certain non-U.S. GAAP, internal performance measures, primarily targeted profit increases in the Company’s reinsurance business. As of the grant date, the Company expected the performance measures to be met at 100% of target and began recording expense for the AI PRSAs commensurate with the grant date. The Company measures performance metrics on at least an annual basis and adjusts expenses for these awards accordingly. The AI PRSAs are subject to a continued service requirement, in addition to the performance requirement, and are expected to cliff vest in three years. The AI PRSAs are included in the table of RSA activity below.
The Company has also granted performance-based RSAs, or “PRSAs,” under the ELTIP a sub-plan of the AI Plan. The ELTIP PRSAs are fixed at the date of grant and subject to vesting based on certain non-U.S. GAAP, internal performance measures: (1) the initial expected future value of a specified pools of assets; (2) the expected internal rate of return, or “Expected IRR,” on such assets; and (3) the target internal rate of return on the assets. As of the grant date, the Company expected the Expected IRR to be met and began recording expense for the PRSAs commensurate with that date. The terms of the PRSAs include a continued service requirement and provide for cliff vesting on the fifth anniversary of the grant date if the performance conditions described above are met. The PRSAs are included in the table of RSA activity below.
The components of compensation expense related to equity-based compensation were as follows:

	For the years ended December 31,
	2020	2019
($ in millions)
Restricted share awards, or “RSAs”	$37	$24
Carried interest units	—	—
Stock appreciation rights, or “SARs”	—	—
Total equity-based compensation expense	$37	$24

Deferred tax asset	$9	$5
The income tax benefit recognized by the Company with respect to the RSAs for both of the years ended December 31, 2020 and 2019 was $4 million and is recognized prospectively as income tax benefit in the consolidated statements of income.
No cash settlements under the Company’s equity-based compensation plan were made to employees during 2020 or 2019.
The Company recognized approximately $18 million of amortized equity-based compensation expense, through adjustments within additional paid-in capital in the consolidated balance sheets upon the February 28, 2020 vesting of RSAs and the associated issuance of the Company’s ordinary shares to its employees. This amount included a reduction to additional paid-in capital in relation to the satisfaction of employees’ withholding taxes in connection with this issuance.
The Company recognized approximately $18 million of amortized equity-based compensation expense, through adjustments within additional paid-in capital in the consolidated balance sheets upon the February 28, 2019 vesting of RSAs and the associated issuance of the Company’s ordinary shares to its employees. In connection with this issuance, the Company did not record an additional reduction to additional paid-in capital to satisfy employees’ withholding taxes payable upon the delivery of the Company’s shares for the year ended December 31, 2019.
The shares withheld to satisfy withholdings due upon the vesting of RSAs during 2020 and 2019 were classified as financing activities on the consolidated statements of cash flows.
The aggregate change to additional paid-in capital in the consolidated balance sheets related to share-based payment expense amortization and utilization was a $19 million increase and a $16 million increase for the years ended December 31, 2020 and 2019, respectively.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

No equity-based compensation costs were capitalized during the years ended December 31, 2020 or 2019.
The following table presents the Company’s unrecognized compensation expense related to equity-based compensation and the expected weighted average period over which these expenses will be recognized as of December 31, 2020:

	Expense	Weighted average period
	($ in millions)	(years)
Service-based:
RSAs	$38	2.1
Total service-based	38
Performance-based:
RSAs	5	1.8
Carried interest units	10	N/A
SARs	4	N/A
Total performance-based	19
Outstanding balance, as of end of year	$57
Equity-classified awards
Restricted share awards
RSAs are grants of contractual rights to receive ordinary shares of the Company. The RSAs’ underlying unvested shares are contractually entitled to dividend equivalents. Accordingly, the estimated fair value of the RSAs is derived from the fair value of the Company’s ordinary shares, as computed using the discounted cash flow method. Under this method, management’s financial projections are used to determine a terminal year book value which is then discounted at a cost of equity capital which incorporates the risk profile of the Company.
The Company grants RSAs annually under its AI Plan, which was established on April 30, 2013, and was amended and restated on August 2, 2016. The determination of eligible employees under the AI Plan is made by the Compensation Committee of the Company’s Board of Directors. The total number of RSAs authorized for issuance under the AI Plan may not exceed 5% of the Company’s fully-diluted outstanding shares (or, approximately 7 million shares). RSAs may also be granted, at the Company’s discretion, outside of the annual performance cycle. Any such RSAs granted reduce the maximum aggregate number of ordinary shares authorized to be issued under the AI Plan.
RSAs granted under the AI Plan are subject only to service-based vesting requirements and generally vest in three equal annual installments. RSAs granted prior to 2017 contain provisions for the acceleration of unvested shares upon an initial public offering, or “IPO.” All RSAs contain accelerated vesting provisions for termination of employment as a result of death, disability or retirement. Unvested RSAs are forfeited following any other type of termination of employment except termination after a change in control. Any RSAs forfeited under the AI Plan are allocated back into the pool of available shares for future issuance.
The Company also grants certain PRSAs under the AI Plan and the ELTIP, which reduce the number of shares available for issuance under the AI Plan. The PRSAs, noted above, are subject to cliff vesting based on certain non-GAAP internal performance measures, as well as, continuous employment, with certain forfeiture provisions lapsing in the event of terminations of employment as a result of death, disability or retirement. All of the Company’s PRSAs are included in the table of RSA activity below.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The table below presents the activity related to outstanding RSAs for the year ended December 31, 2020:

	Restricted shares	Weighted average grant date fair value per share

Outstanding balance, as of beginning of year	2,699,108	$23.10
Granted	1,742,230	23.70
Forfeited	(118,830)	23.75
Vested and issued	(508,816)	23.90
Vested and withheld for taxes	(312,013)	23.90
Reclassified to liabilities	(481,662)	24.28
Outstanding balance, as of end of year	3,020,017	23.02
Liability-classified awards
On December 31, 2020, the Company accelerated the vesting of 127,652 RSAs and 354,010 ELTIP PRSAs in connection with certain separation agreements, the terms of which also included provisions for cash-settlement of such outstanding awards upon the employee’s effective termination date. Accordingly, the Company accelerated the recognition of $7 million of additional stock-based compensation expense and reclassified $4 million of stock-based compensation expense previously recognized in additional paid-in capital, to accrued expenses and other liabilities in the consolidated balance sheets. The Company will true up expenses related to these awards each period until settlement.
Carried interest units
Certain Company employees hold awards under the Carried Interest Plan representing interests, or “incentive units,” in a limited partnership which holds “incentive shares” of Global Atlantic Financial Life Limited, or “Global Atlantic Financial Life,” a Bermuda exempted company and the Company’s direct subsidiary. These incentive units entitle the incentive unit holders to a percentage of distributions from Global Atlantic Financial Life once the Company’s shareholders have received their capital return plus a cumulative annualized internal rate of return of 8% on such capital contributions, or the “Preferred Return.” As of December 31, 2020 and 2019, there were 972 and 942 incentive units allocated to employees with a grant-date fair value of $16,622 and $14,068 per incentive unit, respectively. Half of the incentive units are service-based and subject to forfeiture in the event of a termination of employment prior to the fifth anniversary of the unit holder’s admission to the limited partnership, with such forfeiture provision lapsing in four equal installments on the second through fifth anniversaries of the unit holder’s admission to the limited partnership or, if earlier, upon a sale, initial public offering, merger, consolidation, distribution or disposition of stock or other disposition of Global Atlantic Financial Life or the Company or an IPO of the Company resulting in aggregate gross proceeds of at least $75 million, or an “Exit Transaction.” The remaining half of the incentive units are performance-based, subject to the Preferred Return, and are subject to forfeiture in the event of a termination of employment, with such forfeiture provision lapsing upon an Exit Transaction. In the event that unit holder’s employment is terminated for “cause,” all incentive units held by such unit holder, whether or not vested, would be forfeited. The incentive units generally are not transferable by the unit holder. As of December 31, 2020 and 2019, approximately 531 and 505 incentive units were no longer subject to forfeiture, respectively, but were not eligible for distributions because the return of capital and Preferred Return had not been met. The Company recorded stock-based compensation expense of less than $1 million and $0 million for the incentive units for the years ended December 31, 2020 and 2019, respectively.
As of December 31, 2020, there was approximately $2 million of unamortized service-based compensation expense related to approximately 63 incentive units allocated to employees in May 2020. The Company has not recognized any expense for the performance-based incentive units, which have an aggregate grant date fair value of $10 million, as an Exit Transaction had not occurred and the Preferred Return was not met as of December 31, 2020.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Stock appreciation rights
SARs were granted to certain employees under the Long Term Incentive Plan, or the “LTI Plan,” sponsored by Global Atlantic Financial Life. Half of each grant of SARs are subject to service-based vesting and half of each grant are subject to performance based-vesting. Service-based SARs vest over four years beginning with the second anniversary of the grant date. Performance-based SARs vest upon the occurrence of a change in control or an IPO of a certain size of the Company or Global Atlantic Financial Life. Even if vested, no SAR is exercisable until the Company’s shareholders have received their capital return plus a cumulative annualized internal rate of return of 8% on such capital contributions, or the “Performance Hurdle.” After the Performance Hurdle has been met, one-third of the then-vested SARs become exercisable, with half of the remaining then-vested SARs becoming exercisable on the first anniversary and the remaining then-vested SARs becoming exercisable on the second anniversary. SARs that vest after the Performance Hurdle has been met are then subject to the same two year schedule for exercisability commencing on the date such SARs vested. Once exercisable, each SAR represents the right to receive upon exercise or redemption the fair market value of one Global Atlantic Financial Life ordinary share over the base price set in the award agreement settled in cash or securities. Once the Performance Hurdle has been met, each SAR also entitles the holder to dividend equivalent rights equal to the value of any dividend or distribution on Global Atlantic Financial Life ordinary shares. The administrator of the LTI Plan also has the discretion to vest and settle all outstanding SARs upon a change in control or an IPO of the Company or Global Atlantic Financial Life. Unvested SARs and dividend equivalent rights are forfeited following any type of termination of employment except death. As of December 31, 2020, approximately 13,751 SARs have vested but have not become exercisable. The SARs have a contractual life of twelve years and are generally transferable only upon death. As of December 31, 2020 and 2019, approximately 24,167 and 23,479 SARs, with a weighted average grant-date fair value of $316.99 and $318.20 per unit, respectively, were outstanding. The Company recognized less than $1 million of stock-based compensation expense for the SARs for the years ended December 31, 2020 and 2019.
As of December 31, 2020, there was less than $1 million of unamortized service-based compensation expense related to the SARs remaining. The Company has not recognized any expense for the performance-based SARs, which have an aggregate grant-date fair value of $4 million, as the achievement of the Performance Hurdle was not deemed probable as of December 31, 2020.
16.    Income taxes
Provision for income taxes
The Company and its direct Bermuda subsidiaries have obtained an assurance from the Bermuda Minister of Finance that, in the event of an enactment of legislation imposing tax on income, profits or capital, such tax would not be applicable until March 31, 2035.
Certain subsidiaries of the Company operating in the U.S. are subject to tax in the U.S. Income taxes reported in these consolidated financial statements relate to those entities. Two of the Company’s subsidiaries operated in Bermuda and intended to operate its business such that it is not considered to be treated as engaged in the conduct of a trade or business in the U.S. Because the U.S. tax code, regulations and court decisions do not definitively identify activities that constitute being engaged in a trade or business in the U.S., the Internal Revenue Service, or “IRS,” may assert that the Company’s non-U.S. subsidiaries are engaged in a trade or business in the U.S. The Company and its Bermuda subsidiaries file protective U.S. income tax returns and the Company’s U.S. subsidiaries file income tax returns with the U.S. federal government and various U.S. state governments.
Global Atlantic Re Limited, or “Global Atlantic Re,” an indirect subsidiary of the Company based in Bermuda, made an election under Internal Revenue Code, or “IRC,” Section 953(d) for 2018 to be treated as a U.S. domestic insurance company and will be filing Form 1120 L for the tax years ended December 31, 2020, 2019, 2018 and onward.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The table below presents the components of the expense (benefit) for taxes attributable to continuing operations:

	For the years ended December 31,
	2020	2019
($ in millions)
Current income tax expense:
Federal	$114	$100
State/local	9	—
Total current income tax expense	123	100
Deferred income tax benefit:
Federal	(168)	(58)
State/local	—	(3)
Total deferred income tax benefit	(168)	(61)
Total income tax (benefit) expense	$(45)	$39
The table below presents the components of income before income taxes by jurisdiction:

	For the years ended December 31,
	2020	2019
($ in millions)
Income before income taxes:
U.S.	$269	$481
Bermuda	85	122
Total income before income taxes	$354	$603
The expected tax provision computed on income before income taxes at the weighted average tax rate has been calculated as the sum of income before income taxes in each jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate. The statutory rates by jurisdiction were 0% and 21% for Bermuda and the U.S., respectively. A reconciliation of the differences between the provision for income taxes and the expected tax provision computed at weighted statutory rates is as follows:

	For the years ended December 31,
	2020	2019
($ in millions)
Expected income tax expense at weighted average rate	$57	$101
Addition (reduction) in income tax resulting from:
Dividend received deduction	(3)	(3)
Low income housing tax credits	(2)	(2)
Prior year taxes, including tax rate differential	1	(1)
Carryback claim under CARES Act	(32)	—
State taxes	7	(2)
Non-controlling interest tax effect	23	14
Investment tax credits	(96)	(71)
Other	—	3
Total income tax (benefit) expense	$(45)	$39
Deferred income taxes
Deferred income taxes reflect the net effects of temporary differences between financial reporting and tax basis of assets and liabilities. These temporary differences result in taxable or deductible amounts in future years and are measured using the tax rates and laws that will be in effect when such differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets to the amount that more-likely-than-not will be realized.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The table below presents the significant components of deferred tax assets and liabilities:

	As of December 31,
	2020	2019
($ in millions)
Deferred tax assets:
Insurance reserves	$1,012	$951
Tax attributes carryforward	11	16
Employee compensation	—	17
Deferred revenue liabilities	248	247
Goodwill	7	10
Other	89	32
Subtotal deferred tax assets	1,367	1,273
Valuation allowance	—	(2)
Total deferred tax assets	1,367	1,271
Deferred tax liabilities:
VOBA	134	156
DAC	410	522
Loss reserve adjustment (transition rule)	139	167
Investments, including derivatives	1,050	645
Other	3	1
Total deferred tax liabilities	1,736	1,491
Total deferred tax (liability) asset, net	$(369)	$(220)
Tax attributes
The Company recorded a valuation allowance of $2 million against tax benefits from state net operating loss carryforwards for the tax years ended December 31, 2019 and during the tax year these state NOLs were fully utilized. Therefore, the valuation allowance was released for the tax year ended December 31, 2020.
As of December 31, 2020, the Company had net operating loss carryforwards of $54 million which will begin to expire in 2034.
Unrecognized tax benefits
The Company recognizes tax positions in the consolidated financial statements only when it is more-likely-than-not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more-likely-than-not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the consolidated financial statements. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will impact the Company’s financial condition, results of operations or cash flows. As of December 31, 2020 and 2019, the Company did not record a liability related to accounting for uncertainty in income taxes.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Status of open tax years
The Company’s U.S. domiciled subsidiaries’ federal income tax returns are routinely audited by the IRS, and when appropriate, provisions are made in the consolidated financial statements in anticipation of the results of these audits. The tax years under examination by the IRS vary by company; however the earliest tax year that remains open is 2011. In 2018, the IRS completed an audit of several of the Company’s U.S. domiciled non-insurance entities’ 2013 to 2015 federal income tax returns; the audit did not result in any material adjustments to such tax returns. In 2018, the IRS started an audit of several of the Company’s U.S. domiciled insurance entities’ for tax years 2014 to 2016; on January 27, 2021 the IRS issued the Revenue Agent's Report, which included agreed upon adjustments for reserves. The Company plans to agree to all proposed adjustments and included $3 million in total tax expense for the year ended December 31, 2020.
U.S. withholding tax
U.S. withholding taxes have not been provided on undistributed earnings of the Company’s U.S. subsidiaries as of December 31, 2020 and 2019. Although U.S. withholding taxes may apply in the event a dividend is paid by the Company’s U.S. subsidiaries, the Company has not accrued withholding taxes. Although it may be material to the Company’s financial position and results of operations, the cumulative amount subject to U.S. withholding taxes, if distributed, and determination of the tax liability is not practicable to compute.
CARES Act
On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. Please refer to Note 2—“Basis of presentation and significant accounting policies and practices” to our consolidated financial statements for additional information on regulations impacting the Company sprouting from the CARES Act. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company has recorded a rate differential benefit of $32 million for the tax year ended December 31, 2020 for 2018 NOLs which were allowed to be carried back to 2014 under the CARES Act. The rate differential is 14%, which is the difference between the 2014 enacted tax rate of 35% and the 2018 enacted tax rate of 21%.
17.    Dividend restrictions and statutory information
Several of the Company’s subsidiaries are regulated insurance companies and subject to laws governing the payment of dividends to shareholders in the U.S. and Bermuda.
The United States of America
The laws and regulations of each of our U.S. insurance subsidiaries’ state of domicile require notice to and approval by the applicable state insurance commissioner prior to the declaration or payment of an extraordinary dividend. An extraordinary dividend is any dividend, which, together with other dividends or distributions made within the preceding 12 months, exceeds the greater of: (1) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year; or (2) the statutory net gain from operations for the twelve-month period ending on the last preceding December 31. An ordinary dividend is any dividend that does not exceed such amount. Insurance statutes also generally require an insurance company to pay a dividend or distribution out of earned surplus, unless it receives the prior approval of its domiciliary state insurance regulator. These laws and regulations require, among other things, each U.S. insurance subsidiary to maintain minimum solvency requirements and limit the amount of dividends these subsidiaries can pay.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The Company’s primary U.S. insurance subsidiary, Commonwealth Annuity and Life Insurance Company, or “CwA,” a stock company of the Commonwealth of Massachusetts, is the sole owner of the Company’s other U.S. insurance subsidiaries. As a result, if it receives any dividend payments from those subsidiaries it must further dividend those payments in order for the payments to reach the Company. As such, the ordinary dividend capacity at CwA effectively limits the Company’s access to the dividend capacity of its other U.S. insurance subsidiaries unless CwA seeks and receives extraordinary dividend approval from CwA’s primary insurance regulator, the Massachusetts Division of Insurance.
The following table sets forth statutory and dividend information of CwA:

	As of, and for the years ended December 31,
	2020	2019
($ in millions)
Statutory net income (loss)	$171	$(32)
Statutory net gain from operations	43	99
Capital and surplus	3,366	2,846
Dividends permitted without approval during the following year	337	285
The Company’s U.S. insurance subsidiaries must meet minimum capital and surplus requirements under a risk-based capital, or “RBC,” formula. RBC is the standard measurement of an insurance company’s required capital on a statutory basis, and is based on a formula calculated by applying factors to various assets, premium and statutory reserve items. The formula is intended to take into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. Regulatory action is tied to maintaining certain levels of a company’s surplus deficit under the RBC formula or company action level RBC, or “CAL RBC.” All of the Company’s U.S. insurance subsidiaries individually exceeded CAL RBC for 2020 and 2019.
Certain of the Company’s regulated insurance subsidiaries are required to file financial statements with U.S. state regulatory authorities prepared on an accounting basis prescribed or permitted by their domiciliary state. Statutory surplus computed under those methodologies differ from equity reported in accordance with U.S. GAAP primarily because fixed maturity securities are required to be carried at cost or amortized cost, policy acquisition costs are expensed when incurred and asset valuation and interest maintenance reserves are required to be held. Life insurance reserves are calculated based upon different assumptions and the recognition of deferred tax assets is based on different recoverability assumptions.
The Company’s insurance entities cede certain term life and universal life insurance statutory reserves to wholly-owned captives on coinsurance and funds withheld coinsurance bases. The reserves are secured by cash, invested assets and financing provided by highly rated third parties. As of December 31, 2020 and 2019, the Company’s wholly-owned captives assumed statutory reserves of $6.2 billion and $5.9 billion, respectively, from the Company’s insurance entities. In the states of Vermont and Iowa, the affiliated reinsurers have adopted prescribed practices allowing for the outstanding principal of a contingent note or a parental guarantee serving as collateral in connection with a reinsurance credit to be included in surplus as admitted assets. As of December 31, 2020 and 2019, assets admitted under these practices increased surplus by $1.9 billion and $2.0 billion, respectively.
Bermuda
Global Atlantic Re and Global Atlantic Assurance Limited, or “Global Atlantic Assurance,” are subsidiaries of the Company. Beginning in 2018, Global Atlantic Re is treated as a U.S. domestic insurance company under IRC Section 953(d) and began filing Form 1120 L for the tax year ended December 31, 2018. Prior to 2018, Global Atlantic Re was a Bermuda tax exempted company. Global Atlantic Assurance is a Bermuda tax exempted company. Together we refer to both companies as our “Bermuda insurance subsidiaries.” Our Bermuda insurance subsidiaries are subject to the Bermuda Insurance Act 1978, as amended and related regulations, or the “Bermuda Insurance Act.”
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The Bermuda Insurance Act limits the ability of our Bermuda insurance subsidiaries to pay dividends or make capital distributions by stipulating certain margin and solvency requirements and by requiring approval from the Bermuda Monetary Authority, or the “BMA,” prior to a reduction of 15% or more of an insurer’s total statutory capital as reported on its prior year statutory balance sheet. Moreover, an insurer must submit an affidavit to the BMA, sworn by at least two directors and the principal representative in Bermuda of the respective Bermuda insurance subsidiary, at least seven days prior to payment of any dividend which would exceed 25% of an insurer’s total statutory capital and surplus as reported on its prior year statutory balance sheet. The affidavit must state that, in the opinion of those swearing, the declaration of such dividend has not caused the insurer to fail to meet its relevant margins (a “Bermuda Dividend Affidavit”). Accordingly, our Bermuda insurance subsidiaries may distribute up to (1) 100% of statutory surplus plus (2) an amount less than 15% of statutory capital, upon providing the BMA with a Bermuda Dividend Affidavit and meeting applicable solvency requirements, without BMA approval.
With respect to margin and solvency requirements, the Bermuda Insurance Act prohibits our Bermuda insurance subsidiaries from declaring or paying any dividends during any financial year if it is in breach of its solvency margin or if the declaration or payment of such dividends would cause such a breach. If the insurer has failed to meet its minimum solvency margin on the last day of any financial year, such insurer will also be prohibited, without the approval of the BMA, from declaring or paying any dividends during the next financial year. Our Bermuda insurance subsidiaries are also prohibited from declaring or paying a dividend where it has failed to comply with its enhanced capital requirement, until such noncompliance is rectified. Both of the Company’s Bermuda reinsurance subsidiaries individually exceeded their enhanced capital requirements.
The following table sets forth statutory and dividend information of our Bermuda insurance subsidiaries:

	As of, and for the years ended December 31,
	2020	2019
($ in millions)
Global Atlantic Re
Statutory net income	$130	$223
Capital and surplus	1,400	1,215
Dividends permitted without approval during the following year	1,154	969

Global Atlantic Assurance
Statutory net income	$88	$132
Capital and surplus	1,171	872
Dividends permitted without approval during the following year	791	493
Neither of our Bermuda insurance subsidiaries declared or paid a dividend in 2020 or 2019.
In 2021, Global Atlantic Re has the capacity to declare a dividend of $1,154 million and Global Atlantic Assurance has the capacity to declare a dividend of $791 million, in either case without BMA approval subject to providing the BMA a Bermuda Dividend Affidavit, meeting applicable margin and solvency requirements and complying with Bermuda law more generally. Dividends paid to the Company by Global Atlantic Re (with respect to any period in which it has an effective IRC Section 953(d) election in place) may be subject to a 30% U.S. withholding tax.
The Bermuda Insurance Act requires our Bermuda insurance subsidiaries to prepare and file statutory financial statements with the BMA in accordance with BMA prescribed or permitted practices that may differ from U.S. GAAP. For example, Bermuda statutory surplus differs from U.S. GAAP primarily due to a modification that permits our Bermuda insurance subsidiaries to not measure the embedded derivative included within certain funds withheld coinsurance agreements at fair value.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The Bermuda Insurance Act also requires our Bermuda insurance subsidiaries to maintain certain measures of solvency and liquidity. The Bermuda statutory financial statements form the basis for assessing our Bermuda insurance subsidiaries’ liquidity, minimum solvency margin and class of registration. These financial statements in turn form the basis for the preparation of the insurer’s economic balance sheet. Economic balance sheet is a principles-based valuation approach to determine an insurer’s capital adequacy and is used as the basis for determination of the Bermuda insurance subsidiary’s enhanced capital requirement.
18.    Related party transactions
On September 24, 2018, the Company and Origis Energy, or “Origis,” a utility-scale renewable energy developer, entered into a series of agreements whereby the Company invested in a minority equity position in Origis USA, LLC, or “Origis USA,” the holding company for Origis, and agreed to provide development financing for renewable energy projects that the Company may purchase in the future subject to certain conditions. These agreements enable the Company to exercise significant influence over the operating and financial policies of Origis USA. The Company reported a loan receivable of $507 million and $237 million and an equity investment of $48 million and $38 million in Origis USA as of December 31, 2020 and 2019, respectively. In addition, in lieu of funding certain loans to Origis in cash, the Company has arranged for third-party banks to issue letters of credit on behalf of Origis in the amount of less than $1 million and $14 million as of December 31, 2020 and 2019, respectively. During 2019, the Company also purchased controlling interest from Origis in projects that we now consolidate. The amount of purchases of controlling interests totaled $182 million and $313 million for the years ended December 31, 2020 and 2019, respectively. The amount of disposal of controlling interests totaled $194 million and $0 million for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, $2 million and $13 million of the purchase price was unpaid, respectively. See Note 19—“Commitments and contingencies” for more information on the Company’s arrangement of letters of credit.
Effective June 1, 2018, the Company entered into coinsurance agreements with Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company (formerly Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company,) subsidiaries of Talcott Resolution Life, Inc., whereby it assumed approximately $8.7 billion of fixed deferred annuities, payout annuities and structured settlement contracts. In addition, on May 31, 2018, the Company also purchased a $150 million limited partnership interest in the acquisition vehicle formed in connection with the sale of The Hartford’s run-off life and annuity business, now referred to as Talcott Resolution. As a result of this ownership interest, the aforementioned reinsurance transaction is considered a transaction with an affiliate. The Company reported assumed policyholder liabilities in connection with the reinsurance agreement of $6.9 billion and $7.4 billion as of December 31, 2020 and 2019, respectively. The Company recorded assumed premiums of $32 million and $37 million for the years ended December 31, 2020 and 2019, respectively. The Company reported assumed policy benefits and claims of $259 million and $298 million for the years ended December 31, 2020 and 2019, respectively.
Affiliates of the Company’s lead investors, Pine Brook Capital Partners II (Cayman) AV, L.P. and Safra Galileo Global Fund Ltd., also each purchased a $150 million limited partnership interest in Talcott Resolution. The Company and the other investors in Talcott Resolution also entered into an agreement, the “Master Framework Agreement,” that governs the rights among the investors in Talcott Resolution. Pursuant to the Master Framework Agreement, the Company’s voting interest in Talcott Resolution is capped at 4.9%. The other investors in Talcott Resolution are each entitled to a pro rata share of the remaining voting interest in Talcott Resolution according to their economic interests. The Master Framework Agreement also allocates among the investors rights to designate members of the board of directors of two indirect parent entities of Talcott Resolution, pursuant to which the Company, Pine Brook Capital Partners II (Cayman) AV, L.P. and Safra Galileo Global Fund Ltd. are each entitled to the right to designate one of the 11 directors of each board. One of the Company’s directors has been designated to serve on the board of directors by Safra Galileo Global Fund Ltd. The Master Framework Agreement also contains customary transfer restrictions and preemptive rights applicable to the Company’s investment in Talcott Resolution.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

The Company has certain investments in renewable energy entities that are LLCs where an affiliate of Centaurus Capital LP, or “Centaurus,” a shareholder of the Company, is the managing member. In connection with the acquisition of a renewable energy project from Centaurus Renewable Energy, or “CRE,” an affiliate of Centaurus, the Company has recorded $11 million and $13 million payable to CRE as of December 31, 2020 and 2019, respectively. The Company also purchased controlling interests from Centaurus in projects that we now consolidate, and co-invested in investments with Centaurus where we have an equity method investment. The amount of purchases of controlling interests totaled $183 million and $366 million for the years ended December 31, 2020 and 2019, respectively.
The Company has provided financing to a related party, Parasol Renewable Energy Holdings, LLC, in which the Company owns a 20% equity share. The financing is used to fund the development of renewable energy projects. As of December 31, 2020, loans funding projects under this facility had a carrying value of $51 million.
During the years ended December 31, 2020, the Company purchased structured securities and loans directly from Goldman Sachs with a cost of $39 million and $177 million, respectively. During the year ended December 31, 2019, the Company purchased structured securities and loans directly from Goldman Sachs with a cost of $56 million and $0 million, respectively.
An affiliate of Goldman Sachs, served as joint-book running manager in connection with the October 2019 offering of FinCo’s 2029 Senior Notes. In connection with their services as joint-book running manager, they were paid approximately $1 million by the Company.
The Company has investment management service agreements with GSAM. GSAM provides investment management services across the Company. The Company recorded expenses for these agreements of $15 million and $12 million for the years ended December 31, 2020 and 2019, respectively, and had $6 million and $7 million payable as of December 31, 2020 and 2019, respectively.
On April 30, 2013, Global Atlantic, GAFLL and FinCo entered into a Tax Benefit Payment Agreement with Goldman Sachs. The agreement was the result of transactions entered into prior to the separation from Goldman Sachs that resulted in approximately a $234 million tax liability relating to the Company. Under this agreement, FinCo has agreed to pay Goldman Sachs $214 million over a 25-year period, subject to certain deferral conditions. This agreement represents payments to Goldman Sachs corresponding to taxes paid on the Company’s behalf prior to the separation from Goldman Sachs. This payable was established on the Company’s balance sheet at its present value of $140 million as of April 30, 2013. As of December 31, 2020 and 2019, the liability under this agreement was $87 million and $90 million, respectively. The Company recognized $4 million for both of the years ended December 31, 2020 and 2019 in related interest expense in the consolidated statements of income. The Company made principal payments of $3 million and $8 million as of December 31, 2020 and 2019, respectively.
The Company recorded intercompany expenses related to certain employee compensation plans of less than $1 million and $0 million for the years ended December 31, 2020 and 2019, respectively.
The Company held related party investments in its portfolio as of December 31, 2020 and 2019 as follows:

		As of December 31, 2020
Type	Balance sheet classification	Asset carrying value	Accrued interest	Total balance sheet amount
($ in millions)
Investments in renewable energy entities managed by an affiliate of Centaurus	Other investments	$140	$—	$140
Goldman Sachs Group bonds	AFS fixed maturity securities	368	3	371
Origis loan receivable	Mortgage and other loan receivables	507	5	512
Parasol Renewable Energy loan receivables	Mortgage and other loan receivables	51	—	51
Total related party investments		$1,066	$8	$1,074
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

		As of December 31, 2019
Type	Balance sheet classification	Asset carrying value	Accrued interest	Total balance sheet amount
($ in millions)
Investments in renewable energy entities managed by an affiliate of Centaurus	Other investments	$145	$—	$145
Goldman Sachs Group bonds	AFS fixed maturity securities	179	1	180
Origis loan receivable	Mortgage and other loan receivables	238	3	241
Total related party investments		$562	$4	$566
In addition to the foregoing related party investments, the Company also invested in funds managed by a related party as of December 31, 2020 and 2019, as follows:

		As of December 31, 2020
Type	Balance sheet classification	Asset carrying value	Accrued interest	Total balance sheet amount
($ in millions)
Goldman Sachs money market funds	Cash and cash equivalents	$697	$—	$697
Total related party investments		$697	$—	$697

		As of December 31, 2019
Type	Balance sheet classification	Asset carrying value	Accrued interest	Total balance sheet amount
($ in millions)
Goldman Sachs money market funds	Cash and cash equivalents	$1,248	$—	$1,248
Total related party investments		$1,248	$—	$1,248
The Company earned net investment income and net investment gains from related party investments and from investments managed by related parties, as follows:

	For the years ended December 31,
	2020	2019
($ in millions)
Net investment income:
Investments in renewable energy entities managed by an affiliate of Centaurus	$2	$(6)
Origis loan receivable	39	17
Goldman Sachs Group bonds	12	6
Goldman Sachs money market funds	2	14
Goldman Sachs exchange traded funds	—	—
Talcott Resolution	1	1
Total net investment income	$56	$32

Net investment gains (losses):
Investments in renewable energy entities managed by an affiliate of Centaurus	$—	$—
Goldman Sachs Group bonds	1	—
Goldman Sachs exchange traded funds	—	(2)
Total net investment gains (losses)	$1	$(2)
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

19.    Commitments and contingencies
Commitments
The Company has operational servicing agreements with third-party administrators for policy administration over certain fixed-rate annuities, universal life, variable annuity, variable universal life, whole life, and term life policies. Additionally, the Company is party to a third-party professional services agreement regarding the management of aspects of the Company’s reinsurance portfolio. The Company leases office space for its operations.
As of December 31, 2020, purchase commitments under agreements with third-party administrators and other service providers and lease commitments were as follows:

Years	Amounts
($ in millions)
2021	$39
2022	35
2023	26
2024	17
2025	10
2026 and thereafter	44
Total	$171
The Company enters into lease contracts, the most significant being leases of office space for its operations and land leases for its consolidated solar subsidiaries. The Company reports these leases as right-to-use assets with a corresponding lease liability in other assets and accrued expenses and other liabilities in the consolidated balance sheets, respectively. The lease liability represents the present value of the lease payments to be made over the lease term and is calculated using a discount rate equal to the Company’s incremental borrowing rates, which range from 4.5% to 5.9% depending on the term. As of December 31, 2020, the Company has a right-to-use asset of $135 million (net of $19 million in deferred rent and lease incentives) and a corresponding lease liability of $154 million. As of December 31, 2019, the Company has a right-to-use asset of $109 million (net of $19 million in deferred rent and lease incentives) and a corresponding lease liability of $128 million.
The Company has commitments to purchase or fund investments of $917 million and $1.2 billion as of December 31, 2020 and 2019, respectively. These commitments include those related to commercial mortgage loans, other lending facilities and investments in limited partnerships, joint ventures and LLCs. The commitment periods vary, with most extending for the next 3 years, but some extend longer. Some of these investment commitments may be subject to conditions that must be met prior to funding.
In addition, the Company has entered into certain forward flow agreements that allow us to purchase loans. These agreements, and our obligations under them, are subject to change, curtailment, and cancellation based on various provisions including repricing mechanics, due diligence reviews, and performance or pool quality, among other factors.
Contingencies
Guarantees
In connection with the $500 million Senior Notes due 2029 issued by FinCo, GAFL has agreed to fully and unconditionally guarantee the notes on a senior unsecured basis. See Note 10 —“Debt” for additional information on the 2029 Senior Notes.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

In connection with a 5-year $1 billion RCF entered into by FinCo, GAFL has agreed to jointly and severally guarantee, together with any subsidiary guarantors, payment and performance of FinCo’s obligations under the RCF when due if not promptly paid by FinCo for the benefit of the lenders. The guarantees provided by GAFL and any subsidiary guarantors are released when all commitments and obligations under the RCF have been paid in full or when the RCF commitments expire, or are terminated upon the merger of certain subsidiary guarantors with or into FinCo in accordance with the terms set forth in the RCF. In November 2020, FinCo entered into an amendment of the Second Amended and Restated Credit Agreement, whereby the definition of Change of Control was amended to permit the KKR transaction. As of December 31, 2020, GAFL was the only guarantor under the RCF. See Note 10 —“Debt” for additional information on the RCF.
In connection with a 3-year $225 million term loan entered into by FinCo in December 2018, GAFL has agreed to jointly and severally guarantee payment and performance of FinCo’s obligations under the Term Loan Credit Agreement when due if not promptly paid by FinCo for the benefit of the lenders. The guarantees provided by GAFL are released when all obligations under the Term Loan Credit Agreement have been paid in full. In November 2020, FinCo entered into an amendment of the Term Loan Credit Agreement, whereby the definition of Change of Control was amended to permit the KKR transaction, and the definition of Maturity Date was amended to December 21, 2023. As of December 31, 2020, GAFL was the only guarantor of the term loan. See Note 10 —“Debt” for additional information on the Term Loan Credit Agreement.
In connection with the $250 million 9.5% fixed-to-fixed rate subordinated debentures due 2046 issued by FinCo, GAFL agreed to unconditionally guarantee, on a subordinated, unsecured basis the payment in full of all payments due to and required to be paid to holders of the debentures under the relevant subordinated debentures agreements. See Note 10 —“Debt” for additional information on the subordinated debentures.
In connection with a Tax Benefit Payment Agreement entered into between FinCo, as payor, and Goldman Sachs, as payee, GAFLL and the Company have agreed to guarantee the payment and performance of FinCo, for the benefit of Goldman Sachs. See Note 18 —“Related party transactions” for additional information on the Tax Benefit Payment Agreement.
In lieu of funding certain investments in loan facilities to borrowers in cash, the Company has arranged for third-party banks to issue letters of credit on behalf of the borrowers in the amount of $14 million, with expiration dates between January 2021 to October 2022. The Company has available lines of credit that would allow for additional letters of credit to be issued on behalf of its borrowers, up to $276 million. For accounting purposes, these letters of credit are considered guarantees of certain obligations of the borrowers. If a letter of credit were drawn, the Company would be obligated to repay the issuing third-party bank, and the Company would recognize a loan receivable from the borrowers on its balance sheet. The Company monitors the likelihood of these letters of credit being drawn, and any related contingent obligation. As of December 31, 2020 and 2019, there was no liability recognized for a contingent obligation. See Note 18 —“Related party transactions” for additional information on the letters of credit.
Effective April 1, 2019, GAFG terminated its guarantee that it provided in 2014 to its limited purpose captive insurance subsidiary Cape Verity II, Inc., or “Cape Verity II,” to finance the non-economic portion of Cape Verity II’s reserves. GAFG terminated the guarantee in connection with an agreement with a third party to finance such reserves. No payments were made under such guarantee prior to its termination.
In 2013, the Company’s limited purpose captive insurance subsidiary Cape Verity III, Inc. entered into a note agreement with a third party. As a part of this agreement, GAFLL will provide a guarantee of related fee and indemnification obligations of Accordia Life and Annuity Company, or “Accordia.” Under the guarantee, GAFLL agreed to guarantee payment, on demand, of fee and indemnification obligations related to the note, subject to certain conditions. To date, GAFLL has not paid any amounts pursuant to the guarantee. On May 1, 2019, the Company assumed this guarantee from GAFLL, effective as of April 1, 2019.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

Legal matters
The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred.
In connection with the process of converting over 500,000 in-force life insurance policies from systems managed by Athene Holdings Limited, or “Athene,” to the platform of one of our third party service providers, DXC, or the “Conversion,” the Company expects to incur a variety of litigation and regulatory costs. The Company has received formal and informal inquiries from state regulators concerning the administration of policies, policyholder complaints and possible violations of state insurance or consumer protection laws, which have resulted in and may result in additional fines, monetary settlements or proceedings. For example, on June 13, 2018, the Company’s subsidiary Accordia received notice of a regulatory matter from the California Department of Insurance regarding administration issues relating to certain California life insurance policies reinsured by Accordia which are administered by DXC. On August 19, 2020, Accordia and the California Department of Insurance resolved the dispute, whereby Accordia paid a $11.5 million fine and agreed to perform certain corrective actions for California policyholders impacted by conversion.
In addition, on June 28, 2018 a subsidiary of Athene and the Company’s subsidiary First Allmerica Financial Life Insurance Company entered into a consent order with the New York State Department of Financial Services, or “NYSDFS,” relating to the NYSDFS’ market conduct examination findings that related primarily to disruptions in servicing caused by the Conversion. Pursuant to the consent order, Athene paid the NYSDFS a fine of $15 million and is also taking corrective actions and providing remediation to policyholders impacted by the Conversion. Under the agreements between the Company’s subsidiaries and Athene, the Company provides indemnities to Athene, including for fines and penalties resulting from violations of law. The Company paid Athene an amount equal to the NYSDFS fine. As of December 31, 2020, the Company also included in its reserve for all regulatory, litigation and related matters an amount for costs related to certain aspects of the corrective actions agreed to under the consent order. The Company may be required to indemnify Athene for additional amounts.
The Company has also been named in several lawsuits involving Conversion-related issues and may face additional claims in the future. Accordia was a defendant in a policyholder class action, Clapp, et al. v. Accordia Life and Annuity Company, et al., in the Central District of Illinois, and before that, was also a defendant in a putative policyholder class action McGuire v. Accordia Life and Annuity Company, et al., in the Central District of California. Both cases alleged injuries to policyholders related to billing issues stemming from the Conversion. In December 2018, the parties in the McGuire action filed a joint stipulation of dismissal without prejudice. The plaintiffs in the Clapp action filed an amended complaint alleging claims on behalf of a nationwide class, subsuming the claims previously brought in the McGuire action. On June 7, 2019, the court preliminarily approved of the settlement agreement the Company entered into in May 2019 with the plaintiffs in the Clapp matter, and the court provided final approval of the settlement on June 23, 2020. Under the settlement, we are providing policyholder remediation, including a claim review process with third party review upon request of a policyholder. We do not expect to incur any additional costs under the settlement agreement that have not already been accrued or reserved as of December 31, 2020.
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

An independent life insurance producer has also filed a class action complaint in the Southern District of Iowa against the Company, Accordia and DXC. The plaintiff seeks to represent a class of Accordia independent producers whom he claims were harmed by, and unable to receive renewal commissions due to, the Conversion. GAFG was subsequently dismissed from the case with the filing of a Second Amended Complaint. On June 26, 2020, plaintiffs filed for preliminary approval of a class settlement entered into by the parties to the case. The settlement includes a $3.1 million common fund and additional injunctive relief. The court granted preliminary approval of the settlement on July 7, 2020, and granted final approval on October 27, 2020. The $3.1 million common fund has been put in escrow by the defendants, and an estimate of the cost of the injunctive relief and attorneys’ fees award have been included in the reserve below as of December 31, 2020.
Although the Company’s ultimate legal and financial responsibility and our actual future expenditures to address regulatory, litigation and related matters cannot be estimated at this time and could prove to be materially different from the amount that we accrue or reserve for, the Company believes that certain liabilities are probable and can be reasonably estimated and accordingly has recorded a total reserve for all regulatory, litigation and related matters of approximately $30 million and $41 million as of December 31, 2020 and 2019, respectively.
Financing arrangements
The Company has financing arrangements with unaffiliated third parties to support the reserves of its affiliated captive reinsurers. Total fees expensed associated with these credit facilities were $19 million and $18 million for the years ended December 31, 2020 and 2019, respectively, and are included in insurance expenses in the consolidated statements of income. As of December 31, 2020 and 2019, the total capacity of the financing arrangements with third parties was $1.8 billion and $2.0 billion, respectively.
There were no outstanding or unpaid balances from the financing arrangements with unaffiliated third parties as of both December 31, 2020 and 2019.
Separation agreement
In connection with our separation from Goldman Sachs in 2013, GAFG entered into a separation agreement pursuant to which, among other things, GAFG: (1) accepted and assumed all assets, equity interests and liabilities related to the operations of the “Reinsurance Group” within Goldman Sachs; and (2) granted certain rights to Goldman Sachs intended to facilitate Goldman Sachs’ compliance with the Bank Holding Company Act of 1956, as amended, or the “BHCA.” All such obligations have been incurred as of December 31, 2020 and have been appropriately reflected in the consolidated financial statements. Additionally, for so long as Goldman Sachs is considered to “control” GAFG for purposes of the BHCA, GAFG will continue to grant the above mentioned rights to Goldman Sachs.
20.    Subsequent events
The Company evaluated all events and transactions through February 26, 2021, the date the accompanying consolidated financial statements were issued, that would merit recognition or disclosures in the consolidated financial statements, and with the exception of the matters disclosed below, determined there were none.
Closing of KKR acquisition
On February 1, 2021, subsequent to the end of the reporting period, KKR completed the acquisition of GAFG by Magnolia, a KKR subsidiary, as contemplated by the Merger Agreement. The total purchase price for the transaction was $4.7 billion, subject to certain post-closing purchase price adjustments as provided in the Merger Agreement.
At the closing of the transaction, or the “Closing,” Merger Sub (a direct wholly-owned subsidiary of Magnolia) merged with and into GAFG, or the “GA Merger,” with GAFG continuing as the surviving entity
CONFIDENTIAL

Global Atlantic Financial Group Limited Notes to the Consolidated Financial Statements

and as a direct wholly-owned subsidiary of Magnolia, and immediately thereafter, GAFLL merged with and into GAFG, or the “Life Merger” and, together with the GA Merger, the “Mergers.”
In connection with the Closing, Magnolia changed its name to The Global Atlantic Financial Group LLC, or “TGAFG,” and became the new holding company of Global Atlantic’s business. Also in connection with the Closing, certain previous shareholders of GAFG and GAFLL elected to participate in an equity roll-over to become shareholders of TGAFG, and new co-investors agreed to fund in cash a portion of the purchase price to become shareholders of TGAFG. Following these roll-overs and co-investments, KKR owns 61.1% of TGAFG as of the Closing, which percentage is subject to change due to certain post-closing purchase price adjustments as provided in the Merger Agreement. In addition, the aforementioned roll-over syndication process was used to generate $250 million of additional equity capital to fund Global Atlantic’s business needs.
The aggregate merger consideration was allocated among each of the GAFG’s and GAFLL’s outstanding ordinary shares, incentive shares and equity awards in accordance with their terms. Under the terms of the Merger Agreement and in accordance with the applicable plan documentation, unvested GAFG restricted share awards converted into the right to receive a number of TGAFG book value units having the same value as the GAFG restricted share award immediately prior to the closing.
Conversion settlement agreement
On January 29, 2021, subsequent to the end of the reporting period, the Company entered into a settlement agreement with DXC and its subsidiary, Alliance-One Services, Inc., or “Alliance-One”, related to the Conversion. This settlement agreement resolved the Company’s claims against DXC and Alliance-One arising from the conversion and provides for payments to Global Atlantic. The Company and Alliance-One also agreed to amend an existing policyholder administration agreement between the two parties, adding additional services, increasing per-policy fees and extending the term to 2036.
Sale of Talcott Resolution equity interest
On January 20, 2021, subsequent to the end of the reporting period, the Company, in concert with a consortium of other equity interest holders, agreed to the sale of its minority interest in Talcott Resolution to Sixth Street Partners. The close of the transaction is pending on the receipt of the requisite regulatory approvals and other customary closing conditions.

CONFIDENTIAL